                                                                  EXECUTION COPY

                             SECURED LOAN AGREEMENT

                          DATED AS OF DECEMBER 31, 2004

                                LEAF FUND I, LLC
                                   AS BORROWER

                               LEAF FUNDING, INC.
                                  AS ORIGINATOR

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                                    AS SELLER

                           LEAF FINANCIAL CORPORATION
                                   AS SERVICER

                         U.S. BANK NATIONAL ASSOCIATION,
                 AS COLLATERAL AGENT AND SECURITIES INTERMEDIARY

                                       AND

                           WESTLB AG, NEW YORK BRANCH
                                    AS LENDER

                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
                                             Article I
                                 DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01    Defined Terms......................................................................2
Section 1.02    Accounting Terms and Determinations................................................2

                                             Article II
                                   ADVANCES, NOTE AND PREPAYMENTS

Section 2.01    Advances...........................................................................2
Section 2.02    The Note...........................................................................3
Section 2.03    Procedures for Borrowing...........................................................3
Section 2.04    [Reserved].........................................................................4
Section 2.05    Repayment of Advances; Interest....................................................4
Section 2.06    Illegality; Substituted Interest Rates.............................................4
Section 2.07    Determination of Borrowing Base; Mandatory Prepayments or Pledge...................5
Section 2.08    Optional Prepayments; Indemnity....................................................6
Section 2.09    Requirements of Law................................................................7
Section 2.10    Purpose of Advances................................................................8
Section 2.11    Extension of Expected Facility Termination Date....................................8
Section 2.12    Taxes..............................................................................8

                                             Article III
                                       PAYMENTS; COMPUTATIONS

Section 3.01    Payments...........................................................................9
Section 3.02    Computations......................................................................10
Section 3.03    Settlement Procedures.............................................................10

                                             Article IV
                                         COLLATERAL SECURITY

Section 4.01    Collateral; Security Interest.....................................................12
Section 4.02    Further Documentation.............................................................14
Section 4.03    Changes in Locations, Name, etc...................................................15
Section 4.04    Collateral Agent's Appointment as Attorney-in-Fact................................15
Section 4.05    Reimbursement for Performance by Collateral Agent of Borrower's Obligations.......16
Section 4.06    Proceeds..........................................................................17
Section 4.07    Remedies..........................................................................17
Section 4.08    Servicing Rights..................................................................18
Section 4.09    Limitation on Duties Regarding Preservation of Collateral.........................18
Section 4.10    Powers Coupled with an Interest...................................................18
Section 4.11    Release of Security Interest......................................................18

Section 4.12    Rights of Secured Parties; Limitations on Secured Parties' Obligations............19
Section 4.13    [Reserved]........................................................................19

                                              Article V
                                        CONDITIONS PRECEDENT

Section 5.01    Initial Advance...................................................................19
Section 5.02    Advances..........................................................................22

                                             Article VI
                                   REPRESENTATIONS AND WARRANTIES

Section 6.01    Representations and Warranties Relating to the Borrower...........................25
Section 6.02    Representations and Warranties of LEAF............................................29
Section 6.03    Representations and Warranties of the Servicer....................................34

                                             Article VII
                                              COVENANTS

Section 7.01    Covenants of Borrower.............................................................37
Section 7.02    Covenants of LEAF.................................................................44
Section 7.03    Covenants of the Servicer.........................................................51

                                            Article VIII
                                          EVENTS OF DEFAULT

Section 8.01    Events of Default.................................................................56

                                             Article IX
                                        REMEDIES UPON DEFAULT

Section 9.01    Remedies..........................................................................61

                                              Article X
                                     NO DUTY OF COLLATERAL AGENT

Section 10.01   No Duty of Collateral Agent.......................................................62

                                             Article XI
                          PURCHASE OF RELEASE AND SUBSTITUTION OF CONTRACTS

Section 11.01   Purchase of Release and Substitution..............................................63
Section 11.02   Procedure.........................................................................64
Section 11.03   Objection and Purchase............................................................65
Section 11.04   Borrower's, Servicer's and Collateral Agent's Subsequent Obligations..............66

                                             Article XII
                                          ACCOUNTS; REPORTS

Section 12.01   Establishment of Collection Account and Reserve Account...........................66
Section 12.02   Deposits into and Withdrawals from Accounts.......................................68
Section 12.03   Reports...........................................................................70
Section 12.04   Securities Accounts...............................................................71

                                            Article XIII
                                       [INTENTIONALLY OMITTED]

                                             Article XIV
                                            MISCELLANEOUS

Section 14.01   No Waiver; Remedies Cumulative....................................................71
Section 14.02   Notices...........................................................................71
Section 14.03   Indemnification and Expenses......................................................73
Section 14.04   Amendments; Waivers...............................................................74
Section 14.05   Severability......................................................................75
Section 14.06   Survival..........................................................................75
Section 14.07   Captions..........................................................................75
Section 14.08   Counterparts......................................................................75
Section 14.09   GOVERNING LAW; ETC................................................................75
Section 14.10   SUBMISSION TO JURISDICTION; WAIVERS...............................................75
                WAIVER OF JURY TRIAL..............................................................76
Section 14.11   Acknowledgments...................................................................76
Section 14.12   No Proceedings....................................................................76
Section 14.13   Assignments; Participations.......................................................77
Section 14.14   Servicing.........................................................................77
Section 14.15   Periodic Due Diligence Review.....................................................77
Section 14.16   Set-Off...........................................................................78
Section 14.17   Confidentiality...................................................................78
Section 14.18   Entire Agreement..................................................................78
Section 14.19   Future Assurances.................................................................79
Section 14.20   [Reserved]........................................................................79
Section 14.21   Third-Party Beneficiaries.........................................................79

APPENDICES

      APPENDIX A      Defined Terms

EXHIBITS

      EXHIBIT A       [Intentionally Omitted]
      EXHIBIT B       Form of Custodial Agreement
      EXHIBIT C       Form of Interest Rate Hedging Agreement
      EXHIBIT D       Eligibility Criteria
      EXHIBIT E       Form of Contract
      EXHIBIT F       Financial Statements as of September 30, 2004
      EXHIBIT G       Underwriting Guidelines
      EXHIBIT H       Form of Note
      EXHIBIT I       Notice of Borrowing and Pledge
      EXHIBIT J       Forms of Opinion of Counsel to LEAF Parties
      EXHIBIT K       Filing Jurisdictions and Offices
      EXHIBIT L       Trade Names, Etc.
      EXHIBIT M       Borrowing Base Deficiency Notice
      EXHIBIT N       Schedule of LEAF Indebtedness
      EXHIBIT O       Schedule of LEAF Insurance

                             SECURED LOAN AGREEMENT

                SECURED LOAN AGREEMENT, dated as of December 31, 2004, among LEAF FUND I, LLC, a Delaware limited liability company (the "Borrower"), LEAF FUNDING, INC., a Delaware corporation (in its capacity as originator of Contracts from Approved Originators, "LEAF Originator"), LEASE EQUITY APPRECIATION FUND I, L.P., a Delaware limited partnership ("LEAF" or the "Seller"), LEAF FINANCIAL CORPORATION, a Delaware corporation (the "Servicer"), U.S. BANK NATIONAL ASSOCIATION, a national banking association (in its capacity as collateral agent, the "Collateral Agent" and, in its capacity as securities intermediary, the "Securities Intermediary") and WESTLB AG, NEW YORK BRANCH (the "Lender").

                                   WITNESSETH:

                WHEREAS, the Borrower wishes to borrow certain sums from time to time to provide financing of the purchase of certain Contracts;

                WHEREAS, pursuant to the terms and conditions of the Servicing Agreement such Contracts shall be serviced by the Servicer;

                WHEREAS, such Contracts and related Collateral shall secure Advances to be made by Lender hereunder and the other Secured Obligations; and

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    Article I

                       DEFINITIONS AND ACCOUNTING MATTERS

        Section 1.01 Defined Terms. Whenever used in this Agreement (including, without limitation, in the preambles and the exhibits hereto), capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A attached hereto. Any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined in Appendix A.

        Section 1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                                   Article II

                         ADVANCES, NOTE AND PREPAYMENTS

        Section 2.01    Advances.

        (a) Subject to the terms and conditions of this Loan Agreement, and relying on the representations, warranties and covenants of the Borrower hereinafter set forth, the Lender agrees to make one or more loans (each, an "Advance"; and collectively, the "Advances") to the Borrower from time to time during the Commitment Period up to a maximum principal amount at any one time outstanding equal to the Advance Amount; provided, however, that no Advance shall be made (i) on a day other than a Permitted Advance Date, (ii) in an amount less than the Minimum Advance Amount, (iii) in an amount which would exceed the Available Commitment on such Permitted Advance Date or (iv) in an amount which, when added to the Total Outstanding Advances on such Permitted Advance Date (before giving effect to the Advance to be made on such Permitted Advance Date), would result in a Borrowing Base Deficiency after giving effect to such Advance.

        (b) Subject to the terms and conditions of this Loan Agreement, during the Commitment Period the Borrower may borrow, repay and reborrow hereunder in accordance with the procedures set forth in Sections 2.03 and 2.05.

        (c) In no event shall an Advance be made (i) when any Default has occurred and is continuing or would occur as a result of such Advance or (ii) when any Facility Termination Event has occurred and is continuing or would occur as a result of such Advance.

        (d) The Lender shall have no obligation to make an Advance unless each condition precedent set forth in Section 5.01 (in connection with the Initial Advance) and Section 5.02 (in connection with the initial Advance and each subsequent Advance), as applicable, shall have been satisfied as of the applicable Funding Date.

        Section 2.02    The Note.

        (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit H hereto (the "Note"), duly executed by Borrower, dated the date hereof, payable to the order of Lender in a principal amount up to the Maximum Facility Amount and otherwise duly completed. The Lender shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

        (b) The date and amount of each Advance made by the Lender to the Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by the Lender on its books and endorsed by the Lender on the schedule attached to and constituting part of the Note and any continuation thereof. Such recordation and endorsement shall be conclusive in the absence of manifest error; provided that the failure of the Lender to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note.

        Section 2.03    Procedures for Borrowing.

        (a) The Borrower may request an Advance hereunder, on any Business Day during the Commitment Period, by delivering to the Lender, with a copy to the Collateral Agent, an irrevocable written Notice of Borrowing and Pledge substantially in the form of Exhibit I hereto (a "Notice of Borrowing and Pledge"), appropriately completed and executed by a Responsible Officer of the Borrower, which Notice of Borrowing and Pledge must be received by the Lender, with a copy to the Collateral Agent, no later than 12:00 p.m., New York City time, three (3) Business Days prior to the requested Funding Date of such Advance; provided, that the Borrower shall not request more than one Advance in any calendar week. Such Notice of Borrowing and Pledge shall (i) attach a Contract Schedule identifying the Eligible Contracts that the Borrower proposes to pledge to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and to be included in the Borrowing Base in connection with such Advance, (ii) contain the amount of the requested Advance, which shall in all events be at least equal to the Minimum Advance Amount, to be made on such Funding Date and shall also contain the Funding Date Reserve Account Deposit in connection with such Advance, (iii) specify the requested Funding Date,
(iv) attach an officer's certificate signed by a Responsible Officer of the Borrower as to the satisfaction of all of the matters referred to in Sections
5.02 (a), (b) and (c) hereof (a "Borrowing Base Certificate"), and (v) attach such other information reasonably requested by the Lender from time to time prior to the Funding Date set forth in the related Notice of Borrowing and Pledge.

        (b) With respect to each requested Advance, upon satisfaction of all conditions precedent set forth in Sections 5.01 (in connection with the initial Advance) and 5.02 (in connection with the initial Advance and each subsequent Advance) hereof and the satisfaction of all procedures set forth in this
Section 2.03 and Sections 2 and 3 of the Custodial Agreement, (i) the Lender shall transfer the amount of such Advance to the Collateral Agent on the specified Funding Date; (ii) on the specified Funding Date, the Collateral Agent shall transfer an amount equal to the excess of (x) the amount of such Advance over (y) the Funding Date Reserve Account Deposit with respect to such Advance, to such account as the Borrower shall designate to the Collateral

Agent in writing; and (iii) unless a Reserve Account Limitation Event would occur, the Collateral Agent shall deposit in the Reserve Account on the specified Funding Date the Funding Date Reserve Account Deposit with respect to such Advance.

        Section 2.04    [Reserved].

        Section 2.05    Repayment of Advances; Interest.

        (a) No later than the Final Payment Date, the Borrower shall pay to the Lender the Total Outstanding Advances, plus all accrued and unpaid interest thereon, and shall pay all other Secured Obligations then accrued, in full. Upon the Facility Termination Date, (i) the Lender's commitment to make any new Advances shall be terminated, (ii) subject to Section 2.11(c), the Applicable Margin will be equal to the amount in clause (ii) of the definition of "Applicable Margin" and (iii) the Lender will be entitled to receive the Additional Principal Payment Amount.

        (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Advance for each Accrual Period for such Advance until the principal amount of such Advance is paid in full, at a rate per annum equal to the LIBOR Rate for such Advance plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in a year of 360 days. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the LIBOR Rate plus the Applicable Margin on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the other Loan Documents that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance shall be payable on each Payment Date; provided, however, that, the initial Payment Date for each Advance will be the Payment Date occurring in the second calendar month following the month in which the Advance was made.

        (c) If, by the terms of this Loan Agreement or the Note, Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal amount due hereunder and under the Note.

        Section 2.06 Illegality; Substituted Interest Rates. Notwithstanding any other provisions herein, (a) if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain any Advances at the LIBOR Rate as contemplated by this Loan Agreement, or (b) in the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the LIBOR interbank market neither adequate nor reasonable means exist for ascertaining the LIBOR Rate, or (c) the Lender shall have determined (which determination shall be conclusive and binding on the Borrower) that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of maintaining or funding the Advances based on such LIBOR Rate, (x) the obligation of the Lender to make or maintain Advances at the

LIBOR Rate shall forthwith be suspended and the Lender shall promptly notify the Borrower thereof (by telephone confirmed in writing) and (y) each Advance then outstanding, if any, shall, from and including the date of the Borrower's receipt of notice from the Lender of the occurrence of any condition set forth in clause (a), (b) or (c) above, or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of the Base Rate and the rate of interest (including the Applicable Margin) in effect on the date immediately preceding the date any event described in clause (a), (b) or (c) above occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days). If subsequent to such suspension of the obligation of the Lender to make or maintain the Advances at the LIBOR Rate it becomes lawful for the Lender to make or maintain the Advances at the LIBOR Rate, or the circumstances described in clause (b) or (c) above no longer exist, the Lender shall so notify the Borrower and its obligation to do so shall be reinstated effective as of the date it becomes lawful for Lender to make or maintain the Advances at the LIBOR Rate or the circumstances described in clause (b) or (c) above no longer exist.

        Section 2.07 Determination of Borrowing Base; Mandatory Prepayments or Pledge.

        (a) If at any time the Total Outstanding Advances exceeds the Borrowing Base, including, without limitation, as a result of any Contract ceasing to be an Eligible Contract (a "Borrowing Base Deficiency") the Borrower shall no later than (i) 12:00 p.m., New York City time, on the second (2nd) Business Day after the discovery of such Borrowing Base Deficiency, prepay the outstanding principal amount of Advances in part or in whole, together with accrued and unpaid interest on, and other costs relating to, such prepayment under this Agreement payable by the Borrower with respect to, the principal amount prepaid, or (ii) 12:00 p.m., New York City, time on the second (2nd) Business Day after the discovery of such Borrowing Base Deficiency, pledge additional Eligible Contracts to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, such that after giving effect to such prepayment or pledge the Total Outstanding Advances do not exceed the Borrowing Base. It is understood and agreed that, if the Borrower notifies the Lender pursuant to
Section 7.01(m) that it has elected to cure such Borrowing Base Deficiency pursuant to clause (ii) above and the Collateral Agent shall have not issued to the Lender a Certification with respect to such additional pledged Eligible Contracts, complete and free of exceptions, other than those resolved in accordance with the Custodial Agreement, by 12:00 p.m., New York City time, on the Certification Date for such additional pledged Contracts, such failure to comply with clause (ii) above (or resolve such exceptions in accordance with the Custodial Agreement) shall be an Event of Default as set forth in Section 8.01(f).

        (b) If any Contract is not an Eligible Contract by reason of the violation, with respect to such Contract as of the related Funding Date, of any of the Eligibility Criteria set forth in Exhibit D hereto, the Borrower shall, no later than 12:00 p.m., New York City time, on the fifth (5th) Business Day after the discovery of such violation, obtain the release of the Collateral Agent's security interest in such Contract, pursuant to Section 4.11, by depositing (or causing to be deposited) into the Collection Account the Release Price for such Contract; provided, however, that, if a Borrowing Base Deficiency would otherwise occur as a result of such release and payment of the related Release Price, the Borrower shall, on the date of such release, cure such prospective Borrowing Base Deficiency in the manner set forth in
Section 2.07(a)(i) or (a)(ii).

        (c) If any Contract is purchased from the Borrower by the Servicer pursuant to Section 3.09 of the Servicing Agreement, the Collateral Agent, on the date of such purchase, shall release its security interest in such Contract, pursuant to Section 4.11, upon deposit (by or on behalf of the Borrower) into the Collection Account of the Release Price for such Contract; provided, however, that, if a Borrowing Base Deficiency would otherwise occur as a result of such release and payment of the related Release Price, the Borrower shall, on the date of such release, cure such prospective Borrowing Base Deficiency in the manner set forth in Section 2.07(a)(i) or (a)(ii).

        (d) If the Borrower shall purchase the release of any Replaceable Contract from the security interest of the Collateral Agent hereunder on any Business Day pursuant to Section 11.01(a), the Collateral Agent shall release its security interest in such Contract, pursuant to Section 4.11, upon deposit (by or on behalf of the Borrower) into the Collection Account of the Release Price for such Contract; provided, however, that, if a Borrowing Base Deficiency would otherwise occur as a result of such release and payment of the related Release Price, the Borrower shall, on the date of such release, cure such prospective Borrowing Base Deficiency in the manner set forth in
Section 2.07(a)(i) or (a)(ii); provided further that no such purchase of a release shall be permissible unless the removal of such Replaceable Contract from the pool of Contracts is in accordance with the terms of Section 11.01(c) and Section 11.01(d).

        Section 2.08    Optional Prepayments; Indemnity.

        (a) The Borrower may prepay, in whole but not in part (unless expressly permitted by a Loan Document or the Lender consents in writing to a partial prepayment), the Total Outstanding Advances at any time. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to prepay the Total Outstanding Advances in whole, but not in part, from any source, the Borrower shall give five (5) Business Days' prior written notice thereof to the Lender, specifying the date and amount of prepayment. Any such prepayment of the Total Outstanding Advances (except in connection with the payment of the Total Outstanding Advances as a result of an Event of Default or a Facility Termination Event) shall be accompanied by any Prepayment Premium. All other Secured Obligations then due and owing shall be paid in connection with any prepayment of the Total Outstanding Advances. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, any payment by the Borrower pursuant to
Section 2.07 or Section 11.01 hereof shall not be considered a prepayment and therefore not subject to this Section 2.08(a).

        (b) The Borrower agrees to indemnify the Lender and to hold it harmless from any cost, loss or expense which Lender may sustain or incur as a consequence of (i) the Borrower making any payment or prepayment (other than pursuant to Section 2.07 hereof) of principal of any Advance on a day which is not a Payment Date, (ii) any failure by the Borrower to take an Advance hereunder after notice of such Advance has been given pursuant to this Loan Agreement, (iii) any default by the Borrower in making any prepayment of the Total Outstanding Advances on the due date therefor, (iv) any acceleration of the maturity of any Advances by the Lender in accordance with the terms of this Loan Agreement (other than by reason of the occurrence of the Expected Facility Termination Date), including, but not limited to, any cost, loss or expense arising in liquidating the Collateral and from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Advances hereunder, or (v) arising from a violation with respect to any Contract of an eligibility criterion set forth in the Eligibility Criteria annexed hereto as Exhibit D. Indemnification pursuant to this Section shall survive the termination of this Loan Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.

        Section 2.09    Requirements of Law.

        (a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject the Lender to any tax, duty or other charge of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding taxes imposed on or measured by the Lender's net or taxable income) or change the basis of taxation of payments to the Lender in respect thereof or in respect of any other amounts payable by the Borrower to the Lender pursuant to this Loan Agreement or any other Loan Document; or

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against receivables or other assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the LIBOR Rate hereunder;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay the Lender, within ten (10) Business Days after demand by the Lender, such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

        (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any Person controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which the Lender or such Person (taking into consideration the Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall pay to the Lender, within twenty (20) days after demand by the Lender, such additional amount or amounts as will compensate the Lender for such reduction.

        (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.09 submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. For clarity, any amounts payable by the Borrower to the Lender pursuant to this Section 2.09 shall be paid directly to the Lender in accordance with Section 3.01 (and shall not be deposited in the Collection Account).

        Section 2.10 Purpose of Advances. Each Advance shall be used solely to finance the purchase by the Borrower from LEAF of Eligible Contracts that were originated by an Approved Originator and that are identified to the Lender in writing on each Contract Schedule, as such Contract Schedule may be amended from time to time in accordance with the Custodial Agreement.

        Section 2.11    Extension of Expected Facility Termination Date.

        (a) If, upon the occurrence of the Expected Facility Termination Date, each of the conditions specified in clause (b) below shall be satisfied, the Expected Facility Termination Date shall be extended to the second anniversary of the Closing Date. If the Expected Facility Termination Date shall have been extended in accordance with the immediately preceding sentence and if, upon the occurrence of the Expected Facility Termination Date (as so extended), each of the conditions specified in clause (b) below shall be satisfied, the Expected Facility Termination Date shall be extended to the third anniversary of the Closing Date.

        (b) The Expected Facility Termination Date shall be extended unless the following conditions have occurred: (i) a Facility Termination Event shall have occurred or (ii) the Lender, in its sole and absolute discretion, shall have delivered, no later than 120 days prior to the first anniversary of the Closing Date or the second anniversary of the Closing Date, as applicable, a written notice to the Borrower of its intent to not extend the Facility Termination Date as described in Section 2.11(a).

        (c) If the Expected Facility Termination Date has not been extended and no other Facility Termination Event has occurred and is continuing, then the Borrower shall have no obligation to prepay any of the Advances, the Borrower shall have the right to prepay any or all of the Advances (without premium or penalty (including the Prepayment Premium) but shall be liable for any loss or expense the Lender may suffer from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain such Advances hereunder) and the Applicable Margin shall be the amount described in clause (i) of the definition thereof.

        Section 2.12    Taxes.

        (a) All payments made by the Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or measured by Lender's net or taxable income, imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be imposed on the Lender hereunder or under the Note, the Borrower shall pay such taxes by having the amounts so payable to the Lender increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement and the Note. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Advances and all other amounts payable hereunder and under the Note. For clarity, any amounts payable by the Borrower to the Lender pursuant to this Section 2.12 shall be paid directly to the Lender in accordance with Section 3.01 (and shall not be deposited in the Collection Account).

        (b) The Lender hereby agrees and covenants to deliver to the Borrower on or before the Closing Date (or the date such Person becomes a Lender) two valid and complete original signed copies of either (a) United States IRS Form W-8BEN (or successor form) including documentation evidencing the Lender's qualification for a complete exemption from withholding taxes; (b) United States IRS Form W-8ECI (or any successor form) relating to the Lender and entitling it to complete exemption from withholding on any amounts payable in respect of any Advance; (c) United States IRS Form W-8IMY (including any applicable certification, information, documentation or other reporting requirements required by statute or regulation); or (d) a United States IRS Form W-9 reflecting that the Lender is a "United States Person" (within the same meaning of Section 7701(a)(30) of the IRC). In addition, the Lender agrees that, from time to time, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, that it will deliver to the Borrower either United States IRS Form W-8BEN, United States IRS Form W-8ECI, United States IRS Form W-8IMY or United States IRS Form W-9, as applicable, in order to establish that the Lender is either a "United States Person" (within the meaning of Section 7701(a)(30) of the IRC) or is entitled to a continued complete exemption from withholding tax with respect to any amounts payable in respect of any Advance.

                                   Article III

                             PAYMENTS; COMPUTATIONS

        Section 3.01    Payments.

        (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower to the Lender under this Loan Agreement, the Note and the other Loan Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by WestLB: Account No. 920-1-060663 maintained at Chase Manhattan Bank, New York, ABA #021000021, Ref: LEAF, not later than
12:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Each of LEAF, the Servicer and the Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

        (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement, the Note or the other Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable at the then applicable rate for any principal so extended for the period of such extension.

        Section 3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed in the period for which payable.

        Section 3.03    Settlement Procedures.

        (a) All Receivables paid by Customers in respect of the Contracts shall be collected and deposited in the manner set forth under Sections 3.01 and 3.03 of the Servicing Agreement. Notwithstanding the foregoing, if, on any day, LEAF, the Borrower or the Servicer receives any Receivables in respect of any Contract (other than amounts otherwise on deposit in the Lockbox Account), LEAF, the Borrower or the Servicer, as applicable, shall deposit such Receivables to the Lockbox Account no later than the second Business Day immediately following such receipt. The Servicer shall cause the withdrawal of all Receivables on deposit in the Lockbox Account and shall deposit such Receivables into the Collection Account on the second Business Day after identification thereof by the Servicer. The Servicer shall use best efforts to identify Receivables on deposit in the Lockbox Account within 5 Business Days after the deposit of such Receivables to the Lockbox Account and in any event shall identify all Receivables on deposit in the Lockbox Account within 14 days after the deposit of such Receivables to the Lockbox Account. Each of LEAF and the Borrower shall (and shall cause the Servicer to) use its best efforts to prevent the deposit of any funds other than Proceeds of Collateral into the Collection Account.

        (b) Funds deposited in the Collection Account during any month shall be held therein, in trust for the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, until the next Payment Date. On each Payment Date the Collateral Agent shall (based on the Monthly Servicer's Report delivered by the Servicer pursuant to Section 4.01 of the Servicing Agreement for such Payment Date) withdraw from the Collection Account all Available Funds and any Reserve Account Available Amount then on deposit therein, and apply such funds, after payment of (i) any amounts necessary to reimburse the Servicer for the payment of the taxes described in the Servicing Agreement and (ii) any amounts received from Customers to pay the taxes described in the Servicing Agreement, to the extent deposited in the Collection Account, as follows:

        first, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Available Amount, to the Hedge Counterparty, payment of any Swap Obligations then due and owing pursuant to each Interest Rate Hedging Agreement, plus any other amounts then due and owing to the Hedge Counterparty pursuant to any Interest Rate Hedging Agreement (including, without limitation, any breakage fee payable in accordance with any such agreement), plus any past due amounts not previously paid;

        second, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Available Amount, pro rata in accordance with the respective amounts then due and owing to the Servicer, (1) the Servicing Fee then due and owing plus any past due amounts not previously paid, (2) the amount necessary to reimburse the Servicer for any Nonrecoverable Advance, (3) solely from the portion of Available Funds comprised of Receivables with respect to a particular Contract, the Servicer Advance Reimbursement Amount with respect to such Contract plus any past due Servicer Advance Reimbursement Amounts with respect to such Contract not previously paid, (4) all Servicing Charges and
(5) if the Servicer is no longer LEAF Financial Corporation or one of its Affiliates, the amount necessary to reimburse the Servicer for any costs and expenses that have been incurred by the Servicer and are reimbursable to it under Section 3.08 of the Servicing Agreement;

        third, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Available Amount, pro rata in accordance with the respective amounts then due and owing, (1) to the Backup Servicer, the Backup Servicer Fee then due and owing plus any past due amounts not previously paid,
(2) to the successor Servicer, following the appointment of such successor as Servicer pursuant to the Servicing Agreement, an amount equal to the lesser of
(A) the actual transition costs incurred by such successor in connection with such appointment and (B) $60,000, and (3) to the Collateral Agent, any fees and expenses owed to the Collateral Agent pursuant to Section 7 of the Custodial Agreement that are due but have not been paid by Borrower; provided reimbursement pursuant to clause (3) shall not exceed $100,000 during any calendar year;

        fourth, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Available Amount, to the Lender, the Monthly Interest Payment Amount;

        fifth, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Available Amount, to the Lender, the Non-Use Fee then due and owing plus any past due amounts not previously paid in respect of the Non-Use Fee;

        sixth, from Available Funds and, if Available Funds are insufficient, from the Reserve Account Available Amount, to the Lender, the Monthly Principal Payment Amount;

        seventh, from Available Funds and, if Available Funds are insufficient on or after the Facility Termination Date, from the Reserve Account Available Amount, to the Lender, the Additional Principal Payment Amount;

        eighth, from Available Funds, to the Reserve Account, the amount required to cause the Reserve Account Available Amount (after giving effect to payments made pursuant to clauses first through sixth above on such Payment
Date) to equal the Required Reserve Account

Amount; provided, that the amount of such deposit shall be limited to the extent necessary to prevent a Reserve Account Limitation Event;

        ninth, from Available Funds, pro rata in accordance with the respective amounts then due and owing, to the Lender, the Servicer, the Backup Servicer, the Collateral Agent and the Securities Intermediary, respectively, any fees or reimbursements due to such Person pursuant to this Loan Agreement or any other Loan Document and previously unpaid; and

        tenth, to the Borrower (or to such other Person as the Borrower shall direct), all remaining Available Funds together with any amounts released from the Reserve Account in excess of the Required Reserve Account Amount.

        The allocations to be made under this Section shall be described in the related Monthly Servicer's Report delivered pursuant to Section 4.01 of the Servicing Agreement.

                                   Article IV

                               COLLATERAL SECURITY

        Section 4.01    Collateral; Security Interest.

        (a) The Collateral Agent shall hold the Required Documents delivered to it pursuant to terms of the Custodial Agreement, as secured party for the benefit of the Lender and the Hedge Counterparty pursuant to Section 4.01(c), and shall deliver Certifications to the Lender each to the effect that it has reviewed such Contract Documents in the manner and to the extent required by the Custodial Agreement and identifying any exceptions in such Contract Documents as so reviewed in the Contract Exception Reports.

        (b) The "Collateral" shall consist of all of the personal property of the Borrower, wherever located, and now owned or hereafter acquired, including, without limitation:

                (i) all Contracts identified on a Notice of Borrowing and Pledge delivered by the Borrower to the Lender and the Collateral Agent from time to time, including, without limitation, all amounts paid or payable thereon or in respect thereof on or after the related Cut-Off Date;

                (ii) all Substitute Contracts identified on any amendment to Schedule A of the Acquisition Agreement delivered by the Borrower pursuant to Section 11.02(c) to LEAF, the Servicer, the Lender and the Collateral Agent from time to time, including, without limitation, all amounts paid or payable thereon or in respect thereof on or after the related Cut-Off Date;

                (iii) all Contract Documents, and any and all other documents that LEAF or any other Servicer keeps on file in accordance with its customary procedures relating to the Contracts, the Receivables, the Customers or the Equipment;

                (iv) all rights and interests, including security interests, in the Equipment related to the Contracts and any other interest of the Borrower in such Equipment;

                (v) all Receivables (including, without limitation, all Scheduled Payments, prepayments, Servicing Charges, Recoveries, Residual Proceeds, Guaranty Amounts and Insurance Proceeds) received--and all rights to receive any Receivables--related to each Contract due on or after the related Cut-Off Date;

                (vi) all of its rights and benefits, but none of its obligations or burdens, under the Acquisition Agreement, including its rights related to the delivery requirements, representations and warranties and the cure, repurchase and indemnification obligations of LEAF under the Acquisition Agreement;

                (vii) all of its rights and benefits, but none of the obligations and burdens, under the Interest Rate Hedging Agreement;

                (viii)  [reserved];

                (ix)    [reserved];

                (x) the Collection Account, the Reserve Account and the balances, investments and all Proceeds thereof and other items of value attributable or credited to the Collection Account and the Reserve Account and all rights with respect thereto;

                (xi) all Receivables on deposit from time to time in the Lockbox Account;

                (xii) all of its "money", "fixtures", "accounts", "chattel paper" (including tangible chattel paper and electronic chattel paper), "inventory" (including computer programs embedded therein), "equipment" (including computer programs embedded therein), "instruments" (including promissory notes), "investment property", "documents", "deposit accounts", "letters of credit", "letter of credit rights", "general intangibles" (including payment intangibles and software), and "supporting obligations" as defined in the UCC relating to or constituting any and all of the foregoing, together with any books and records relating thereto; and

                (xiii) any and all replacements, substitutions, distributions on, or Proceeds or products of any and all of the foregoing, including, without limitation, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all Proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash Proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance Proceeds, condemnation awards, rights to payment of any and every kind and other forms of receivables, instruments and other supporting obligations and other property which at any time constitute all or part of or are included in the Proceeds of any of the foregoing.

        (c) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby pledges, assigns and transfers to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty and their respective successors, endorsees, transferees and assigns, and hereby grants to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty and their respective successors, endorsees, transferees and assigns, a continuing security interest in all of the Borrower's right, title and interest in, to and under all of the Collateral whether now owned or existing or at any time hereafter acquired or arising by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest. The Borrower agrees to mark its master computer records and tapes to evidence the interests granted to the Collateral Agent hereunder.

        (d) The foregoing pledge, assignment, transfer and grant is made solely to secure the payment by the Borrower of the Secured Obligations and to secure compliance with the provisions of this Loan Agreement and the other Loan Documents. The Collateral Agent, solely for the benefit of the Lender and the Hedge Counterparty, accepts such pledge, assignment, transfer and grant, and agrees to perform to the best of its ability the duties required of it in this Loan Agreement and the other Loan Documents to which it is a party, to the end that the interests of the Lender and the Hedge Counterparty arising out of or related to this Loan Agreement and the other Loan Documents may be adequately and effectively be protected.

        Section 4.02 Further Documentation. (a) At any time and from time to time, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further actions as are necessary (or as are reasonably requested by the Lender or, at the direction of the Lender, the Collateral Agent) for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby or the taking of any other action necessary to preserve the status of the Liens on the Collateral created hereby as first priority perfected liens, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000. All financing statements filed by or on behalf of the Borrower with respect to the Liens created hereby shall contain the following statement: "A purchase of a security interest in the collateral described in this financing statement will violate the rights of the secured party." The Borrower also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

        (b) With respect to any item of Collateral released pursuant to the terms of this Agreement, the Borrower shall have the right to require the Collateral Agent and/or Lender to execute (if necessary) and/or deliver a UCC amendment statement, UCC release or a release agreement (prepared by or on behalf of the Borrower) on the date such Collateral is released (or on the next Business Day, if such date is not a Business Day) and such other evidence as may be reasonably requested by the Borrower to evidence the termination of the Collateral Agent's security interest in the item of released Collateral. In connection with any permitted replacement of an item of Equipment under a Contract, all of the Collateral Agent and/or Lender's right, title and interest in and to the replaced item of Equipment shall terminate and the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, shall have a security interest in all of the Borrower's right, title and interest in and to any replacement Equipment.

        Section 4.03 Changes in Locations, Name, etc. The Borrower shall not change its name, identity, organizational structure (or the equivalent) or jurisdiction of formation or change the location where it maintains its records with respect to the Collateral unless it shall have given the Collateral Agent and the Lender at least thirty (30) days prior written notice thereof and shall have delivered to the Collateral Agent all UCC financing statements and amendments thereto and taken all other actions as are necessary (or as are requested by the Lender or, at the direction of the Lender, the Collateral Agent) to continue the status of the Collateral Agent's Liens on the Collateral as perfected first priority liens, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000.

        Section 4.04    Collateral Agent's Appointment as Attorney-in-Fact.

        (a) If an Event of Default shall have occurred and be continuing, the Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower, and in the name of the Borrower, or in its own name, from time to time at the written direction of the Lender, for the purpose of carrying out the terms of this Loan Agreement and the other Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments related to the Collateral which may be necessary to accomplish the purposes of this Loan Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                (i) in the name of the Borrower, or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise appropriate, for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

                (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate but, in all cases, will maximize the value of the Collateral; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Loan Agreement and the other Loan Documents, all as fully and effectively as the Borrower might do; and
        (H) generally, at any time, or from time to time, to take all other actions in the exercise of any right or remedy available to a secured party under the UCC of each applicable jurisdiction, any Contract Document, or otherwise by law or agreement.

        The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the payment in full of the Secured Obligations and the termination of this Loan Agreement.

        (b) The Borrower also authorizes the Collateral Agent, at any time and from time to time, to execute at the direction of the Lender, in connection with any sale provided for in Section 4.07 of this Loan Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        (c) The powers conferred on the Collateral Agent are solely to protect the Collateral Agent's interests (for the benefit of the Lender and the Hedge Counterparty) in the Collateral and shall not impose any duty other than those expressly stated in the Loan Documents upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and, without limiting Section 4.08, none of the Collateral Agent or any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act under this Section 4.04, except for its own negligence or willful misconduct or breach of the Loan Documents.

        Section 4.05 Reimbursement for Performance by Collateral Agent of Borrower's Obligations. If LEAF or the Borrower fails to perform or comply with any of its agreements contained in this Loan Agreement or the other Loan Documents and the Collateral Agent, at the direction of the Lender, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the out-of-pocket costs and expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the LIBOR Rate for a period of one month plus the margin specified in clause (ii) of the definition of "Applicable Margin" herein, shall be payable by LEAF or the Borrower, as the case may be, to the Collateral Agent on demand and shall constitute Secured Obligations. For clarity, it is hereby acknowledged that this Section 4.05 does not create any obligation of the Collateral Agent to comply with any direction of the Lender other than such obligations of the Collateral Agent that are expressly set forth elsewhere in this Loan Agreement.

        Section 4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all Proceeds of Collateral received by LEAF or the Borrower consisting of cash, checks and other cash equivalents shall be held by LEAF or the Borrower in trust for the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, subject to the Intercreditor Agreement segregated from other funds of LEAF or the Borrower, and subject to the Intercreditor Agreement shall forthwith upon receipt by LEAF or the Borrower be turned over to the Collateral Agent in the exact form received by LEAF or the Borrower (duly endorsed by LEAF or the Borrower to the Collateral Agent, as applicable) and
(b) any and all such Proceeds received by the Collateral Agent (whether from LEAF or the Borrower or otherwise) shall, upon the direction to the Collateral Agent by the Lender, be held by the Collateral Agent as collateral security for, and shall be applied by the Collateral Agent against, the Secured Obligations (whether matured or unmatured) in the order set forth in Section 3.03(b). Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower. For purposes hereof, Proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, recoveries against Customers, sale and foreclosure Proceeds, and any other income and all other amounts received with respect to the Collateral.

        Section 4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may direct the Collateral Agent to exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Lender, without further demand of performance or other further demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which further demands, presentments, protests, advertisements and notices are hereby waived), may direct the Collateral Agent in such circumstances forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the option of the Lender), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In the event that the Lender elects to direct the Collateral Agent to take any action described in this Section 4.07, the Borrower further agrees, at the request of the Lender, to assemble the Collateral and make it available to the Collateral Agent at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender or the Hedge Counterparty hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order and priority specified in Section 3.03(b). To the extent permitted by applicable law, each of LEAF and the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or the Lender arising out of the exercise by the Collateral Agent or the Lender of any of their respective rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Collateral Agent or the Lender, respectively. The Collateral Agent shall provide to the Borrower at least 10 days prior notice of a proposed sale or other disposition of Collateral following an Event of Default, or such shorter notice as is permissible pursuant to the UCC under the circumstances in which such sale or disposition arises. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations, including the fees and disbursements of any attorneys employed by the Lender and the Collateral Agent to collect such deficiency. The Collateral Agent may sell Collateral pursuant to this Section 4.07 without giving warranties of any kind. In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral, and the Borrower will be credited with the proceeds of such sale received by the Lender.

        Section 4.08 Servicing Rights. Any sale or other disposition by the Collateral Agent of all or any part of the Collateral shall be made free and clear of any of the Servicer's and the Borrower's rights pursuant to the Servicing Agreement, and each and every right of the Servicer and the Borrower with respect thereto shall terminate as to such Collateral as of the date of such sale or other disposition.

        Section 4.09 Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in a commercially reasonable manner and in the same manner as the Collateral Agent deals with similar property for its own account. None of the Lender, the Hedge Counterparty, the Collateral Agent or any of their respective directors, managers, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise if doing (or not doing) so was in a commercially reasonable manner.

        Section 4.10 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

        Section 4.11 Release of Security Interest. (x) Upon termination of this Loan Agreement, repayment to the Lender and the Hedge Counterparty of all interest, principal, fees and any other amounts then due and payable (including, without limitation, payment of any Swap Obligations), the Collateral Agent's security interest therein shall automatically terminate and the Collateral Agent shall evidence the release of its security interest in any remaining Collateral in a writing in form and substance reasonably satisfactory to the Borrower or
(y) upon payment of a Contract in full by or on behalf of the related Customer or transfer of a Contract by the Borrower to the Seller to the extent required or permitted under Sections 2.07(b), (c) or (d) of this Loan Agreement and
Section 3.03 or 3.04 of the Acquisition Agreement or Section 3.09 of the Servicing Agreement, as applicable, the Collateral Agent's security interest shall automatically terminate, and the Collateral Agent shall evidence the release of its security interest in any Collateral related to such Contract and the related Collateral in a writing in form and substance reasonably satisfactory to the Borrower; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender or the Hedge Counterparty upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of LEAF or the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, LEAF or the Borrower or any substantial part of its property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby (other than Liens referred to in clause (y) above) shall continue to be effective, or be reinstated, as though such payments had not been made. For clarity, if each requirement set forth in clause (x) above shall have been met, the Collateral Agent's security interest in any remaining Collateral shall, subject to the proviso in the immediately preceding sentence, be released in accordance with this Section 4.11, regardless of whether any of the Secured Obligations paid by the Borrower prior to such release would be susceptible to recovery from the Lender or the Hedge Counterparty after such release in connection with any insolvency or bankruptcy proceeding with respect to LEAF, the Borrower or any Customer. In addition, and without limitation of the foregoing, no release of a security interest in a Contract and the Collateral related to such Contract in accordance with clause (y) above shall occur unless and until the entire amount of Insurance Proceeds, Recoveries and/or Residual Proceeds received with respect to such Contract and related Equipment following the sale, lease or other disposition of the related Equipment in accordance with
Section 3.01(c)(vii) of the Servicing Agreement, shall have been delivered to the Collateral Agent for deposit in the Collection Account.

        Section 4.12 Rights of Secured Parties; Limitations on Secured Parties' Obligations. None of the Collateral Agent, the Lender or the Hedge Counterparty shall have any obligation or liability under any Contract or any other Collateral by reason of or arising out of this Loan Agreement or the receipt by the Collateral Agent, the Lender or the Hedge Counterparty of any payment relating to such Contract or any other Collateral pursuant hereto, nor shall the Collateral Agent, the Lender or the Hedge Counterparty be obligated in any manner to perform any of the obligations of LEAF Originator, the Borrower or LEAF under or pursuant to any Contract or any other Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract or any other Collateral, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        Section 4.13    [Reserved].

                                    Article V

                              CONDITIONS PRECEDENT

        Section 5.01 Initial Advance. The obligation of the Lender to make the initial Advance requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

        (a) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of the Borrower, the Collateral Agent, LEAF Originator, the Servicer and LEAF.

        (b) Note. The Lender shall have received the Note, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

        (c) Custodial Agreement. The Lender shall have received the Custodial Agreement, conforming to the requirements hereof and executed and delivered by a duly authorized officer of LEAF, the Borrower and the Collateral Agent.

        (d) Servicing Agreement. The Lender shall have received the Servicing Agreement, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, the Servicer, the Backup Servicer and the Collateral Agent.

        (e) Date and Amount of Initial Advance. The initial Advance shall occur no later than 30 days after the Closing Date and the amount of such Advance shall be not less than $10,000,000.

        (f) [Reserved].

        (g) Organizational Documents. The Lender shall have received copies of the certificate of incorporation (or certificate of formation) of each LEAF Party and each amendment thereto, certified under recent date, from the Secretary of State (or other appropriate authority) of the jurisdiction under which such LEAF Party is organized.

        (h) Filings, Registrations, Recordings; Lien Searches. All documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lender, and the Hedge Counterparty a perfected first-priority security interest in the Collateral, subject to no Liens other than Permitted Encumbrances and those created hereunder, shall have been properly prepared and authorized (and if required, executed) for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; evidence that all other actions necessary to perfect Collateral Agent's first-priority security interest in the Collateral granted under this Loan Agreement have been taken, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000; and lien search results with respect to LEAF and Borrower (dated as of a date that is as close to the Closing Date as is practicable, but in no event dated as of a date occurring more than seven calendar days prior to the Closing Date) in each such jurisdiction (and in each other jurisdiction as may be advisable in accordance with the UCC) that are in form and substance satisfactory to the Lender.

        (i) Closing Certificates. The Lender shall have received a certificate of the Secretary or Assistant Secretary of each LEAF Party, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of (a) the organizational documents of such LEAF Party, and (b) resolutions duly adopted by such LEAF Party authorizing the execution, delivery and performance of this Loan Agreement, the Note and the other Loan Documents to which it is a party, as applicable, and the borrowings contemplated hereunder, and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of such LEAF Party and authorized to execute any Notice of Borrowing and Pledge, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Lender.

        (j) Good Standing Certificates. The Lender shall have received copies of certificates (long form) evidencing the good standing of each LEAF Party, dated as of a recent date, from the Secretary of State (or other appropriate authority) of the jurisdiction under which such LEAF Party is organized, and, with respect to the LEAF Originator, each of Pennsylvania, California, Florida, New York, and Texas.

        (k) Legal Opinions. The Lender shall have received the executed legal opinions of counsel of the LEAF Parties, addressing the matters set forth in the forms attached hereto as Exhibit J, dated the initial Funding Date and otherwise in form and substance acceptable to the Lender and covering such other matters incident to the transactions contemplated by the Loan Documents as the Lender shall reasonably request.

        (l) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by LEAF or the Borrower on or prior to the initial Funding Date pursuant to Section 14.03(b) hereof.

        (m) Financial Statements. The Lender shall have received the financial statements for the Servicer and the Seller as of September 30, 2004 as referenced in Section 7.02 (rr)(ii).

        (n) Underwriting Guidelines; Standard Forms. The Lender shall have received a certified copy of the Underwriting Guidelines for Contracts originated by a LEAF Party, together with a certified copy of each of LEAF's standard forms of Contract.

        (o) Consents, Licenses, Approvals, etc. The Lender shall have received copies certified by each LEAF Party of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such LEAF Party of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

        (p) Due Diligence Review. The Lender shall have completed to its satisfaction its standard and customary credit and due diligence review of the LEAF Parties and shall have approved, in its sole discretion, the operations, financial condition and standard loan documents of the LEAF Parties, and shall have approved, in its sole discretion, that each applicable LEAF Party is qualified as a lessor and servicer.

        (q) [Reserved].

        (r) No Material Adverse Change. No Material Adverse Change with respect to any LEAF Party shall have occurred since September 30, 2004.

        (s) Interest Rate Hedging Agreement. The Borrower shall have executed and delivered by a duly authorized officer of the Borrower, to the Hedge Counterparty, the Interest Rate Hedging Agreement.

        (t) Additional Documents. The Lender shall have received copies of all documents required to be delivered to the Borrower pursuant to Section 2.03(a) of the Acquisition Agreement, to the extent that such delivery of such documents is not otherwise required pursuant to clauses (a) through (s) of this
Section 5.01.

        (u) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement, the Note and the other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall request.

        Section 5.02 Initial and Subsequent Advances. Lender's obligation to make any Advance to the Borrower (including the initial Advance) on any Funding Date is subject to the satisfaction of the following further conditions precedent and the giving of a Notice of Borrowing and Pledge by Borrower pursuant to Section 2.03(a), and the acceptance of the proceeds of any Advance by Borrower shall constitute certification by Borrower that, unless waived by the Lender, the following conditions shall have been satisfied, as applicable, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

        (a) No Facility Termination Event. No Facility Termination Event shall have occurred, and no Facility Termination Event will occur as a result of making such Advance.

        (b) Representations and Warranties. Each representation and warranty made by a LEAF Party in this Loan Agreement and in each other Loan Document to which it is a party shall be true and correct when made (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each LEAF Party shall also be in compliance with all governmental licenses and authorizations and qualified to do business and in good standing in all required jurisdictions where the failure to be in compliance or so qualified could reasonably be expected to have a Material Adverse Effect.

        (c) Borrowing Base. The Total Outstanding Advances shall not exceed the Borrowing Base (after giving effect to such Advance).

        (d) Notice of Borrowing and Pledge; Payoff Letters. The Lender shall have received a Notice of Borrowing and Pledge (including, without limitation, the Borrowing Base Certificate and Contract Schedule required to be attached thereto) with respect to such Advance, as required to be delivered in accordance with Section 2.03(a) hereof, and the Lender shall have received any Payoff Letters and related Officer's Certificates from the Borrower required by
Section 3(c) of the Custodial Agreement, each appropriately completed and duly executed and delivered.

        (e) Certification; Contract Exception Report. The Collateral Agent shall have received a complete Contract File with respect to each pledged Eligible Contract to be funded on the

Funding Date and which was required to have been received by the Collateral Agent at least two Business Days prior to the funding of such Advance, and the Lender shall have received from the Collateral Agent a Certification in respect of all Contracts to be pledged hereunder prior to 12:00 p.m., New York City time, on the date of such Advance and a corresponding Contract Exception Report, with only Deficiencies in respect of such Eligible Contracts as are acceptable to the Lender in its discretion.

        (f) Additional Documents. The Lender shall have received with regard to all Contracts, such information, documents, agreement, opinions or instruments as the Lender requires with respect to Contracts to be pledged hereunder on such Business Day, each in form and substance satisfactory to the Lender.

        (g) No Material Adverse Effect. There shall not have occurred one or more events that constitutes, or could reasonably be expected to constitute, a Material Adverse Effect.

        (h) Pre-Existing Condition. Within ninety (90) days of the Closing Date, the Lender shall not have discovered during its continuing due diligence of the LEAF Parties of a condition or event which existed at or prior to the execution hereof and which the Lender reasonably determines materially and adversely affects: (i) the condition (financial or otherwise) of the LEAF Parties or
(ii) the ability of the LEAF Parties or the Lender to fulfill their respective obligations under this Loan Agreement, the Note or the other Loan Documents.

        (i) Principal Balance. The principal amount of such Advance (i) does not exceed the Available Commitment on such Funding Date and (ii) when added to the Total Outstanding Advances on such Permitted Advance Date (before giving effect to the Advance to be made on such Permitted Advance Date), does not result in a Borrowing Base Deficiency after giving effect to such Advance.

        (j) Eligible Contract. Each Contract to be funded with such Advance shall be an Eligible Contract. No Contract was originated in any jurisdiction in which LEAF or Borrower is required to be licensed in order to own such Contract and such license has not been obtained prior to LEAF or Borrower, as the case may be, owning such Contract. With respect to each Contract, the applicable Originator has been paid by LEAF for all proceeds from the sale of such Contract to LEAF.

        (k) [Reserved].

        (l) [Reserved].

        (m) Filings, Registrations, Recordings. All documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared (and if required, executed) for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any

Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000.

        (n) Data File. Borrower shall have delivered to the Lender and Collateral Agent at least three (3) Business Days prior to the proposed Funding Date in computer readable form, a detailed listing of all Contracts to be pledged by the Borrower to the Collateral Agent under this Loan Agreement in connection with the Advance and such other data relating to the Contracts and the other Collateral as the Lender may request.

        (o) Payoff Letters. The Collateral Agent (with a copy to the Lender or its agent) shall have received UCC-3 Partial Release Statements (or other appropriate forms including any "in-lieu" financing statements or amendments to financing statements) in appropriate form for filing, together with one or more Payoff Letters, in each case duly executed by the applicable Prior Lender releasing the Contracts to be pledged by the Borrower to the Collateral Agent under this Loan Agreement on such Funding Date from the security interest of such Prior Lender, and the Lender shall have received a copy of each such Payoff Letter and each Officer's Certificate of the Borrower related thereto, in accordance with the Custodial Agreement.

        (p) [Intentionally Omitted].

        (q) Reserve Account. The Reserve Account Available Amount shall equal or exceed the Required Reserve Account Amount after giving effect to such Advance and any Funding Date Reserve Account Deposit related thereto and the deposit of such Funding Date Reserve Account Deposit shall not cause a Reserve Account Limitation Event.

        (r) Hedging Strategy. Borrower shall be in compliance with the Hedging Strategy with respect to each Advance. Borrower shall have directed the Hedge Counterparty to deposit into the Collection Account all Swap Payments payable to the Borrower in respect of any Interest Rate Hedging Agreement and any Interest Rate Hedging Transaction thereunder.

        (s) Audit Reports. The Lender shall have timely received each Required Audit Report and each other report required pursuant to Section 4.04 of the Servicing Agreement.

        (t) Fees and Expenses. The Lender shall have received all fees, expenses and other amounts required to be paid by LEAF or the Borrower on or prior to such Funding Date pursuant to Section 14.03(b) hereof.

        (u) Servicing Audit Report. Lender shall have received a copy of the most recent servicing audit report prepared pursuant to Section 4.03 of the Servicing Agreement.

        (v) [Reserved].

                                   Article VI

                         REPRESENTATIONS AND WARRANTIES

        Section 6.01 Representations and Warranties Relating to the Borrower. As of the Effective Date and each Certification Date, the Borrower represents and warrants to the Lender and the Hedge Counterparty that:

        (a) Organization and Good Standing. The Borrower has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and pledge the Contracts and the other Collateral that is granted to the Collateral Agent, for the benefit of the Lender, and the Hedge Counterparty pursuant to this Loan Agreement. The Borrower is organized solely under the laws of the State of Delaware.

        (b) Approvals. The Borrower is duly qualified to do business as a foreign business entity in good standing and has obtained all necessary licenses, authorizations, consents and approvals in all jurisdictions where the failure to do so (either individually or in the aggregate) would materially and adversely affect the Borrower's ability to own the Contracts and the other Collateral that is granted to the Collateral Agent pursuant to this Loan Agreement, or the validity or enforceability of the Contracts and the other Collateral or to otherwise perform the Borrower's obligations hereunder, under the Note and under the other Loan Documents; and Borrower is in compliance with all material Requirements of Law.

        (c) Power and Authority. The Borrower has the power and authority, and the legal right, to execute, deliver and perform this Loan Agreement, the Note and each other Loan Document to which it is a party, and to borrow and to grant Liens hereunder, and has taken all necessary action (corporate and other) to duly authorize the borrowings and the granting of Liens on the terms and conditions of this Loan Agreement, the Note and each other Loan Document to which it is a party; and the execution, delivery and performance of this Loan Agreement, the Note and each other Loan Document to which it is a party have been duly authorized by the Borrower by all necessary action (corporate and other).

        (d) Agreements Binding. This Loan Agreement, the Note and each other Loan Document to which the Borrower is a party has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        (e) No Conflicts. The execution, delivery and performance of this Loan Agreement, the Note and each other Loan Document to which the Borrower is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of or constitute

(with or without notice, lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Borrower, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Loan Agreement, or violate any material law, order, rule or regulation applicable to the Borrower of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

        (f) Litigation. There are no actions, suits or proceedings at law or in equity or investigations pending or, to the best of the Borrower's knowledge, threatened by or against the Borrower, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or its properties (A) which challenge or affect the legality, validity or enforceability of this Loan Agreement, the Note or any of the other Loan Documents or the transactions contemplated hereby or thereby, or (B) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Borrower of its obligations under, or the validity or enforceability of, this Loan Agreement, the Note or any of the other Loan Documents.

        (g) Consents. All material licenses, approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental bureau, agency or body or official, required in connection with the conduct of the Borrower's business or the execution, delivery and performance by the Borrower of this Loan Agreement, the Note and the other Loan Documents to which the Borrower is a party and the consummation of the transactions contemplated hereby and thereby have been or will be taken or obtained on or prior to the Effective Date.

        (h) Filing Offices. Exhibit K-1 correctly describes the jurisdictions and recording offices in which financing statements should be filed to perfect the security interests of the Collateral Agent in the Collateral. The Borrower has been formed solely under the laws of the State of Delaware, and it has not changed its jurisdiction of formation since its formation.

        (i) Legal Name. The complete and exact legal name of the Borrower is LEAF Fund I, LLC. The Borrower has not changed its name since formation. The Borrower does not and has not since its formation used any other legal names, trade names, fictitious names, assumed names or "doing business as" names.

        (j) Borrowing Base. Each Contract included as an Eligible Contract in any Contract Schedule, Monthly Servicer's Report or other information provided to the Lender by or on behalf of the Borrower or the Servicer, or any calculation of the Borrowing Base made by or on behalf of the Borrower or the Servicer is (or was) as of the date of such schedule, tape, report, other information or calculation, an Eligible Contract.

        (k) No Liens. The Borrower has not assigned, pledged, or otherwise conveyed or, subject to Permitted Encumbrances, encumbered any of the Collateral to any Person other than the Collateral Agent, and immediately prior to the pledge of such Collateral, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all

Liens, in each case except for Permitted Encumbrances or Liens that have been released or are to be released simultaneously with the Liens granted in favor of the Collateral Agent hereunder. No effective security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Loan Agreement or a Loan Document.

        (l) Security Interest. The provisions of this Loan Agreement are effective to create in favor of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty a valid and enforceable security interest in all right, title and interest of the Borrower in, to and under the Collateral. The security interests and Liens granted hereunder constitute fully perfected first-priority security interests in, to and under the Collateral, free and clear of all other Liens other than Permitted Encumbrances, and such security interests are enforceable against all other Persons, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by
Section 4.01.

        (m) No Adverse Selection. The Borrower has not selected Contracts to be pledged to the Collateral Agent in accordance with the terms of this Loan Agreement and the other Loan Documents through a process that is adverse to the Lender or the Hedge Counterparty.

        (n) Servicing Programs. No license or approval is required for the Borrower's use of any program used by the Servicer in the servicing of the Contracts, other than those which have been obtained and are in full force and effect.

        (o) Special Purpose Entity; No Other Business. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Loan Agreement. The Borrower engages in no other business activities other than the purchase of leases of office-, medical-, technology-, industrial- and other miscellaneous equipment, pledging such leases to warehouse finance providers, transferring such leases in connection with securitizations and, to the extent otherwise permitted under the Loan Documents, sale-of-lease transactions, and other activities relating to the foregoing to the extent permitted by the organizational documents of the Borrower as in effect on the date hereof, or as amended with the prior written consent of the Lender.

        (p) Bulk Transfers, Etc. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent pursuant to this Loan Agreement is in the ordinary course of business for the Borrower and is not in violation of the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Collateral has been or will be sold, transferred, assigned or pledged by the Borrower to any Person other than the pledge of such Collateral to the Collateral Agent pursuant to the terms of this Loan Agreement.

        (q) No Indebtedness. The Borrower has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Loan Agreement and the other Loan Documents.

        (r) Insolvency. The Borrower is not insolvent, and will not be made insolvent after giving effect to the transactions contemplated by this Agreement.

        (s) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower's performance of its obligations under this Loan Agreement, the Note or any other Loan Document to which the Borrower is a party.

        (t) Tax Returns. The Borrower has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Borrower. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Loan Agreement, the Note and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

        (u) [Intentionally Omitted].

        (v) No Fraudulent Conveyance. As of the Effective Date and immediately after giving effect to each Advance, the fair value of the assets of the Borrower is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of the Borrower), and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Contracts and related assets by LEAF under the Acquisition Agreement.

        (w) No Subsidiaries. The Borrower has no subsidiaries.

        (x) Accurate Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the LEAF Parties to the Lender or the Collateral Agent in connection with the negotiation, preparation or delivery of this Loan Agreement, the Note and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto are true and correct in every material respect, or (in the case of projections) are based on good faith reasonable estimates, on the date as of which such information is stated or certified and does not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. There is no fact known to a Responsible Officer of the Borrower that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender and the Collateral Agent for use in connection with the transactions contemplated hereby or thereby.

        (y) Use of Proceeds. No proceeds of any Advances will be used by the Borrower to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended. No part of the proceeds of any Advances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X.

        (z) Investment Company Act. The Borrower is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Borrower otherwise subject to regulation thereunder. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

        (aa) No Default. No Default has occurred and is continuing. Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a Material Adverse Effect.

        (bb) Underwriting Standards. Each of the Contracts was underwritten and is being serviced in conformance with the Underwriting Guidelines and the Servicing Agreement.

        (cc) ERISA. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

        (dd) [Reserved].

        (ee) Ownership of Borrower. LEAF owns beneficially and of record 100% of the issued and outstanding beneficial ownership interest in the Borrower free and clear of all Liens.

        Section 6.02 Representations and Warranties of LEAF. As of the Effective Date and each Purchase Date, LEAF represents and warrants to the Lender and the Hedge Counterparty that:

        (a) Organization and Good Standing. LEAF has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts and the other Collateral that is sold to the Borrower pursuant to the Acquisition Agreement and pledged to the

Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, pursuant to this Loan Agreement. LEAF is organized solely under the laws of the State of Delaware.

        (b) Approvals. LEAF is duly qualified to do business as a foreign business entity in good standing and has obtained all necessary licenses, authorizations, consents and approvals, in each state in which any Equipment relating to the Contracts or other Collateral or any Customer is located, or is not required under applicable law to effect such qualification, except where failure to do so would not have a Material Adverse Effect (a) on the ability of LEAF to perform its obligations under the Loan Documents or otherwise to conduct its business (including, without limitation, the origination, purchase, ownership, servicing and sale of the Contracts), (b) on any of the Contracts, the Receivables or the Equipment relating to the Contracts or the other Collateral, (c) on the ability of LEAF, the Borrower or the Collateral Agent to realize upon or enforce any of the Contracts, the Receivables or the Equipment relating to the Contracts or the other Collateral or (d) on the perfection or priority of any Lien in favor of the Borrower and required by the Loan Documents or any Lien created under the Loan Documents in favor of the Collateral Agent. LEAF is in compliance with all material Requirements of Law.

        (c) Power and Authority. LEAF has the power and authority, and the legal right, to execute, deliver and perform this Loan Agreement and each other Loan Document to which it is a party; and the execution, delivery and performance of this Loan Agreement and each other Loan Document to which it is a party have been duly authorized by LEAF by all necessary action (corporate and other).

        (d) Agreements Binding. This Loan Agreement and each other Loan Document to which LEAF is a party has been duly and validly executed and delivered by LEAF and constitutes a legal, valid and binding obligation of LEAF, enforceable against LEAF in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        (e) No Conflicts. The execution, delivery and performance of this Loan Agreement and each other Loan Document to which LEAF is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or limited partnership agreement of LEAF, or any material indenture, agreement, mortgage, deed of trust or other instrument to which LEAF is a party or by which it is bound, or result in the creation or imposition of any Lien (except the Liens created by the Loan Documents) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument to which LEAF is a party, or violate any material law, order, rule or regulation applicable to LEAF of any court or of any federal or state regulatory body, administrative agency or other Governmental Authority having jurisdiction over LEAF or any of its properties or in any way have a Material Adverse Effect on the interest of the Collateral Agent, the Lender or the Borrower in any Contract or affect LEAF's ability to perform its obligations under this Agreement or any other Loan Document to which LEAF is a party.

        (f) Litigation. There are no actions, suits or proceedings at law or in equity or investigations pending or, to the best of LEAF's knowledge, threatened against LEAF, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority having jurisdiction over LEAF or the Borrower or its respective properties (A) asserting the invalidity of this Loan Agreement, the Note or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Agreement, the Note or any other Loan Documents to which LEAF or the Borrower is a party, or (C) seeking any determination or ruling that would, if adversely decided, reasonably be expected to have a Material Adverse Effect on the performance by LEAF or the Borrower of its respective obligations under, or the validity or enforceability of, this Loan Agreement, the Note or any of the other Loan Documents or the business, operations, condition (financial or otherwise) or prospects of LEAF or the Borrower.

        (g) Consents. All material licenses, approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental bureau, agency, or body or official, required in connection with the conduct of LEAF's business or the execution, delivery and performance by LEAF of this Loan Agreement and the other Loan Documents to which LEAF is a party and the consummation of the transactions contemplated hereby and thereby have been or will be taken or obtained on or prior to the Effective Date.

        (h) No Default. LEAF is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the Loan Documents.

        (i) Filing Offices. Exhibit K-1 correctly describes the jurisdictions and recording offices in which financing statements should be filed to perfect the security interests of the Borrower in the Collateral. Exhibit K-2 correctly describes the jurisdictions and recording offices in which financing statements filed prior to the effective date of Revised Article 9 of the UCC may have been filed and remain effective with respect to the Collateral. LEAF has been formed solely under the laws of the State of Delaware, and it has not changed its jurisdiction of formation since its formation.

        (j) Legal Name. The complete and exact legal name of LEAF is Lease Equity Appreciation Fund I, L.P. LEAF has not changed its name since formation. LEAF does not and has not since its formation used any other legal names, trade names, fictitious names, assumed names or "doing business as" names, other than as disclosed on Exhibit L hereto.

        (k) [Reserved].

        (l) No Liens. LEAF has not assigned, pledged, or otherwise conveyed or encumbered (other than Permitted Encumbrances) any of the Collateral to any Person other than the Borrower, and immediately prior to the sale of such Collateral to the Borrower, LEAF was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens (other than Permitted Encumbrances), in each case except for Liens that have been released or are to be released simultaneously with such sale, or for Equipment relating to any Contract that had an original equipment cost of less than (x) $25,000 or
(y) if such Contract provides for a

"fair market value" purchase option, $50,000. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Loan Agreement or a Loan Document or such as have been released or are to be released simultaneously with the sale of such Collateral to the Borrower.

        (m) Security Interest. The provisions of the Acquisition Agreement are effective to create in favor of the Borrower a valid and enforceable precautionary security interest in all right, title and interest of LEAF in, to and under the Collateral. The precautionary security interests and Liens granted under the Acquisition Agreement, if the sales are recharacterized, will constitute fully perfected first-priority security interests in, to and under the Collateral, free and clear of all other Liens (other than Permitted Encumbrances), and such security interests are enforceable against all other Persons, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000. There are no agreements in effect adversely affecting the rights of LEAF to sell the Collateral to the Borrower pursuant to the Acquisition Agreement.

        (n) No Adverse Selection. LEAF has not selected Contracts to be sold to the Borrower in accordance with the terms of the Acquisition Agreement and the other Loan Documents through a process that is adverse to the Lender or the Hedge Counterparty.

        (o) [Intentionally Omitted].

        (p) [Intentionally Omitted].

        (q) Bulk Transfers, Etc. The sale of the Collateral by LEAF to the Borrower pursuant to the Acquisition Agreement is in the ordinary course of business for LEAF and does not violate the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

        (r) No Indebtedness. LEAF has no Indebtedness, other than Indebtedness set forth in the Schedule of LEAF Indebtedness attached to this Loan Agreement as Exhibit N hereto; provided that the Schedule of LEAF Indebtedness may be amended in accordance with the terms of Section 7.02(c).

        (s) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects LEAF's performance of its obligations under this Loan Agreement or any other Loan Document to which LEAF is a party.

        (t) Tax Returns. LEAF has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person (other than Customers in respect of the related Equipment in accordance with the Contracts and its customary practices) and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from LEAF. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge except for those being contested in good faith and for which adequate reserves have been made. Any taxes, fees and other governmental charges payable by LEAF in connection with the execution and delivery of this Loan Agreement and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due except for those being contested in good faith and for which adequate reserves have been made.

        (u) [Intentionally Omitted].

        (v) No Fraudulent Conveyance. As of the Effective Date and immediately after giving effect to each sale of Contracts pursuant to the Acquisition Agreement, the fair saleable value of the assets of LEAF is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of LEAF), and LEAF is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital or remaining assets to engage in the business in which it is engaged and proposes to engage. LEAF does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. LEAF is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of LEAF or any of its assets. LEAF is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. LEAF has received fair consideration and reasonably equivalent value in exchange for the sale of the Contracts by LEAF under the Acquisition Agreement.

        (w) Accurate Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the LEAF Parties to the Lender or the Collateral Agent in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto are true and correct in every material respect, or (in the case of projections) are based on reasonable estimates, on the date as of which such information is stated or certified and does not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. There is no fact known to a Responsible Officer of LEAF that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender and the Collateral Agent for use in connection with the transactions contemplated hereby or thereby.

        (x) Use of Proceeds. No proceeds of any Advances will be used by LEAF to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. No part of the proceeds of any sale of Collateral to the Borrower or Advances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X.

        (y) Investment Company Act. LEAF is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is LEAF otherwise subject to regulation thereunder. LEAF is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

        (z) [Reserved].

        (aa) Underwriting Standards. Each of the Contracts was underwritten conformance with the Underwriting Guidelines.

        (bb) ERISA. LEAF is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

        (cc) Compliance with Law. The Contracts to be pledged as Collateral were originated by an Approved Originator of LEAF, and the origination and collection practices used by such Approved Originator and LEAF with respect to the Contracts have been, in all respects legal, proper, prudent and customary in the equipment lease origination business.

        (dd) No Other Business. LEAF engages in no other business activities other than (i) the origination and the purchase from Approved Originators of leases of office-, medical-, technology-, industrial- and other miscellaneous equipment, pledging such leases to warehouse finance providers, transferring such leases in connection with securitizations and asset sale transactions and other activities relating to the foregoing to the extent permitted by the organizational documents of LEAF as in effect on the date hereof, or as amended with the prior written consent of the Lender, or (ii) any other business activity so long as such business activity does not cause a Material Adverse Effect on the business activities specified above.

        (ee) Financial Statements. The unaudited balance sheets of LEAF as at September 30, 2004 and the related statements of income for the fiscal periods ended on such date, heretofore furnished to Lender, have been prepared in accordance with GAAP.

        (ff) Insurance. Set forth on Exhibit O hereto or as otherwise delivered to the Lender from time to time, is a true and accurate list of all insurance maintained by LEAF. Each such policy is in full force and effect and all premiums due and owing thereon are current.

        Section 6.03 Representations and Warranties of the Servicer. As of the Effective Date and each Purchase Date, the Servicer represents and warrants to the Lender and the Hedge Counterparty that:

        (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted pursuant to this Loan Agreement. The Servicer is organized solely under the laws of the State of Delaware.

        (b) Approvals. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses, authorizations, consents and approvals, in each state in which any Equipment relating to the Contracts or other Collateral or any Customer is located, or is not required under applicable law to effect such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Collateral or the ability of the Servicer to perform its duties under the Loan Documents to which the Servicer is a party. The Servicer is in compliance with all material Requirements of Law.

        (c) Power and Authority. The Servicer has the power and authority, and the legal right, to execute, deliver and perform this Loan Agreement and each other Loan Document to which it is a party; and the execution, delivery and performance of this Loan Agreement and each other Loan Document to which it is a party have been duly authorized by the Servicer by all necessary action (corporate and other).

        (d) Agreements Binding. This Loan Agreement and each other Loan Document to which the Servicer is a party has been duly and validly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        (e) No Conflicts. The execution, delivery and performance of this Loan Agreement and each other Loan Document to which the Servicer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien (except the Liens created by the Loan Documents) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party, or violate any material law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other Governmental Authority having jurisdiction over the Servicer or any of its properties or in any way have a Material Adverse Effect on the interest of the Collateral Agent, the Lender or the Borrower in any Contract or affect the Servicer's ability to perform its obligations under this Agreement or any other Loan Document to which the Servicer is a party.

        (f) Litigation. There are no actions, suits or proceedings at law or in equity or investigations pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority having jurisdiction over the Servicer or the Borrower or its respective properties (A) asserting the invalidity of this Loan Agreement, the Note or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Agreement, the Note or any other Loan Documents to which the Servicer or the Borrower is a party, or (C) seeking any determination or ruling that would, if adversely decided, reasonably be expected to have a Material Adverse Effect on the performance by the Servicer or the Borrower of its respective obligations under, or the validity or enforceability of, this Loan Agreement, the Note or any of the other Loan Documents or the business, operations, condition (financial or otherwise) or prospects of the Servicer or the Borrower.

        (g) Consents. All licenses, approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental bureau, agency, or body or official, required in connection with the conduct of the Servicer's business or the execution, delivery and performance by the Servicer of this Loan Agreement and the other Loan Documents to which the Servicer is a party and the consummation of the transactions contemplated hereby and thereby have been or will be taken or obtained on or prior to the Effective Date.

        (h) No Default. The Servicer is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the Loan Documents.

        (i) Filing Offices. The Servicer is incorporated solely under the laws of the State of Delaware, and it has not changed its jurisdiction of incorporation since its formation.

        (j) Legal Name. The complete and exact legal name of the Servicer is LEAF Financial Corporation. The Servicer has not changed its name since formation (except the Servicer was previously Fidelity Leasing Corporation and F.L. Partnership Management, Inc.). The Servicer does not and has not since its formation used any other legal names, trade names, fictitious names, assumed names or "doing business as" names, other than as disclosed on Exhibit L hereto.

        (k) Borrowing Base. As of each Certification Date, each Monthly Servicer's Report or other information provided to the Lender by the Servicer, or any calculation of the Borrowing Base made by the Servicer is (or was) as of the date of such schedule, tape, report, other information or calculation, true and correct.

        (l) No Liens. The Servicer has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Seller, the Borrower or the Collateral Agent. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Loan Agreement or a Loan Document or such as have been released or are to be released simultaneously with the sale of such Collateral to the Borrower.

        (m) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's performance of its obligations under this Loan Agreement or any other Loan Document to which the Servicer is a party.

        (n) Tax Returns. The Servicer has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person (other than Customers in respect of the related Equipment in accordance with the Contracts and the Servicer's customary practices) and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge, except for those that are being contested in good faith and for which adequate reserves have been made. Any taxes, fees and other governmental charges payable by the Servicer in connection with the execution and delivery of this Loan Agreement and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due, except for those that are being contested in good faith and for which adequate reserves have been made.

        (o) Accurate Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the LEAF Parties to the Lender or the Collateral Agent in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto are true and correct in every material respect, or (in the case of projections) are based on reasonable estimates, on the date as of which such information is stated or certified and does not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. There is no fact known to a Responsible Officer of the Servicer that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender and the Collateral Agent for use in connection with the transactions contemplated hereby or thereby.

        (p) [Reserved.]

        (q) Servicing Standards. Each of the Contracts is being serviced in conformance with the Servicing Agreement.

        (r) ERISA. The Servicer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

        (s) Compliance with Law. The servicing and collection practices used by the Servicer with respect to the Contracts have been, in all material respects in accordance with the servicing standard set forth in Section 3.02 of the Servicing Agreement.

        (t) Financial Statements. The unaudited balance sheets of the Servicer as of September 30, 2004 and the related statements of income for the fiscal periods ended on such date, attached hereto as Exhibit F, furnished to Lender, have been prepared in accordance with GAAP.

                                   Article VII

                                    COVENANTS

        Section 7.01 Covenants of Borrower. The Borrower covenants and agrees with the Lender and the Hedge Counterparty that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Loan Agreement:

        (a) The Borrower will at all times ensure that (A) its managers and officers act independently and in its interests, (B) it shall at all times maintain at least one independent manager who is not currently and has not been formerly an officer, director, manager or employee of the Borrower or an Affiliate thereof (other than a limited purpose corporation, business trust, partnership or other entity organized for the purpose of acquiring, financing or otherwise investing, directly or indirectly, in assets or receivables originated, owned or serviced by LEAF or an Affiliate thereof), (C) its assets are not commingled with those of LEAF, any other Affiliate of the Borrower or any other Person, (D) its board of managers duly authorizes all of its corporate actions, and (E) it maintains separate and accurate records and books of account and such books and records are kept separate from those of LEAF and any other Person.

        (b) The Borrower shall hold such appropriate meetings of its board of managers or distribute appropriate unanimous consents in lieu of a meeting as are necessary to authorize all the Borrower's corporate actions required by law to be authorized by the board of managers, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities.

        (c) The Borrower shall at all times hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from its Affiliates.

        (d) The Borrower shall not incur any Indebtedness, other than the Indebtedness contemplated by this Loan Agreement and the other Loan Documents.

        (e) To the extent that the Borrower and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

        (f) The Borrower will preserve and maintain its legal existence as a Delaware limited liability company organized solely under the laws of the State of Delaware.

        (g) The Borrower will preserve and maintain all of its material rights, privileges, licenses and franchises.

        (h) The Borrower will comply with the requirements of all applicable Requirements of Law (including, without limitation, the Truth in Lending Act and all environmental laws).

        (i) The Borrower will maintain accurate and complete records and books of account with respect to the Collateral and the Borrower's business, in which complete entries will be made in accordance with GAAP.

        (j) The Borrower shall give notice to the Lender and the Hedge Counterparty, promptly: (i) upon the Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or any event of default or default under any other Loan Document, any Other Financing Facility, or any other material agreement of the Borrower; (ii) upon, and in any event within three (3) Business Days after, service of process on the Borrower, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Borrower (1) that questions or challenges the validity or enforceability of any of the Loan Documents or (2) in which the amount in controversy exceeds $1,000,000; (iii) upon the

Borrower becoming aware of any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect or to cause a Default; and (iv) of entry of a judgment or decree in respect of the Borrower, its assets or the Collateral in an amount in excess of $1,000,000. Each notice pursuant to this clause (j) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

        (k) The Borrower shall furnish to the Lender and the Hedge Counterparty, as soon as available, copies of any and all proxy statements, financial statements and reports which the Borrower sends to its shareholders, and copies of all (if any) regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission or any Governmental Authority which supervises the issuance of securities by the Borrower and any press releases concerning the Borrower.

        (l) The Borrower will furnish to the Lender and the Hedge Counterparty from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or the Hedge Counterparty may reasonably request, all in reasonable detail.

        (m) Upon discovery by the Borrower of any Borrowing Base Deficiency (including, without limitation, pursuant to a notice delivered by the Lender or the Servicer to the Borrower), the Borrower shall deliver a Borrowing Base Deficiency Notice to the Lender no later than 12:00 p.m., New York City time, on the second Business Day succeeding such discovery (and, in any event, prior to any prepayment to be made by the Borrower pursuant to Section 2.07(a)(i)), which Borrowing Base Deficiency Notice shall (x) contain a description of the cause of such deficiency, and (y) set forth the manner in which the Borrower will cure such deficiency pursuant to, and in accordance with, Section 2.07(a). If at any time there exists a Borrowing Base Deficiency, the Borrower shall cure the same in accordance with Section 2.07(a) hereof. If the Borrower has elected to cure such Borrowing Base Deficiency in the manner described in Section 2.07(a)(i), the Borrower shall prepay the amount described therein on the second Business Day immediately succeeding such discovery. If the Borrower has elected to cure such Borrowing Base Deficiency in the manner described in Section 2.07(a)(ii), it shall deliver the necessary Funding Date Documentation and related Contract Schedule (identifying the Eligible Contracts to be pledged as additional Collateral) to the Collateral Agent on the second Business Day succeeding such discovery.

        (n) Prior to the termination of this Loan Agreement and each other Loan Document and the payment of all outstanding Secured Obligations and any other amounts payable pursuant hereto and thereto, the Borrower will not sell all or substantially all of its assets without the prior written consent of the Lender.

        (o) [Reserved].

        (p) The Borrower shall (i) not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without the prior written consent of the

Lender, and (ii) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization.

        (q) The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

        (r) The Borrower will not incur or permit any Lien to exist on its assets other than Liens arising under the Loan Documents.

        (s) Except as contemplated by the Loan Documents (including the Servicing Agreement), the Borrower will not lease, transfer, assign, sell or otherwise dispose of any Collateral without the prior written consent of the Lender, and in any case unless the Proceeds of such sale are applied to repay the Advances, and after giving effect to such transaction, any Advances then outstanding do not exceed the Borrowing Base.

        (t) The Lender shall not authorize the Borrower to, and the Borrower shall not (without the prior written consent of the Lender), enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Person (including, without limitation any Affiliate, any shareholder, director, manager, officer or employee (or any relative thereof) of the Borrower or any such Affiliate) unless such transaction is (a) not otherwise prohibited under this Loan Agreement or any other Loan Document, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction.

        (u) Without the prior written consent of the Lender, the Borrower will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Contract Document, except to the extent otherwise expressly permissible under the Loan Documents. Notwithstanding the foregoing, the Borrower may, without the prior written consent of the Lender, waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, or other fees which may be collected in the ordinary course of servicing the Contracts. The Borrower shall take such actions as the Lender shall request to enforce the Borrower's rights under the Contracts, and, at any time during which a Default shall have occurred and be continuing, shall take such actions as are necessary to enable the Collateral Agent (at the direction of the Lender) to exercise such rights in the Collateral Agent's own name.

        (v) The Borrower will observe all corporate procedures required by its certificate of formation, its limited liability company agreement and the laws of its jurisdiction of formation. The Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign business entity in any other state in which it does business and in which it is required to so qualify.

        (w) The Borrower will pay its operating expenses and liabilities from its own assets; provided, however, that the Borrower's organizational expenses and the expenses incurred in connection with the negotiation and execution of this Loan Agreement and the other Loan Documents may be paid by LEAF.

        (x) The Borrower will not have any of its indebtedness guaranteed by LEAF or any Affiliate of LEAF. Furthermore, the Borrower will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of LEAF and the Borrower will not engage in business transactions with LEAF, except on an arm's-length basis. The Borrower will not hold LEAF out to third parties as other than an entity with assets and liabilities distinct from the Borrower. The Borrower will cause any financial statements consolidated with those of LEAF to state that the Borrower is a separate corporate entity with its own separate creditors who, in any liquidation of the Borrower, will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equity holders. The Borrower will not act in any other matter that could foreseeably mislead others with respect to the Borrower's separate identity.

        (y) The Borrower shall take all actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Thacher Proffitt & Wood LLP, special counsel to LEAF and the Borrower, issued in connection with the Acquisition Agreement and relating to the issues of substantive consolidation and true sale of the Contracts.

        (z) Except as otherwise provided herein or in any other Loan Document, the Borrower shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Contract, any Receivables related thereto or any other Collateral related thereto, or upon or with respect to any account to which any collections of any Contract are sent, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Lien upon or with respect to any of the Borrower's assets.

        (aa) The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Acquisition Agreement in any manner other than the sale or capital contribution of Contracts and other Collateral by LEAF to the Borrower, it being understood that the Advances to the Borrower under this Loan Agreement will be treated as debt on the consolidated financial statements of LEAF.

        (bb) The Borrower will not amend, modify, waive or terminate any terms or conditions of the Acquisition Agreement without the prior written consent of the Lender and shall perform its obligations thereunder.

        (cc) The Borrower will not amend, modify or otherwise make any change to its certificate of formation without the prior written consent of the Lender.

        (dd) The Borrower shall deliver or cause to be delivered to the Collateral Agent two Business Days before each Funding Date the Funding Date Documentation with respect to the Contracts being pledged hereunder on such Funding Date.

        (ee) The Borrower shall deliver to the Lender on each Purchase Date a copy of the Assignment delivered to it on such Purchase Date.

        (ff) The Borrower shall be in compliance with the Hedging Strategy with respect to each Advance.

        (gg) The Borrower will use the proceeds of the Advances solely for the purposes set forth in Section 2.10 hereof.

        (hh) The Borrower shall promptly give notice to the Lender of the occurrence of (a) any Facility Termination Event, specifying the event and the action which the Borrower proposes to take with respect thereto, (b) any event or occurrence which will or could reasonably be expected to adversely affect the collectibility of any material portion of the Contracts or the ability of LEAF to service such Contracts or the ability of LEAF or the Borrower to perform its obligations under any Loan Document to which it is a party or any other event or occurrence which individually or in the aggregate could reasonably be expected to materially and adversely affect LEAF's or the Borrower's financial condition, operations, business or prospects or the interests of the Lender and/or the Hedge Counterparty under this Loan Agreement, the Note or any other Loan Document.

        (ii) The Borrower shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (a) to the extent that the Borrower shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof, or (b) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, business or prospects of the Borrower or the interests of the Lender and/or the Hedge Counterparty under this Loan Agreement, the Note or any other Loan Document.

        (jj) At the request of the Lender, the Borrower shall execute such financing statements as Lender determines may be required by law to perfect, maintain and protect the security interest of Collateral Agent in the Collateral and in the Proceeds thereof.

        (kk) [Reserved].

        (ll) The Borrower shall pay to the Lender, on demand, any and all fees, costs or expenses which the Lender pays to a bank or other similar institution arising out of or in connection with the return of payments from the Borrower deposited for collection by the Lender.

        (mm) The Borrower shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, and except to the extent that the failure to do so could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

        (nn) The Borrower will provide the Lender with not less than 30 days prior written notice of any change in the form of organization or jurisdiction of formation of the Borrower to permit the Lender to make any additional filings necessary to continue the Collateral Agent's perfected security interest in the Collateral, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000.

        (oo) The Borrower shall comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party, including without limitation, each Loan Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Contracts, if the failure to comply therewith could, individually or in the aggregate, result in a Material Adverse Effect.

        (pp) The Borrower shall not enter into any transaction which adversely affects the Collateral or the Lender's rights under this Loan Agreement, the Note or any other Loan Document.

        (qq) The Borrower shall not Guarantee or otherwise in any way become liable with respect to the obligations or liabilities, of any other Person, except (a) for the obligations of Affiliates of the Borrower to the Lender and
(b) by customary endorsement of instruments or items of payment for deposit to the general account of the Borrower or for delivery to the Lender.

        (rr) The Borrower shall deliver a Borrowing Base Certificate to the Lender (a) on each Lender Authorization Date or (b) any other Business Day, from time to time, reasonably designated by the Lender.

        (ss) The Borrower shall not make any investment in any Person through the direct or indirect holding of securities or otherwise, other than in the ordinary course of business or in connection with the future securitization of Contracts.

        (tt) The Borrower shall not declare or pay any dividends, except to the extent otherwise expressly permitted under this Loan Agreement.

        (uu) Except for routine and customary salary advances or loans to employees in connection with relocation expenses consistent with past practice of LEAF and its Affiliates, the Borrower shall not make any unsecured loans or other advances of money to officers, managers, employees, stockholders, or affiliates in excess of $50,000 in the aggregate. Other than the Indebtedness under this Loan Agreement and the Note, Borrower shall not incur any long term or working capital debt.

        (vv) The Borrower shall not do any of the following if it will adversely affect the payment or performance of, or the Borrower's ability to pay and/or perform, its obligations to the Lender or in respect of any other Secured Obligations with respect to this Loan Agreement, the Note or any other Loan Document to which it is a party: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's membership interests, except in connection with employment or similar agreements with officers and managers of the Borrower consistent with past practice, or (ii) make any change in the Borrower's capital structure, or (iii) make any material change in any of its business objectives, purposes or operations which could reasonably be expected to adversely affect the payment or performance of, or the Borrower's ability to pay and/or perform, its obligations to the Lender or any other party with respect to this Loan Agreement, the Note or any other Loan Document to which it is a party.

        (ww) With respect to each item of Equipment with respect to which a Lien Certificate is necessary to perfect a security interest in such Equipment, the Borrower shall, or shall cause the Servicer on behalf of the Borrower to, use its best efforts to collect such Lien Certificate from the applicable Registrar of Titles as promptly as practicable. If any such Lien Certificate showing LEAF Originator as first lienholder is not received by the Collateral Agent within 120 days after the Certification Date with respect to the related Contract, such Contract shall cease to be an Eligible Contract and, if a Borrowing Base Deficiency results, the Borrower shall take the action specified in
Section 2.07.

        (xx) The Borrower shall not permit the Senior Managers to engage in any business in the leasing industry (other than the leasing business of the LEAF Parties and its Affiliates) so long as such Senior Managers are employees, officers, managers or directors of the Borrower or any other LEAF Party.

        Section 7.02 Covenants of LEAF. LEAF covenants and agrees with the Lender and the Hedge Counterparty, that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Loan Agreement:

        (a) LEAF shall have paid to the Lender all fees and expenses owed to the Lender under the Engagement Letter on the later of (i) January 3, 2005 and
(ii) the first Funding Date.

        (b) All transactions and dealings between LEAF and its Affiliates will be conducted on an arm's-length basis.

        (c) LEAF may amend (w) the Forms of Contract attached to this Loan Agreement as Exhibit E, (x) the Underwriting Guidelines attached to this Loan Agreement as Exhibit G, (y) the Schedule of LEAF Indebtedness attached to this Loan Agreement as Exhibit N and/or (z) the Credit and Collection Policies of LEAF attached to the Servicing Agreement as Exhibit B in accordance with, and only in accordance with, the following procedure:

                (i) LEAF shall deliver to the Lender written notice of any proposed amendment to the Underwriting Guidelines, the Schedule of LEAF Indebtedness or the Credit and Collection Policies of LEAF; provided that such notice shall meet the requirements set forth in clause (v) below;

                (ii) the Lender shall have ten (10) Business Days following the date of its receipt of such written notice to reject such proposed amendment;

                (iii) such proposed amendment shall not be effective prior to the expiration of the latest ten-Business-Day period specified in clause (ii) above;

                (iv) such proposed amendment shall become effective at the expiration of the latest ten-Business-Day period specified in clause (ii) above unless the Lender shall have delivered to LEAF a written objection to such proposed amendment prior to the expiration of such ten-Business-Day period; and

                (v) in order for the written notice specified in clause (i) above to be valid, such notice must contain (A) a covenant to the effect that the amendment proposed in such notice will not result in any Material Adverse Effect and (B) a reference to this Section 7.02(c) and must contain the following statement in bold, uppercase type: "IF YOU WISH TO PREVENT THIS PROPOSED AMENDMENT FROM BECOMING EFFECTIVE, YOU MUST DELIVER A WRITTEN OBJECTION TO THE AMENDMENT TO LEAF WITHIN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE."

        (d) At all times during the term of this Loan Agreement, LEAF, together with the Servicer, will maintain financing facilities, including repurchase facilities and warehouse lines of credit, that satisfy each of the following criteria: (A) such financing facilities are extended by third-party lenders ("Financing Facility Lenders") that are not Affiliates of LEAF, (B) the terms of such financing facilities are substantially similar in form and substance to the financing facilities available to LEAF as of the Closing Date and (C) the aggregate amount of commitments from such Financing Facility Lenders is not less than $50,000,000.

        (e) Prior to the termination of this Loan Agreement and each other Loan Document and the payment of all outstanding Secured Obligations and any other amounts payable pursuant hereto and thereto, LEAF will not sell all or substantially all of its assets, except to the Borrower, without the prior written consent of the Lender.

        (f) LEAF shall not amend or otherwise modify the Underwriting Guidelines, except in accordance with Section 7.02(c) of this Loan Agreement.

        (g) LEAF shall not, prior to the date which is one year and one day after the termination of this Loan Agreement, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Borrower.

        (h) LEAF shall at all times hold itself out to the public under LEAF's own name as a legal entity separate and distinct from its Affiliates.

        (i) To the extent that LEAF and the Borrower and any of their respective stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

        (j) LEAF will preserve and maintain its legal existence as a Delaware limited partnership organized solely under the laws of the State of Delaware.

        (k) LEAF will preserve and maintain all of its material rights, privileges, licenses and franchises.

        (l) LEAF will comply with the requirements of all applicable Requirements of Law (including, without limitation, the Truth in Lending Act and all environmental laws).

        (m) LEAF will maintain accurate and complete records and books of account with respect to the Collateral and LEAF's business, in which complete entries will be made in accordance with GAAP.

        (n) LEAF shall keep all of its property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted). LEAF shall maintain insurance coverage in the form of a fidelity bond which covers, among other things, employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least in each case $1,000,000 and shall not reduce such coverage without the written consent of the Lender. LEAF shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. Each insurance policy referred to in the preceding sentence shall name the Collateral Agent (by name or as assignee of LEAF), for the benefit of the Lender and the Hedge Counterparty, as loss payee to the extent of its insurable interest (including its interest in the Collateral). All insurance companies issuing insurance pursuant to this section shall receive, as of any date of determination, a rating of at least "A" by A.M. Best Co.

        (o) LEAF shall give notice to the Lender, promptly: (i) upon LEAF becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or any event of default or default under any other Loan Document, any Other Financing Facility, or any other material agreement of LEAF or the Borrower; (ii) upon, and in any event within three (3) Business Days after, service of process on LEAF, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting LEAF or the Borrower
(1) that questions or challenges the validity or enforceability of any of the Loan Documents or (2) in which the amount in controversy exceeds $1,000,000;
(iii) upon LEAF becoming aware of any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect or to cause a Default; and (iv) of entry of a judgment or decree in respect of LEAF, its assets or the Collateral in an amount in excess of $1,000,000. Each notice pursuant to this clause (o) shall be accompanied by a statement of a Responsible Officer of LEAF setting forth details of the occurrence referred to therein and stating what action LEAF has taken or proposes to take with respect thereto.

        (p) LEAF shall furnish to the Lender, as soon as available, copies of any and all proxy statements, financial statements and reports which LEAF sends to its shareholders, and copies of all (if any) regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission or any Governmental Authority which supervises the issuance of securities by any LEAF Party and any press releases concerning any LEAF Party.

        (q) LEAF will furnish to the Lender, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

        (r) LEAF shall not permit the Senior Managers to engage in any business in the leasing industry (other than the leasing business of the LEAF Parties and its Affiliates) so long as such Senior Managers are employees, officers, managers or directors of LEAF or any other LEAF Party.

        (s) LEAF shall at all times act as the managing member of the Borrower in accordance with the Borrower's operating agreement, and LEAF shall not remove the Person who is acting as independent manager of the Borrower or otherwise appoint a successor independent manager of the Borrower unless the Lender shall have consented to such removal or appointment in writing within five (5) Business Days of Borrower's written request for Lender's consent (Lender's failure to provide any such written consent within five (5) Business Days shall be deemed a consent to such removal or appointment).

        (t) LEAF shall (i) not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without the prior written consent of the Lender unless otherwise expressly permitted under the Loan Documents, and (ii) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization.

        (u) LEAF will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and LEAF will defend the right, title and interest of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, in and to any of the Collateral against the claims and demands of all Persons whomsoever.

        (v) The Lender shall not authorize LEAF to, and LEAF shall not (without the prior written consent of the Lender), enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Person (including, without limitation any Affiliate, any shareholder, director, manager, officer or employee (or any relative thereof) of LEAF or any such Affiliate) unless such transaction is
(a) not otherwise prohibited under this Loan Agreement or any other Loan Document, (b) in the ordinary course of LEAF's business and (c) upon fair and reasonable terms no less favorable to LEAF than it would obtain in a comparable arm's-length transaction.

        (w) Without the prior written consent of the Lender, LEAF will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Contract Document, except to the extent otherwise expressly permissible under the Loan Documents. LEAF shall take such reasonable and lawful actions as the Lender shall request to enforce LEAF's rights under the Contracts, and, following the occurrence of a Default, shall take such actions as are necessary to enable the Lender to exercise such rights in the Lender's own name.

        (x) LEAF will observe all corporate procedures required by its certificate of formation, its limited partnership agreement and the laws of its jurisdiction of formation. LEAF will maintain its corporate existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign business entity in any other state in which it does business and in which it is required to so qualify.

        (y) LEAF will pay its operating expenses and liabilities from its own assets.

        (z) LEAF will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of the Borrower and LEAF will not engage in business transactions with the Borrower, except on an arm's-length basis. LEAF will not hold the Borrower out to third parties as other than an entity with assets and liabilities distinct from LEAF. LEAF will cause any financial statements consolidated with those of the Borrower to state that the Borrower is a separate corporate entity with its own separate creditors who, in any liquidation of the Borrower, will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to LEAF's equity holders. LEAF will not act in any other matter that could foreseeably mislead others with respect to the Borrower's separate identity.

        (aa) LEAF shall take all actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Thacher Proffitt & Wood LLP, special counsel to the Borrower and LEAF, issued in connection with the Acquisition Agreement and relating to the issues of substantive consolidation and true sale of the Contracts.

        (bb) Except as otherwise provided herein or in any other Loan Document, LEAF shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Contract, any collections related thereto or any other Collateral related thereto, or upon or with respect to any account to which any collections of any Contract are sent, or assign any right to receive income in respect thereof.

        (cc) LEAF will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Acquisition Agreement in any manner other than the sale or contribution of Contracts and other Collateral by LEAF to the Borrower, it being understood that the Advances to the Borrower under this Loan Agreement will be treated as debt on the consolidated financial statements of LEAF.

        (dd) LEAF will not amend, modify, waive or terminate any terms or conditions of the Acquisition Agreement without the prior written consent of the Lender, and shall perform its obligations thereunder.

        (ee) LEAF shall deliver or cause to be delivered to the Collateral Agent two Business Days before each Funding Date the Funding Date Documentation with respect to the Contracts being pledged hereunder on such Funding Date.

        (ff) LEAF shall deliver to the Lender on each Purchase Date a copy of the Assignment delivered to it on such Purchase Date.

        (gg) LEAF shall promptly give notice to the Lender of the occurrence of
(a) any Facility Termination Event, specifying the event and the action which LEAF proposes to take with respect thereto or (b) any event or occurrence which will or could reasonably be expected to adversely affect the collectibility of any material portion of the Contracts or the ability of LEAF or the Borrower to perform its obligations under any Loan Document to which it is a party or any other event or occurrence which individually or in the aggregate could reasonably be expected to materially and adversely affect LEAF's or the Borrower's financial condition, operations, business or prospects or the interests of the Lender and/or the Hedge Counterparty under this Loan Agreement, the Note or any other Loan Document.

        (hh) LEAF shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (a) to the extent that LEAF shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof, or (b) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, business or prospects of LEAF or the interests of the Lender and/or the Hedge Counterparty under this Loan Agreement, the Note or any other Loan Document.

        (ii) At the request of the Lender, LEAF shall prepare (and execute, if required) such financing statements as Lender determines may be required by law to perfect, maintain and protect the security interest of Collateral Agent, for the benefit of the Lender, and the Hedge Counterparty, in the Collateral and in the Proceeds thereof.

        (jj) [Reserved].

        (kk) LEAF shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of LEAF, and except to the extent that the failure to do so could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

        (ll) LEAF will provide the Lender with not less than 30 days prior written notice of any change in the form of organization, or jurisdiction of formation of LEAF to permit the Lender to make any additional filings necessary to continue the Collateral Agent's perfected security interest in the Collateral, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000.

        (mm) LEAF shall, and shall cause each of its Subsidiaries to, comply
(i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or Contractual Obligations to which it is a party, including without limitation, each Loan Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Contracts, if the failure to comply therewith could, individually or in the aggregate, result in a Material Adverse Effect.

        (nn) LEAF shall not enter into any transaction which adversely affects the Collateral or the Lender's or the Hedge Counterparty's rights under this Loan Agreement, the Note or any other Loan Document.

        (oo) Except for routine and customary salary advances or loans to employees in connection with relocation expenses consistent with past practice of LEAF and its Affiliates, LEAF shall not make any unsecured loans or other advances of money to officers, managers, employees, stockholders, or affiliates in excess of $50,000 in the aggregate.

        (pp) LEAF shall not do any of the following if it will have a Material Adverse Effect on the payment or performance of, or LEAF's ability to pay and/or perform, its obligations to the Lender or in respect of any other Secured Obligations with respect to this Loan Agreement, the Note or any other Loan Document to which it is a party: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of LEAF's stock, except in connection with employment or similar agreements with officers and managers of LEAF consistent with past practice, or (ii) make any change in LEAF's capital structure, or
(iii) make any material change in any of its business objectives, purposes or operations which could reasonably be expected to materially and adversely affect the payment or performance of, or LEAF's ability to pay and/or perform, its obligations to the Lender or any other party with respect to this Loan Agreement, the Note or any other Loan Document to which it is a party.

        (qq) LEAF shall not grant or otherwise create any Lien on the beneficial ownership of the Borrower.

        (rr) LEAF shall deliver to the Lender:

                (i) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of LEAF, copies of the unaudited balance sheet of LEAF as at the end of such period and the related unaudited statements of income and of cash flow for such period and for the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a certificate of a Responsible Officer of LEAF, which certificate shall state that such financial statements fairly present the financial conditions and results of operations of LEAF in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end adjustments);

                (ii) as soon as available and in any event within 120 days after the end of each fiscal year of LEAF, copies of the audited financial statements for LEAF for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that such financial statements fairly present the financial condition and results of operations of LEAF as at the end of, and for, such fiscal year in accordance with GAAP;

                (iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a compliance certificate in form and substance satisfactory to the Lender showing (including calculations thereof) that LEAF is in compliance with each of the financial covenants contained in Section 7.02(a) and (d); and

                (iv) from time to time such other information regarding the financial condition, operations, or business of the LEAF Parties and their Affiliates as the Lender may reasonably request.

        Section 7.03 Covenants of the Servicer. The Servicer covenants and agrees with the Lender and the Hedge Counterparty, that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Loan Agreement:

        (a) All transactions and dealings between the Servicer and the Borrower will be conducted on an arm's-length basis. The parties acknowledge and agree that the Servicer's duties under the Loan Documents are performed on an arms' length basis.

        (b) The Servicer shall not amend or otherwise modify the Underwriting Guidelines, except in accordance with Section 7.03(c) of this Loan Agreement.

        (c) The Servicer may amend (w) the Forms of Contract attached to this Loan Agreement as Exhibit E, (x) the Underwriting Guidelines attached to this Loan Agreement as Exhibit G, (y) the Schedule of LEAF Indebtedness attached to this Loan Agreement as Exhibit N and/or (z) the Credit and Collection Policies of LEAF attached to the Servicing Agreement as Exhibit B in accordance with, and only in accordance with, the following procedure:

                (i) The Servicer shall deliver to the Lender written notice of any proposed amendment to the Underwriting Guidelines, the Schedule of LEAF Indebtedness or the Credit and Collection Policies of LEAF; provided that such notice shall meet the requirements set forth in clause (v) below;

                (ii) the Lender shall have ten (10) Business Days following the date of its receipt of such written notice to reject such proposed amendment;

                (iii) such proposed amendment shall not be effective prior to the expiration of the latest ten-Business-Day period specified in clause (ii) above;

                (iv) such proposed amendment shall become effective at the expiration of the latest ten-Business-Day period specified in clause (ii) above unless the Lender shall have delivered to the Servicer a written objection to such proposed amendment prior to the expiration of such ten-Business-Day period; and in order for the written notice specified in clause (i) above to be valid, such notice must contain (A) a covenant to the effect that the amendment proposed in such notice will not result in any Material Adverse Effect and (B) a reference to this Section 7.03(c) and must contain the following statement in bold, uppercase type: "IF YOU WISH TO PREVENT THIS PROPOSED AMENDMENT FROM BECOMING EFFECTIVE, YOU MUST DELIVER A WRITTEN OBJECTION TO THE AMENDMENT TO THE SERVICER WITHIN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE."

        (d) The Servicer shall not, prior to the date which is one year and one day after the termination of this Loan Agreement, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Borrower.

        (e) The Servicer shall at all times hold itself out to the public under the Servicer's own name as a legal entity separate and distinct from its Affiliates.

        (f) To the extent that the Servicer and the Borrower and any of their respective stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

        (g) Subject to Section 5.02 of the Servicing Agreement, the Servicer will preserve and maintain its legal existence as a Delaware corporation organized solely under the laws of the State of Delaware.

        (h) The Servicer will preserve and maintain all of its material rights, privileges, licenses and franchises.

        (i) The Servicer will comply with the requirements of all applicable Requirements of Law (including, without limitation, the Truth in Lending Act and all environmental laws).

        (j) The Servicer will maintain accurate and complete records and books of account with respect to the Collateral and the Servicer's business, in which complete entries will be made in accordance with GAAP.

        (k) The Servicer shall keep all of its property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted). The Servicer shall maintain insurance coverage in the form of a fidelity bond which covers, among other things, employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least in each case $1,000,000 and shall not reduce such coverage without the written consent of the Lender. The Servicer shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

Each insurance policy referred to in the preceding sentence shall name the Collateral Agent (by name or as assignee of the Servicer), for the benefit of the Lender and the Hedge Counterparty, as loss payee to the extent of its insurable interest (including its interest in the Collateral). All insurance companies issuing insurance pursuant to this section shall receive, as of any date of determination, a rating of at least "A" by A.M. Best Co.

        (l) The Servicer shall give notice to the Lender, promptly: (i) upon the Servicer becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or any event of default or default under any other Loan Document or any other material agreement of the Servicer or the Borrower;
(ii) upon, and in any event within three (3) Business Days after, service of process on the Servicer, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Servicer or the Borrower
(1) that questions or challenges the validity or enforceability of any of the Loan Documents or (2) in which the amount in controversy exceeds $1,000,000;
(iii) upon the Servicer becoming aware of any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect or to cause a Default; and (iv) of entry of a judgment or decree in respect of the Servicer, its assets or the Collateral in an amount in excess of $1,000,000. Each notice pursuant to this clause (k) shall be accompanied by a statement of a Responsible Officer of the Servicer setting forth details of the occurrence referred to therein and stating what action the Servicer has taken or proposes to take with respect thereto.

        (m) The Servicer shall furnish to the Lender, as soon as available, copies of any and all proxy statements, financial statements and reports which the Servicer sends to its shareholders, and copies of all (if any) regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission or any Governmental Authority which supervises the issuance of securities by any LEAF Party and any press releases concerning any LEAF Party.

        (n) The Servicer will furnish to the Lender, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

        (o) No later than 12:00 p.m., New York City time, on each Determination Date, the Servicer shall deliver, or cause to be delivered, to the Lender, the Borrower, the Collateral Agent and the Backup Servicer, in a computer-readable format acceptable to each such Person, a Monthly Servicer's Report executed by a Responsible Officer or agent of the Servicer containing among other things,
(i) all information necessary to enable the Collateral Agent to make any withdrawal and deposit required by Section 12.02 of this Loan Agreement, to give any notice required by Section 12.02 of this Loan Agreement and to make the allocations to required to be made on the next Payment Date pursuant to Section 3.03(b) of this Loan Agreement, (ii) all information to be provided to Lender and the Borrower specified by Exhibit A to the Servicing Agreement, (iii) a listing of all Contracts purchased or replaced by the Servicer or by the Servicer during the related Collection Period or on the related Business Day, as applicable, and each Contract which became a Defaulted Contract or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Contract Schedule), and (iv) all additional information that the Borrower shall have delivered to the Servicer, for inclusion in such Monthly Servicer's Report, pursuant to Section 11.02(c) of this Loan Agreement. In addition to the information set forth in the preceding sentence, the Monthly

Servicer's Report shall also contain the following information: (a) the NPA Ratio and Annualized Default Ratio for the last Collection Period, and the average of each of the NPA Ratio and Annualized Default Ratio for the three most recently ended Collection Periods; (b) whether to the knowledge of the Servicer any Facility Termination Event has occurred as of such Determination Date;
(c) whether to the knowledge of the Servicer a Servicer Termination Event has occurred; and (d) such other information reasonably requested by the Lender. The Servicer shall deliver to the Lender, the Borrower, the Collateral Agent and the Backup Servicer a hard copy of any such Monthly Servicer's Report upon request of such Person.

        (p) [Reserved].

        (q) [Reserved].

        (r) The Servicer will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement and Permitted Encumbrances, and the Servicer will defend the right, title and interest of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, in and to any of the Collateral against the claims and demands of all Persons whomsoever.

        (s) [Reserved].

        (t) Without the prior written consent of the Lender, the Servicer will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Contract Document, except to the extent otherwise expressly permissible under the Loan Documents. Notwithstanding the foregoing, the Servicer may, without the prior written consent of the Lender, waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, or other fees which may be collected in the ordinary course of servicing the Contracts. The Servicer shall take such reasonable and lawful actions as the Lender shall request to enforce the Servicer's rights under the Contracts, and, following the occurrence of a Default, shall take such actions as are necessary to enable the Lender to exercise such rights in the Lender's own name.

        (u) The Servicer will observe all corporate procedures required by its certificate of incorporation, its by-laws and the laws of its jurisdiction of formation. The Servicer will maintain its corporate existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify.

        (v) The Servicer will pay its operating expenses and liabilities from its own assets.

        (w) The Servicer will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of the Borrower and the Servicer will not engage in business transactions with the Borrower, except on an arm's-length basis. The Servicer will not hold the Borrower out to third parties as other than an entity with assets and liabilities distinct from the Servicer. The Servicer will cause any financial statements consolidated with those of the Borrower to state that the Borrower is a separate corporate entity with its own separate creditors who, in any liquidation of the Borrower, will be entitled to be satisfied out of the

Borrower's assets prior to any value in the Borrower becoming available to the Servicer's equity holders. The Servicer will not act in any other matter that could foreseeably mislead others with respect to the Borrower's separate identity.

        (x) [Reserved].

        (y) Except as otherwise provided herein or in any other Loan Document, the Servicer shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Contract, any collections related thereto or any other Collateral related thereto, or upon or with respect to any account to which any collections of any Contract are sent, or assign any right to receive income in respect thereof.

        (z) The Servicer will not amend, modify, waive or terminate any terms or conditions of the Servicing Agreement without the prior written consent of the Lender, and shall perform its obligations thereunder.

        (aa) The Servicer shall deliver or cause to be delivered to the Collateral Agent two Business Days before each Funding Date the Funding Date Documentation with respect to the Contracts being pledged hereunder on such Funding Date.

        (bb) The Servicer shall deliver to the Lender on each Purchase Date a copy of the Assignment delivered to it on such Purchase Date.

        (cc) The Servicer shall promptly give notice to the Lender of the occurrence, to its knowledge, of (a) any Facility Termination Event, specifying the event and the action which the Servicer proposes to take with respect thereto, (b) any event or occurrence which will or could reasonably be expected to adversely affect the collectibility of any material portion of the Contracts or the ability of the Servicer to service such Contracts or the ability of the Servicer or the Borrower to perform its obligations under any Loan Document to which it is a party or any other event or occurrence which individually or in the aggregate could reasonably be expected to materially and adversely affect the Servicer's or the Borrower's financial condition, operations, business or prospects or the interests of the Lender and/or the Hedge Counterparty under this Loan Agreement, the Note or any other Loan Document.

        (dd) The Servicer shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (a) to the extent that the Servicer shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof, or (b) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, business or prospects of the Servicer or the interests of the Lender and/or the Hedge Counterparty under this Loan Agreement, the Note or any other Loan Document.

        (ee) [Reserved].

        (ff) The Servicer shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Servicer, and except to the extent that the failure to do so could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

        (gg) [Reserved].

        (hh) The Servicer shall, and shall cause each of its Subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or Contractual Obligations to which it is a party, including without limitation, each Loan Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Contracts, if the failure to comply therewith could, individually or in the aggregate, result in a Material Adverse Effect.

        (ii) The Servicer shall not enter into any transaction which adversely affects the Collateral or the Lender's or the Hedge Counterparty's rights under this Loan Agreement, the Note or any other Loan Document.

        (jj) [Reserved].

        (kk) The Servicer shall not do any of the following if it will have a Material Adverse Effect on the payment or performance of, or the Servicer's ability to pay and/or perform, its obligations to the Lender or in respect of any other Secured Obligations with respect to this Loan Agreement, the Note or any other Loan Document to which it is a party: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Servicer's stock, except in connection with employment or similar agreements with officers and directors of the Servicer consistent with past practice, or (ii) make any change in the Servicer's capital structure, or (iii) make any material change in any of its business objectives, purposes or operations which could reasonably be expected to materially and adversely affect the payment or performance of, or the Servicer's ability to pay and/or perform, its obligations to the Lender or any other party with respect to this Loan Agreement, the Note or any other Loan Document to which it is a party.

        (ll) The Servicer shall not grant or otherwise create any Lien on the beneficial ownership of the Borrower.

                                  Article VIII

                                EVENTS OF DEFAULT

        Section 8.01 Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") under this Loan
Agreement:

        (a) Default in the Payment of any Advance. The Borrower shall default in the payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment or otherwise), and such default shall continue for two (2) Business Days; or the Servicer shall fail to deposit (or remit to the Collateral Agent for deposit) any amount required to be deposited by it in the Collection Account (or remitted by it to the Collateral Agent for deposit in the Collection Account) and such failure shall continue for two (2) Business Days; or

        (b) Default in the Payment of any Other Amount. The Borrower shall default in the payment of any other amount payable by it under this Loan Agreement or under any other Loan Document after notification by the Lender of such default or the discovery of such default by a Responsible Officer of the Borrower or LEAF, and such default shall have continued unremedied for three (3) Business Days; or

        (c) Final Payment Date. All Advances and any other amounts payable to the Lender have not been paid to the Lender by the Final Payment Date; or

        (d) Voluntary Bankruptcy Event. A LEAF Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself, of the Collateral or of all or a substantial part of such LEAF Party's property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts,
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or any other law referred to in clause (iv) above, (vi) cease to conduct its business, (vii) take any corporate or other action for the purpose of effecting any of the foregoing, or (viii) admit in writing its inability to pay its debts as such debts become due; or

        (e) Involuntary Bankruptcy Event. A proceeding or case shall be commenced, without the application or consent of any LEAF Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any LEAF Party, the Collateral or any substantial part of any LEAF Party's property, or (iii) similar relief in respect of any LEAF Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed; the Collateral or any other assets of any LEAF Party are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of such LEAF Party, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any LEAF Party shall be entered in an involuntary case under the Bankruptcy Code; any LEAF Party shall have concealed, removed or permitted to be concealed or removed any part of its property with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or other similar law; or

        (f) Borrowing Base Deficiency. The Borrower shall have failed to cure a Borrowing Base Deficiency in the manner, and within two (2) Business Days, set forth in Section 2.07(a); or

        (g) Failure to Maintain a Valid Perfected First Priority Security Interest. The Collateral Agent shall at any time fail to have a valid, perfected, first priority security interest in Contracts with an Aggregate Implicit Principal Balance, as of any date of determination, equal to or greater than 1.0% of the Aggregate Implicit Principal Balance of all Contracts as of such date of determination, and the Collateral related thereto, for the benefit of the Lender and the Hedge Counterparty, free and clear of all Liens or any purchase by the Borrower of a Contract under the Acquisition Agreement shall, for any reason, cease to create in favor of the Borrower a perfected ownership interest in such Contract and the other Collateral related thereto, except that UCC financing statements are not required to have been filed against the related Customer for any Equipment related to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000; provided, however, that if an event described in this clause (g) is cured by the repurchase of Contracts pursuant to Section 3.03 of the Acquisition Agreement within five (5) Business Days after the discovery of such event by any Person, together with the payment of any required indemnity, such event shall cease to constitute an Event of Default; or

        (h) Cross Default. Any LEAF Party shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other Contractual Obligation to which it is a party, which default involves the failure to pay an amount in excess of $1,000,000 and which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other Contractual Obligation; or

        (i) Breach of Term, Covenant or Agreement. Any LEAF Party or the Servicer (if the Servicer is a LEAF Party) shall fail to perform or observe any term, covenant or agreement under this Loan Agreement, the Note or any other Loan Document which failure is (i) curable by means other than payment of money and continues unremedied for a period of thirty (30) Business Days after the earlier of (a) the Servicer or any LEAF Party received written notification from the Lender and (b) the date on which the Servicer or LEAF Party becomes aware of such matter; or (ii) is not curable and continues unremedied for a period of one
(1) Business Day; or

        (j) Breach of Representation or Warranty. Any representation or warranty made or deemed to be made by any LEAF Party or the Servicer (if the Servicer is a LEAF party) (or any of their respective officers) under or in connection with this Loan Agreement or any other Loan Document, any remittance report or other information or report delivered pursuant hereto or any other Loan Document shall prove to have been false or incorrect in any material respect when made; provided, however, that if any breach described above is cured by the repurchase of Contracts pursuant to Section 3.03 of the Acquisition Agreement, together with the payment of any required indemnity, such breach shall cease to constitute an Event of Default; or

        (k) [Reserved]; or

        (l) 3-Month Rolling Average of the NPA Ratio. The average of the NPA Ratios for the three most recently ended Collection Periods is greater than
(i) 3.00% for the Serviced Portfolio, or (ii) 2.50% for the Securitized Portfolio; or

        (m) 3-Month Rolling Average of the Annualized Default Ratio. The average of the Annualized Default Ratios on the Serviced Portfolio for the three most recently ended Collection Periods is equal to or greater than 3.50%; or

        (n) [Reserved]; or

        (o) Unsatisfied Judgment. A final, nonappealable judgment by any competent court in the United States of America for the payment of money in an amount in excess of $1,000,000 shall be rendered against any LEAF Party and the same remains undischarged for a period of sixty (60) days after the entry thereof; or

        (p) [Reserved]; or

        (q) Materially Adverse Litigation. There shall be any action, suit or proceedings at law or in equity or investigations pending against LEAF or the Borrower, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over LEAF or the Borrower or its respective properties (A) asserting the invalidity of this Loan Agreement, the Note or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Agreement, the Note or any other Loan Documents to which LEAF or the Borrower is a party, or (C) seeking any determination or ruling that might have a Material Adverse Effect on the interests of the Lender or the Hedge Counterparty under this Loan Agreement or any other Loan Document, including, without limitation, a Material Adverse Effect on the performance by LEAF or the Borrower of its respective obligations under, or the validity or enforceability of, this Loan Agreement, the Note or any of the other Loan Documents or the business, operations, condition (financial or otherwise) or prospects of LEAF or the Borrower; or

        (r) Change of Control. Any Change of Control shall occur with respect to LEAF or the Borrower, unless the Lender shall have expressly consented to such Change of Control in writing; or

        (s) Reserve Account Limitation Event. The amount of any deposit to the Reserve Account required pursuant to clause eighth of Section 3.03(b) is limited in accordance with the proviso thereto in order to prevent a Reserve Account Limitation Event; or

        (t) Servicer Termination Event. A Servicer Termination Event, (if the Servicer is a LEAF Party) other than the Servicer Termination Event set forth in
Section 6.01(a)(ix) of the Servicing Agreement, shall have occurred and be continuing; or

        (u) Required Audits. An exception shall exist in the Required Audit Reports which is reasonably likely to have a Material Adverse Effect on the Lender, the Contracts or the other Collateral, in the reasonable opinion of the Lender, and such exception has remained uncured for a period of thirty (30) days after the earlier of written notice to the Servicer of the existence of such exception or of the date that the Servicer has knowledge that such exception shall be included in the related Required Audit Report.

        (v) Material Adverse Change. The Lender shall have reasonable cause to believe that (i) there has been a Material Adverse Effect with respect to the Collateral or the Lender's rights under this Loan Agreement, the Note or any other Loan Document or (ii) any LEAF Party shall have suffered any Material Adverse Change; or

        (w) Static Pool Test. The Cumulative Net Loss exceeds the percentages found in the column titled "Event of Default" in the definition of "Static Pool Test"; or

        (x) [Reserved]; or

        (y) Termination of Loan Documents. The Custodial Agreement, the Acquisition Agreement, the Note, the Servicing Agreement or this Agreement (except in accordance with its terms or with the mutual consent of the parties thereto), shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability of any material portion thereof shall be contested in any legal or arbitrable proceeding by any LEAF Party thereto; or

        (z) ERISA Default. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of a LEAF Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
(iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
(v) a LEAF Party or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

        (aa) [Reserved]; or

        (bb) Failure to Answer. The Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the Collateral or the financial well-being of any LEAF Party and a response reasonably addressing such request or information shall not have been provided within ten (10) Business Days of such request; or

        (cc) Failure to Deliver Monthly Servicer's Report. The Servicer shall have failed to deliver the Monthly Servicer's Report in accordance with the Servicing Agreement and such condition continues unremedied for a period of two
(2) Business Days after the earlier to occur of (x) discovering by a Servicing officer or a Responsible Officer of the Servicer or (y) the date on which written notice has been received by a Servicing Officer or a Responsible Officer of the Servicer; or

        (dd) Failure of Servicing Duties. The Seller shall have failed to deposit the Release Price into the Collection Account with respect to any Contract required to be repurchased pursuant to Section 3.03 of the Acquisition Agreement; or (with respect to any other Contract, including within the definition of Release Price) the Servicer or the Borrower shall have failed to deposit the Release Price into the Collection Account and any conditions above continue unremedied for a period of one (1) Business Day; or

        (ee) Material Delegation of Servicer's Duties. The Servicer transfers, delegates or assigns a material portion of its servicing duties in violation of the Servicing Agreement; or

        (ff) Failure to Maintain Minimum Capital Requirements. (i) LEAF shall have failed to maintain (x) an Interest Coverage Ratio of at least 1.10:1.0 or
(y) a Senior Leverage Ratio no greater than 6.0:1.0 or (ii) the Servicer shall have (a) failed to maintain a "Minimum Tangible Net Worth" (defined as stockholders' equity plus subordinated debt less intangibles) of $7,500,000 or
(b) defaulted (after giving effect to any and all notice, grace and cure periods) in respect of any material Indebtedness for borrowed money).

        (gg) Registration under Investment Company Act Required. The Borrower shall be required to register as an "investment company" under the Investment Company Act.

                                   Article IX

                              REMEDIES UPON DEFAULT

        Section 9.01    Remedies.

        (a) Upon the occurrence and continuation of one or more Events of Default, and in addition to the remedies provided in Section 4.07 of this Loan Agreement and otherwise provided in this Loan Agreement, the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon such declaration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        (b) Upon the occurrence and continuation of one or more Events of Default, and in addition to the remedies provided in Section 4.07 of this Loan Agreement and otherwise provided in this Loan Agreement, the Collateral Agent (at the direction of the Lender) shall have the right to obtain physical possession of the Servicing Records and all other files of the LEAF Parties relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the LEAF Parties or any third party acting for the LEAF Parties and the LEAF Parties shall deliver (or cause to be delivered) to the Collateral Agent and the Backup Servicer such assignments as the Collateral Agent (at the direction of the Lender) shall request. The Lender shall have the right to demand transfer of all servicing rights and obligations to a new servicer (including, without limitation, the Backup Servicer) acceptable to the Lender, and the Borrower shall pay to such new servicer a servicing fee or any other amounts necessary to assure the ability of the Lender to find an appropriate successor servicer.

The Collateral Agent (at the direction of the Lender) may deduct any such fees from the Proceeds of the Collateral prior to applying any such Proceeds to the other Secured Obligations. The Servicer shall cooperate fully with the Lender, Collateral Agent and the successor Servicer during the transition of servicing duties. The Lender and the Collateral Agent shall be entitled to specific performance of all agreements of the LEAF Parties contained in the Loan Documents.

                                    Article X

                           NO DUTY OF COLLATERAL AGENT

        Section 10.01 No Duty of Collateral Agent. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the interests in the Collateral of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty. The Collateral Agent shall not exercise any powers granted hereby except at the written direction of the Lender or as otherwise expressly required under the Loan Documents, and no duties or obligations of the Collateral Agent shall be implied under the Loan Documents. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and none of it or any of its officers, directors, employees or agents shall be responsible to the LEAF Parties for any act or failure to act hereunder, except for its or their own negligence or willful misconduct. In no event will the Collateral Agent or any of its officers, directors, employees or agents be liable for any consequential, indirect or special damages.

        (b) Except as expressly set forth in the Loan Documents, the Collateral Agent makes no warranty or representation and shall have no responsibility as to the completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Contracts or any of the documents in the Contract Files and will not be required to and will not make any representations as to the validity or value of any of the Contracts or any of the documents in the Contract Files.

        (c) Except as provided in Section 10.01(a) hereof, the Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith. The Collateral Agent may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it by any other Person and which, reasonably in good faith, it believes to be genuine and which has been signed by the proper party or parties. The Collateral Agent may rely on and shall be protected in acting upon the written instructions of the Person authorized to deliver such instructions.

        (d) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if the Collateral Agent believes that repayment of such funds (repaid in accordance with the terms of this Agreement) or adequate indemnity against such risk or liability is not reasonably assured to it.

                                   Article XI

                PURCHASE OF RELEASE AND SUBSTITUTION OF CONTRACTS

        Section 11.01   Purchase of Release and Substitution.

        (a) Subject to the limitations set forth in Section 11.01(c) and
Section 11.01(d), the Borrower shall be entitled, pursuant to Section 11.01(c), or required, pursuant to Section 11.01(d), upon three (3) Business Days' notice to the Servicer, the Collateral Agent and the Lender, to purchase the release, in the case of an optional purchase, of a Replaceable Contract or, in the case of a purchase with respect to which a purchase or replacement is mandatory, of a Defaulted Contract (and in each case the Equipment and other Collateral related thereto), from the security interest of the Collateral Agent by remitting, in accordance with the terms of Section 2.07(d), the Release Price for such Contract to the Collateral Agent for deposit in the Collection Account; provided, however, that no such purchase of the release of such Contracts shall be made if (i) such purchase is made with any intent to hinder, delay, or defraud any entity to which the Borrower is or will become indebted; (ii) there shall be any reason to believe that the Borrower is insolvent or that such purchase will render the Borrower insolvent on the date thereof or as a result of such purchase; (iii) at the time of such purchase, the Borrower is engaged in business, or about to engage in business, for which the assets remaining with it after the purchase will be an unreasonably small amount of capital; or (iv) the Borrower intends or believes that it will incur debts beyond its ability to pay as such debts mature.

        (b) Subject to the limitations set forth in Section 11.01(c) and
Section 11.01(d), the Borrower shall be further entitled, pursuant to Section 11.01(c), or required, pursuant to Section 11.01(d), upon three (3) Business Days' notice to the Servicer, the Collateral Agent and the Lender, to obtain the release, in the case of an optional replacement, of a Replaceable Contract by replacing such Replaceable Contract (and the Equipment and other Collateral related thereto) or, in the case of a replacement with respect to which a purchase or replacement is mandatory, of a Defaulted Contract by replacing such Defaulted Contract (and the Equipment and other Collateral related thereto), with one or more Substitute Contracts (and the Equipment and other Collateral related thereto); provided that each such removal of a Replaceable Contract or Defaulted Contract and replacement thereof with one or more Substitute Contracts shall satisfy the following conditions precedent:

                (i) based on the Underwriting Guidelines, each Substitute Contract shall be of equal or better credit quality to the related Replaceable Contract;

                (ii) each Substitute Contract shall meet each eligibility criterion set forth in Exhibit D to this Loan Agreement and shall thus qualify as an Eligible Contract;

                (iii) the Final Due Date of each Substitute Contract shall be on or prior to the Final Due Date of the related Replaceable Contract or Defaulted Contract; and

                (iv) after giving effect to the removal of a Replaceable Contract or Defaulted Contract from the pool of Eligible Contracts and the addition of one or more related Substitute Contracts to the pool of Eligible Contracts, the Aggregate Implicit Principal

        Balance of such Substitute Contracts, as of the date of such removal and addition, shall not be less than the Implicit Principal Balance of such Replaceable Contract or Defaulted Contract as of the date of such removal and addition.

        (c) Notwithstanding anything in this Loan Agreement to the contrary, neither any optional purchase of the release of a given Replaceable Contract pursuant to Section 11.01(a) nor any optional substitution of a given Replaceable Contract with a Substitute Contract pursuant to Section 11.01(b) shall be permissible unless, after giving effect to the removal of such given Replaceable Contract pursuant to Section 11.01(a) or (b), as applicable, the aggregate of the Release Prices of all Replaceable Contracts removed from the pool of Contracts (in each case, as of the date of removal of such Replaceable Contract, but without giving effect to any required purchase of or substitution for Defaulted Contracts pursuant to Section 11.01(d)) after the Closing Date is less than or equal to 5% of the Maximum Advance Amount as of such date of determination.

        (d) LEAF, acting through the Borrower, shall be required to purchase the release of a given Defaulted Contract pursuant to Section 11.01(a) or substitute a given Defaulted Contract with a Substitute Contract pursuant to Section 11.01(b) so long as the aggregate of the Release Prices of all Defaulted Contracts (in each case, as of the date of removal of such Defaulted Contract) so purchased or substituted for after the Closing Date is less than or equal to 5% of the Maximum Advance Amount as of such date of determination.

        Section 11.02   Procedure.

        (a) Pursuant to the related Monthly Servicer Report, the Borrower shall notify LEAF, the Servicer, the Collateral Agent and the Lender of its release of any Replaceable Contract or Defaulted Contract pursuant to Section 11.01(a) on such Business Day or to substitute one or more Substitute Contracts for a Replaceable Contract or Defaulted Contract pursuant to Section 11.01(b) on such Business Day.

        (b) The Borrower, in accordance with the terms of Section 2.07(d), shall remit to the Servicer for deposit into the Collection Account the Release Price for each Replaceable Contract or Defaulted Contract, the release of which the Borrower shall have elected, or shall have been required, to purchase, pursuant to Section 11.01(a), on such Business Day.

        (c) Pursuant to the related Monthly Servicer Report, the Borrower shall deliver to the Servicer, for inclusion in such Monthly Servicer's Report for the related Determination Date: (i) a list of each Replaceable Contract or Defaulted Contract to be removed from the pool of Contracts on such Business Day pursuant to Section 11.01(a) or (b), which shall be deleted by LEAF from Schedule A to the Acquisition Agreement, (ii) a supplement to Schedule A to the Acquisition Agreement setting forth for each Substitute Contract to be added to the pool of Eligible Contracts on such Business Day pursuant to Section 11.01(b) all information required to be listed with respect to a Contract on such Schedule A,
(iii) an irrevocable written notice of the pledge by the Borrower to the Collateral Agent of a security interest in each such Substitute Contract, in the form in which such a pledge is required to be expressed in any Notice of Borrowing and Pledge, (iv) an Officers' Certificate executed by a Responsible Officer of the Borrower, (A) certifying that each such Substitute Contract is an "Eligible Contract", (B) specifying each Replaceable Contract or Defaulted Contract for which one or more Substitute Contracts has been substituted, (C) certifying that each requirement under Section 11.02(b) has been satisfied with respect to the addition of each such Substitute Contract, (D) certifying that the removal of each such Replaceable Contract and Defaulted Contract is in accordance with the terms of
Section 11.01(c) and Section 11.01(d), respectively, and (E) containing the certifications required in any Borrowing Base Certificate as to the satisfaction of all matters referred to in Section 5.02(a), (b) and (c) hereof, and (iv) such additional information concerning such Substitute Contracts and/or Replaceable Contracts or Defaulted Contracts as may be needed for the Servicer to prepare such Monthly Servicer's Report pursuant to Section 4.01 of the Servicing Agreement and otherwise to carry out its duties as Servicer under the Servicing Agreement.

        (d) Subject to the provisions of Section 11.03, the delivery of any Officers' Certificate and supplement to Schedule A to the Acquisition Agreement pursuant to Section 11.02(a) shall be conclusive evidence, without further act or deed, that (i) the Borrower pledged to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and pursuant to Section 11.01 hereof all of the Borrower's right, title and interest in and to the Substitute Contracts identified in such supplement, and the related rights associated with such Contract, (ii) the Borrower pledged to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, all of the Borrower's right, title and interest in and to the Equipment and all other Collateral related to each such Substitute Contract, and (iii) the Collateral Agent, on behalf of the Lender and the Hedge Counterparty, is directed to release to the Borrower, without representation or warranty, all of the Lender's and Collateral Agent's right, title and interest in and to the Replaceable Contracts identified in such Officers' Certificate and release its security interest in the Equipment and all other Collateral relating thereto. The Borrower shall deliver to the Collateral Agent all documentation with respect to each Substitute Contract that is required to be delivered in respect of any Contract pursuant to Sections 2 and 3 of the Custodial Agreement, within the time specified under the Custodial Agreement. The Borrower shall promptly request the Collateral Agent in writing to deliver to or upon the order of the Borrower the original executed counterpart of each Replaceable Contract for which substitution has been made pursuant to Section 11.01 hereof and the Collateral Agent shall deliver to the Borrower the original executed counterpart of each Replaceable Contract for which substitution has been made pursuant to Section 11.01 hereof in accordance with the provisions of Section 6 of the Custodial Agreement.

        Section 11.03   Objection and Purchase.

                If the Lender objects to any purchase of release or substitution of Contracts within ten days of receipt of the Monthly Servicer's Report providing notice thereof pursuant to Section 4.01 of the Servicing Agreement, on the grounds either that any Substitute Contract is not an Eligible Contract within the meaning of the definition thereof or that such purchase of release or substitution is otherwise not permitted under the provisions of Section 11.01 hereof, the Borrower shall be entitled to present such additional information as it deems appropriate in an effort to demonstrate that such Contract is an Eligible Contract and that such purchase of release or substitution is permitted under the provisions of Section 11.01 hereof. Following such presentation, the procurement of release or substitution shall remain effective if each Person originally objecting to the substitution withdraws the objection. If the conditions specified in the preceding sentence are not satisfied, or if at any time it is established that any Contract was not, at the time of substitution, an Eligible Contract, then the Borrower shall be required to purchase the release of such Contract in accordance with the provisions of Section 11.01(a) hereof.

        Section 11.04 Borrower's, Servicer's and Collateral Agent's Subsequent Obligations.

        Upon any removal of a Replaceable Contract from the pool of Contracts pursuant to Section 11.01(a) or (b), the Borrower's, the Servicer's and the Collateral Agent's obligations under the Loan Documents with respect to such Replaceable Contract and the Collateral related thereto shall cease. Upon the addition of a Substitute Contract to the pool of Eligible Contracts pursuant to
Section 11.01(b), the Borrower, the Servicer and the Collateral Agent shall each thereafter have the same obligations with respect to such Substitute Contract and the Collateral related thereto as it has with respect to all other Contracts subject to the terms of the Loan Documents.

                                   Article XII

                                ACCOUNTS; REPORTS

        Section 12.01   Establishment of Collection Account and Reserve Account.

        (a) The Borrower, for the benefit of the Lender and the Hedge Counterparty, shall establish and maintain in the name of the Collateral Agent an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are subject to the Lien of the Collateral Agent for the benefit of the Lender and the Hedge Counterparty. The Collection Account shall initially be established with the Collateral Agent.

        (b) The Borrower, for the benefit of the Lender and the Hedge Counterparty, shall establish and maintain in the name of the Collateral Agent an Eligible Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are subject to the Lien of the Collateral Agent for the benefit of the Lender and the Hedge Counterparty. The Reserve Account shall initially be established with the Collateral Agent.

        (c) Funds on deposit in the Collection Account and the Reserve Account shall be invested by the Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Permitted Investments selected in writing by the Lender and the Borrower (pursuant to standing instructions or otherwise). In the absence of any contrary instruction, the investments that shall be deemed to have been selected shall be the investments specified in clause (iv) of the definition of "Permitted Investments" set forth in Appendix A to this Loan Agreement. Other than as agreed upon between the Lender and the Borrower, funds on deposit in the Collection Account or the Reserve Account shall be invested in Permitted Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. All Permitted Investments will be held to maturity.

        (d) All Investment Earnings of monies deposited in the Collection Account shall be deposited by the Collateral Agent in the Collection Account no later than the close of business on the day they are received, and any loss resulting from such investments shall be charged to the Collection Account. All Investment Earnings of monies deposited in the Reserve Account shall be deposited by the Collateral Agent in the Reserve Account no later than the close of business on the day they are received, and any loss resulting from such investments shall be charged to the Reserve Account. Neither the Servicer nor the Lender will direct the Collateral Agent to make any investment of any funds held in the Collection Account or the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person.

        (e) If (i) the Lender shall have failed to give investment directions for any funds on deposit in the Collection Account or the Reserve Account to the Collateral Agent by 12:00 p.m., New York City time (or such other time as may be agreed by the Lender and the Collateral Agent), on any Business Day; or
(ii) a Default or Event of Default shall have occurred and be continuing but the Secured Obligations shall not have been declared due and payable, or, if such amounts shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Collateral are being applied as if there had not been such a declaration, then the Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account and the Reserve Account in one or more Permitted Investments pursuant to paragraph (c) above.

        (f) The Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all Proceeds thereof and all such funds, investments, Proceeds and income shall be part of the Collateral. The Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all Proceeds thereof and all such funds, investments, Proceeds and income shall be part of the Collateral. Except as otherwise provided herein, the Collection Account and the Reserve Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Lender and the Hedge Counterparty. If, at any time, either the Collection Account or the Reserve Account ceases to be an Eligible Account, the Servicer (in the case of the Collection Account) or the Borrower (in the case of the Reserve Account), for the benefit of the Lender and the Hedge Counterparty, shall within five Business Days (or such longer period as to which the Lender may consent) establish a new Collection Account or Reserve Account, as the case may be, as an Eligible Account and shall transfer any cash and/or any investments to such new Collection Account or Reserve Account. In connection with the foregoing, the Servicer agrees that, in the event that the Collection Account is not an account with the Collateral Agent, the Servicer shall notify the Lender in writing promptly upon the cessation of the Collection Account to be an Eligible Account. In connection with the foregoing, the Borrower agrees that, in the event that the Reserve Account is not an account with the Collateral Agent, the Borrower shall notify the Lender in writing promptly upon the cessation of the Reserve Account to be an Eligible Account.

        (g) With respect to the Facility Account Property:

                        (A) any Facility Account Property shall be held solely in the Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Collateral Agent, and the Collateral Agent shall have sole signature authority with respect thereto;

                        (B) any Facility Account Property that constitutes physical property shall be delivered to the Collateral Agent in accordance with paragraphs (1)(a) and (b) of the definition of "Delivery" in Appendix A to this Loan Agreement and shall be held, pending maturity or disposition, solely by the Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Collateral Agent;

                        (C) any Facility Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (1)(c) of the definition of "Delivery" in Appendix A to this Loan Agreement and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Facility Account Property as described in such paragraph; and

                        (D) any Facility Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (c) above shall be delivered to the Collateral Agent in accordance with paragraph (1)(d) of the definition of "Delivery" in Appendix A to this Loan Agreement and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued registration of the Collateral Agent's (or its nominee's) ownership of such security.

Effective upon Delivery of any Facility Account Property in the form of physical property, book-entry securities or uncertificated securities, the Collateral Agent shall be deemed to have purchased such Facility Account Property for value, in good faith and without notice of any adverse claim thereto.

        The Collateral Agent shall not enter into any subordination or intercreditor agreement with respect to the Facility Account Property other than, to the extent applicable, this Loan Agreement or as contemplated by the Loan Documents.

        Section 12.02   Deposits into and Withdrawals from Accounts.

        (a) If, on any day, the Servicer receives any Scheduled Payments, the Servicer shall, upon identification thereof, deposit such Scheduled Payments to the Lockbox Account no later than the second Business Day immediately following such receipt. In addition, the Servicer shall, upon identification thereof, deposit or cause to be deposited in the Lockbox Account all other Receivables (including, without limitation, any Residual Proceeds, Recoveries, Guaranty Amounts and Insurance Proceeds) received or collected by the Servicer, in accordance with, and within the time specified under, Section 3.03(a) of this Agreement. Pending such deposit, such Scheduled Payments and other Receivables shall be held by the Servicer in trust for the benefit of the Lender and the Hedge Counterparty.

        The Servicer or the Borrower, as applicable, shall deposit or cause to be deposited in the Collection Account (i) each Swap Payment paid by the Hedge Counterparty pursuant to any Interest Rate Hedging Agreement, on the date of receipt of such payment (it being understood that the Borrower shall instruct the Hedge Counterparty, pursuant to each Interest Rate Hedging

Agreement and each Interest Rate Hedging Transaction thereunder, to deposit each such Swap Payment into the Collection Account), (ii) the Release Price for any Contract, the Collateral Agent's security interest in which is released pursuant to Section 2.07(b) of this Loan Agreement, within the time specified under
Section 2.07(b) of this Loan Agreement (it being understood that the Collateral Agent shall, on the date of receipt of any such Release Price from LEAF, on behalf of the Borrower, pursuant to Section 3.03 of the Acquisition Agreement, deposit such amount in the Collection Account), (iii) the Release Price for any Contract, the Collateral Agent's security interest in which is released pursuant to Section 2.07(c) of this Loan Agreement, within the time specified under
Section 2.07(c) of this Loan Agreement, (iv) the Release Price for any Contract, the Collateral Agent's security interest in which is released pursuant to
Section 2.07(d) of this Loan Agreement, within the time specified under Section 2.07(d) of this Loan Agreement (it being understood that the Collateral Agent shall, on the date of receipt of any such Release Price from the Borrower deposit such amount in the Collection Account), (v) any Prepayment Amount for any Payment Date, no later than such Payment Date and (vi) each Servicer Advance for such Payment Date required to be made under Section 3.04 of the Servicing Agreement, no later than such Payment Date (it being understood that the Collateral Agent shall, on the date of receipt of any such Servicer Advance from the Servicer, deposit such amount in the Collection Account). Pending the deposit of such funds in the Collection Account (or the delivery of such amounts to the Collateral Agent for deposit in the Collection Account), such funds shall be held by the Servicer or the Borrower, as applicable, in trust for the benefit of the Lender and the Hedge Counterparty.

        (b) On each Payment Date (and, in each case, prior to the making of any required payments on such Payment Date pursuant to Sections 3.03(b) and 12.02(c) of this Loan Agreement), the Collateral Agent shall deposit in the Collection Account the Reserve Account Available Amount for such Payment Date, if any, withdrawn from the Reserve Account in accordance with Section 12.02(f) of this Loan Agreement.

        (c) On each Payment Date, the Collateral Agent shall (based on the Monthly Servicer's Report delivered by the Servicer pursuant to Section 4.01 of the Servicing Agreement) withdraw all Available Funds and any Reserve Account Available Amount on deposit in the Collection Account, and apply such funds in the manner set forth in Section 3.03(b) of this Loan Agreement.

        (d) No party hereto shall withdraw or otherwise remove, or permit the removal by any Person other than the Collateral Agent of, any funds in the Collection Account or the Reserve Account, other than in accordance with this Agreement and the other Loan Documents then in effect. Neither the Servicer nor the Borrower shall instruct the Collateral Agent to withdraw or otherwise remove any funds in the Collection Account or the Reserve Account except as provided in the Loan Documents. Notwithstanding anything in this clause (d) to the contrary, the Servicer shall instruct the Collateral Agent to pay to the Borrower amounts paid into the Collection Account that are not Receivables on a Contract or other amounts required to be deposited into the Collection Account pursuant to this Agreement or any of the other Loan Documents (including, without limitation, any reasonable out-of-pocket expenses incurred by the Servicer in enforcing a Defaulted Contract, to the extent not previously retained) if the Borrower or Servicer shall have notified the Lender (with a copy to the Collateral Agent, in the case of any amount to be withdrawn from the Collection Account) in writing of the amount to be remitted to the Borrower.

        (e) On each Funding Date, the Lender shall deliver to the Collateral Agent, for deposit into the Reserve Account, the Funding Date Reserve Account Deposit, if any, with respect to each Advance made on such Funding Date, in accordance with Section 2.03(b) of this Loan Agreement, subject to such deposit not causing a Reserve Account Limitation Event.

        (f) In the event that the Monthly Servicer's Report with respect to any Determination Date shall state that the Available Funds on such Determination Date are less than the sum of the amounts payable on the related Payment Date pursuant to clauses first through sixth of Section 3.03(b) of this Loan Agreement (such deficiency being a "Deficiency Claim Amount"), then on such Determination Date, the Servicer shall deliver to the Collateral Agent, the Borrower and the Lender, by hand delivery, telex or facsimile transmission, a written notice in substantially the form of Exhibit M attached hereto
(a "Deficiency Notice") specifying the Deficiency Claim Amount and the Reserve Account Available Amount for the related Payment Date. Such Deficiency Notice shall direct the Collateral Agent to remit from the Reserve Account the Reserve Account Available Amount for deposit in the Collection Account on such Payment Date. Upon the occurrence of the Facility Termination Date or during the existence of an Event of Default, all amounts on deposit in the Reserve Account shall be deposited into the Collection Account for distribution on the immediately following Payment Date.

        (g) Any Deficiency Notice shall be delivered by 12:00 p.m., New York City time, on the related Determination Date. The amounts distributed pursuant to a Deficiency Notice shall be deposited by the Collateral Agent into the Collection Account.

        (h) To the extent that, on any Payment Date after giving effect to the payments required to be made on such Payment Date pursuant to clauses first through eighth of Section 3.03(b) of this Loan Agreement, the Reserve Account Available Amount exceeds the Required Reserve Account Amount for all Advances as of such Payment Date, the Collateral Agent shall withdraw from the Reserve Account an amount equal to such excess and pay such amount to the Borrower pursuant to clause tenth of Section 3.03(b) of this Loan Agreement on such Payment Date.

        Section 12.03   Reports.

        (a) Upon discovery by the Servicer of any Contract ceasing to be an Eligible Contract, if a Borrowing Base Deficiency exists or will result therefrom, the Servicer shall deliver (or shall cause the Borrower to deliver) to the Lender a Borrowing Base Deficiency Notice no later than 12:00 p.m., New York time, on the Business Day immediately succeeding such discovery.

        (b) The Borrower shall deliver to the Lender and/or permit any representative of the Lender to inspect any copies of property, books, valuations, records, audits or other information related to the Collateral as the Lender may request upon two (2) Business Days' prior written notice.

        (c) The Collateral Agent shall, upon request from the Servicer, provide the Servicer with sufficient information regarding the amount of Receivables with respect to the Contracts received by the Collateral Agent from the Lockbox Account and the other accounts held in the name of the Collateral Agent to permit the Servicer to perform its duties under the Servicing Agreement.

        Section 12.04 Securities Accounts. The Collateral Agent agrees that the Collection Account and the Reserve Account held by it hereunder shall each be maintained as a "securities account" as defined in the UCC as in effect in New York, and U.S. Bank National Association hereby agrees that it is and will act as a "securities intermediary" (in such capacity, the "Securities Intermediary") for the Collateral Agent as the sole "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC) with respect to each such account. The parties hereto agree that the Collection Account and the Reserve Account shall be governed by the laws of the State of New York, and regardless of any provision in any other agreement, the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the UCC) shall be the State of New York. The Securities Intermediary acknowledges and agrees that (a) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collection Account and the Reserve Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC and (b) notwithstanding anything to the contrary, if at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Collection Account or the Reserve Account, the Securities Intermediary shall comply with such entitlement order without further consent by LEAF, the Borrower, the Lender or any other person. In the event of any conflict of any provision of this Section 12.04 with any other provision of this Agreement or any other agreement or document, the provisions of this Section 12.04 shall prevail.

                                  Article XIII

                             [INTENTIONALLY OMITTED]

                                   Article XIV

                                  MISCELLANEOUS

        Section 14.01 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, remedy, power or privilege under this Loan Agreement, the Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of, or any abandonment or discontinuance of steps to enforce any right, remedy, power or privilege under this Loan Agreement, the Note or any other Loan Document preclude any other or further exercise thereof or the exercise of any other rights, remedies or privileges thereunder. The rights, remedies, powers and privileges provided in this Loan Agreement, the Note or any other Loan Documents are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

        Section 14.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for under the Loan Documents (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the address specified for each party hereto below;

or, as to any party, at such other address as shall be designated by such party in a written notice to each other party:

THE BORROWER:                           LEAF Fund I, LLC
                                        110 South Poplar Street, Suite 101,
                                        Wilmington, Delaware 19801
                                        Attention: Robert Moskovitz, CFO
                                        Telecopier No.: 215-640-6371
                                        Telephone No.: 215-231-7087

THE ORIGINATOR:                         LEAF Funding, Inc.
                                        110 South Poplar Street, Suite 101,
                                        Wilmington, Delaware 19801
                                        Attention: Miles Herman, President
                                        Telecopier No.: 215-640-6363
                                        Telephone No.: 215-717-3358

THE SELLER:                             Lease Equity Appreciation Fund I, L.P.
                                        110 South Poplar Street, Suite 101,
                                        Wilmington, Delaware 19801
                                        Attention: Miles Herman, President
                                        Telecopier No.: 215-640-6363
                                        Telephone No.: 215-717-3358

THE SERVICER:                           LEAF Financial Corporation
                                        110 South Poplar Street, Suite 101,
                                        Wilmington, Delaware 19801
                                        Attention: Miles Herman, President
                                        Telecopier No.: 215-640-6363
                                        Telephone No.: 215-717-3358

THE LENDER:                             WestLB AG, New York Branch
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention:  Matt Tallo
                                        Telecopier No.: 212-597-1423
                                        Telephone No.: 212-597-1372

THE COLLATERAL AGENT:                   U.S. Bank National Association
                                        EP-MN-WS3D
                                        60 Livingston Avenue
                                        St. Paul, Minnesota 55107
                                        Attention: Eve Kaplan
                                        Telecopier No.:  651-495-8090
                                        Telephone No.:  651-495-3851

        Except as otherwise provided in this Loan Agreement, all notices given shall be effective only on receipt, when transmitted by telecopy (evidenced by electronic receipt) or personally delivered to any officer of the Person entitled to receive such notices and demands at the address of such Person for witness hereunder, or by registered or certified United States mail, or, otherwise, upon receipt, in each case given or addressed as aforesaid.

        Section 14.03   Indemnification and Expenses.

        (a) Each of LEAF and the Borrower agrees to hold the Lender, the Collateral Agent, the Backup Servicer, and the Hedge Counterparty and each of their officers, directors, managers, agents and employees (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document, any Collateral or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document, any Collateral or any transaction contemplated hereby or thereby, as a result of (i) the failure by such LEAF Party to comply in any material respect with any applicable law, rule or regulation with respect to any Contract or any item of Equipment, or the nonconformity of any Contract or the origination or servicing thereof with any such applicable law, rule or regulation, (ii) except as permitted by the Loan Documents, commingling of the Proceeds of the Collateral at any time with other funds or (iii) the breach by such LEAF Party of any of its respective representations, warranties or covenants contained in this Loan Agreement or any other Loan Document, except, in each case, to the extent arising from such Indemnified Party's gross negligence or willful misconduct or breach of its obligations. In any suit, proceeding or action brought by the Lender in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of such Collateral, LEAF and the Borrower, as the case may be, will save, indemnify and hold each Indemnified Party harmless from and against all reasonable expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such LEAF Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a LEAF Party. The Lender hereby acknowledges that, notwithstanding the fact that the Secured Obligations are secured by the Collateral, each Secured Obligation is otherwise a non-recourse obligation of the Borrower. Notwithstanding anything herein to the contrary, (x) neither LEAF nor the Borrower shall have any obligation to indemnify any Indemnified Party for any of the following:

                        (i) indemnified amounts to the extent a final judgment of a court of competent jurisdiction holds that such indemnified amounts resulted from gross negligence or willful misconduct on the part of any successor Servicer or the Indemnified Party seeking indemnification;

                        (ii) taxes (including interest and penalties imposed thereon) imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party;

                        (iii) indemnified amounts to the extent that they are or result from lost profits (other than principal, yield and fees with respect to the Advances); and

                        (iv) indemnified amounts to the extent that they constitute claims against any LEAF Party for consequential, special, indirect or punitive damages; and

        (y) LEAF shall not have any obligation to indemnify any Indemnified Party for indemnified amounts to the extent the same includes losses in respect of Contracts that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Customer or would constitute recourse to LEAF for losses in respect of uncollectible receivables.

        (b) Each of LEAF and the Borrower agrees to pay as and when billed by any Indemnified Party all reasonable fees, costs and expenses incurred by the Lender in connection with the development, preparation and execution of, this Loan Agreement, the Note, any other Loan Document, any Collateral or any other documents prepared in connection herewith or therewith, and any amendment, supplement or modification thereto, the enforcement or preservation of any Indemnified Party's rights and remedies hereunder or thereunder, any waiver hereunder or thereunder, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation
(i) the reasonable fees, disbursements and expenses of counsel to the Lender including, without limitation, such fees and disbursements incurred in advising the Lender from time to time as to its rights and remedies under this Loan Agreement, the Note or any other Loan Document, and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement; provided that, unless a Default or an Event of Default has occurred and is continuing, the Lender shall only be entitled to those costs and expenses incurred in connection with a single inspection/due diligence/testing/review during any twelve month period.

        (c) LEAF and the Borrower shall be liable jointly and severally under this Section 14.03, except to the extent of any liability the Borrower may have as a result of this non-applicability to it of Section 14.03(a)(y). The liability of the Servicer under the Loan Documents shall be several and not joint to any other LEAF Party.

        Section 14.04 Amendments; Waivers. Any term or provision of a Loan Document may be amended, supplemented or otherwise modified only by an instrument in writing signed by LEAF, the Servicer, the Borrower, the Lender and (to the extent any such modification or supplement would have an adverse effect on the interest of the Collateral Agent or the Backup Servicer) the Collateral Agent and/or the Backup Servicer; provided that any such amendment, supplement or other modification that shall affect any right or obligation of the Hedge Counterparty under this Loan Agreement shall require the prior written consent of the Hedge Counterparty (such consent not to be unreasonably withheld); provided further that (x) any amendment to Appendix A to this Loan Agreement that shall result in a change to the definition of any term used in the Servicing Agreement or (y) an amendment to any other provision of this Loan Agreement, which amendment shall affect any right or obligation of the Backup Servicer (as successor to the Servicer), shall also require the prior written consent of the Backup Servicer. Any provision of a Loan Document that affects the rights of the Lender may be waived only by the written agreement of the Lender. In the case of any waiver of a Default or Event of Default, any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        Section 14.05 Severability. Any provision of this Loan Agreement, the Note or any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

        Section 14.06 Survival. The obligations set forth in Sections 2.08, 2.09, 2.12, 14.03, 14.10, 14.11 and 14.16 hereof shall survive the execution and delivery of this Loan Agreement and the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

        Section 14.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

        Section 14.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

        Section 14.09 GOVERNING LAW; ETC. THIS LOAN AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY THEIR RESPECTIVE TERMS APPLY TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

        Section 14.10 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

        (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL

COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

        (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 14.02 OF THIS LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ANOTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED; AND

        (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        Section 14.11 Acknowledgments. Each party hereto hereby acknowledges that:

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

        (b) the Lender has no fiduciary relationship to LEAF, the Servicer, the Borrower or any of their respective Affiliates, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

        (c) no joint venture exists between the Lender and LEAF, the Servicer or the Borrower.

        Section 14.12 No Proceedings. Each party hereto agrees not to institute against, or join any other person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding for one year and a day after the amounts owing under this Agreement and all other credit agreements executed by the Lender have been paid in full.

        Each party hereto agrees not to institute against, or join any other person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding for one year and a day after the amounts owing under this Agreement and all other credit agreements executed by the Borrower have been paid in full.

        Section 14.13   Assignments; Participations.

        (a) This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of LEAF, the Servicer or the Borrower may assign any of its rights, without prior written notice to the Lender, or obligations, without the prior written consent of the Lender, hereunder under the Note or under any other Loan Document. The Lender may assign, participate or otherwise transfer to any Affiliate of the Lender or, except during the existence of an Event of Default with the prior written consent of the Borrower, to any other Person, all or any of its rights or obligations under this Loan Agreement.

        (b) Each of LEAF, the Servicer and the Borrower agrees to cooperate with the Lender in connection with any such assignment or transfer, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment or transfer. Except during the existence of an Event of Default, any costs or expenses incurred by LEAF, the Servicer and/or the Borrower in connection with any such cooperation shall be at the expense of the Lender and its assignee.

        Section 14.14   Reserved.

        Section 14.15 Periodic Due Diligence Review. Each of LEAF, the Servicer and the Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Contracts, for purposes of verifying compliance with the representations, warranties and covenants made hereunder, or otherwise, and each of LEAF, the Servicer and the Borrower agrees that upon reasonable (but no less than two (2) Business Days') prior notice to LEAF, the Servicer, the Borrower and/or the Collateral Agent, as the case may be (which prior notice shall not be required after the occurrence and during the continuation of an Event of Default), the Lender or its authorized representatives, attorneys or accountants, subject to applicable Requirements of Law (including any and all Securities and Exchange Commission's rules and regulations), will be permitted during normal business hours to examine, inspect, and make copies of, the Contracts Files and any and all documents, records, agreements, instruments, property, books, valuations, records, audits or other information relating to such Contracts and the other Collateral in the possession or under the control of LEAF, the Servicer, the Borrower and/or the Collateral Agent. Each of LEAF, the Servicer and the Borrower also shall, subject to applicable Requirements of Law (including any and all Securities and Exchange Commission's rules and regulations), make available to the Lender a knowledgeable financial or accounting officer or its independent public accountants for the purpose of answering questions respecting the Contracts Files and the Contracts. The Lender may underwrite such Contracts itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each of LEAF, the Servicer and the Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Contracts in the possession, or under the control, of LEAF, the Servicer or the Borrower, as the case may be. Each of LEAF, the Servicer and the Borrower further agrees that LEAF, the Servicer or the Borrower, as the case may be, shall reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender in connection with the activities of the Lender pursuant to this Section 14.15; provided that, except during the existence of a Default or an Event of Default, such reimbursement shall be limited to any single exercise of the rights granted under this Section
14.15 during any twelve month period.

        Section 14.16 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement, the Note and the other Loan Documents and by law, the Lender shall have the right, without prior notice to the Borrower, the Servicer or LEAF, any such notice being expressly waived by the Borrower, the Servicer and LEAF to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower, the Servicer or LEAF under this Loan Agreement, the Note or any other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to, during the existence of an Event of Default, set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower, the Servicer or LEAF, as applicable. The Lender agrees promptly to notify the Borrower, the Servicer or LEAF, as applicable, after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        Section 14.17 Confidentiality. Each party hereto agrees to keep confidential the terms of this Loan Agreement, the Note and the other Loan Documents; provided, that each party hereto shall have the right to disseminate such information (i) to the Collateral Agent, the Servicer, the Backup Servicer or any outside accounting firm performing analyses in connection with this Loan Agreement, the Note or any other Loan Document or the transactions contemplated hereunder or thereunder which agrees to comply with the provisions of this
Section 14.17, to any proposed assignee or transferee of the Lender which agrees to comply with the provisions of this Section 14.17, (ii) to their respective employees, directors, managers, agents, attorneys, accountants and other professional advisors (other than competitors of the Lender) who agree to comply with the provisions of this Section 14.17, (iii) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such party, (iv) in response to any order of any court or other Governmental Authority, (v) as may otherwise be required pursuant to any Requirement of Law (including, without limitation, any filing of information with the United States Securities and Exchange Commission required under the Securities Exchange Act of
1934), (vi) in connection with the exercise of any remedy hereunder, and
(vii) to any other Person which agrees to comply with the provisions of this
Section 14.17 if such dissemination is necessary in connection with this Loan Agreement, the Note or any other Loan Document or the transactions contemplated hereunder or thereunder, in the good faith determination of the Lender.

        Section 14.18 Entire Agreement. This Loan Agreement, the Note and the other Loan Documents constitute the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Loan Agreement, the Note and the other Loan Documents. Subject to Section 14.21, nothing in this Loan Agreement, the Note or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Loan Agreement, the Note or the other Loan Documents.

        Section 14.19 Future Assurances. LEAF, the Servicer and the Borrower shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Lender shall from time to time require for better assuring, conveying, assigning, transferring and confirming unto the Collateral Agent the property and rights pledged or assigned or intended now or hereafter so to be, or which LEAF, the Servicer or the Borrower may be or may hereafter become bound to convey, pledge or assign to the Collateral Agent, or for carrying out the intention or facilitating the performance of the terms of this Loan Agreement, the Note or any of the other Loan Documents, or for filing, registering or recording of the UCC financing statements.

        Section 14.20   [Reserved].

        Section 14.21 Third-Party Beneficiaries. Except as may be otherwise provided in this Agreement, no other person will have any right or obligation hereunder. The Hedge Counterparty is an express third party beneficiary of this Agreement. Each of the parties to the Acquisition Agreement hereby agrees that the Lender shall be permitted but not obligated to enforce the rights of the Borrower directly thereunder in the place and stead of the Borrower but the Lender shall not have any obligations under the Acquisition Agreement.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:                               LEAF FUND I, LLC

                                           By:   /s/ Miles Herman
                                                 -------------------------------
                                                 Name:  Miles Herman
                                                 Title: Vice President

ORIGINATOR:                             LEAF FUNDING, INC.

                                           By:   /s/ Miles Herman
                                                 -------------------------------
                                                 Name:  Miles Herman
                                                 Title: Sr. Vice President

SELLER:                                 LEASE EQUITY APPRECIATION FUND I, L.P.

                                           By:   LEAF FINANCIAL CORPORATION,
                                                 as General Partner

                                           By:   /s/ Miles Herman
                                                 -------------------------------
                                                 Name:  Miles Herman
                                                 Title: President, COO

SERVICER:                               LEAF FINANCIAL CORPORATION

                                           By:   /s/ Miles Herman
                                                 -------------------------------
                                                 Name:  Miles Herman
                                                 Title: President, COO

                             Secured Loan Agreement

LENDER:                                 WESTLB AG, NEW YORK BRANCH

                                           By:   /s/ Mathew F. Tallo
                                                 -------------------------------
                                                 Name:  Mathew F. Tallo
                                                 Title: Director

                                           By:   /s/ Elisabeth Wilds
                                                 -------------------------------
                                                 Name:  Elisabeth Wilds
                                                 Title: Associate Director

COLLATERAL AGENT/
SECURITIES INTERMEDIARY:                U.S. BANK NATIONAL ASSOCIATION

                                           By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                             Secured Loan Agreement

LENDER:                                 WESTLB AG, NEW YORK BRANCH

                                           By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                           By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

COLLATERAL AGENT/
SECURITIES INTERMEDIARY:                U.S. BANK NATIONAL ASSOCIATION

                                           By:   /s/ Eve D. Kaplan
                                                 -------------------------------
                                                 Name:  Eve D. Kaplan
                                                 Title: Vice President

                             Secured Loan Agreement

                                                                      APPENDIX A

                                  DEFINED TERMS

                "Accounting Date" means, for any date of determination, the last day of the Collection Period immediately preceding such date of determination.

                "Accrual Period" means, with respect to any Advance and any Payment Date, the period beginning on the 20th day of the month preceding such Payment Date and ending on the 19th day of the month in which the Payment Date occurs; provided that with respect to any Advance, the initial Accrual Period therefor shall begin on the related Funding Date and end on the 19th day of the second month following the month in which such Funding Date occurred.

                "Acquisition Agreement" means the Acquisition Agreement between the Borrower and LEAF, dated as of December 31, 2004, pursuant to which the Borrower will acquire from time to time the Contracts, as such Acquisition Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                "Additional Principal Payment Amount" means, with respect to any Payment Date on or after the Facility Termination Date, the sum of (a) the remaining Available Funds on such Payment Date, after all payments referred to in clauses first through sixth of the priority of payments set forth in Section 3.03(b) of this Loan Agreement, and (b) all amounts on deposit in the Reserve Account on such Payment Date.

                "Advance" shall have the meaning assigned to such term in
Section 2.01 of this Loan Agreement.

                "Advance Amount" means, as of any date of determination, the amount equal to the least of:

                        (a) the Advance Rate times the Implicit Principal Balance of all Eligible Contracts on such date of determination, including the Contracts to be funded on such date;

                        (b) the Available Commitment, before taking into account the Advance on such date; and

                        (c) the sum of the Implicit Principal Balance of all Eligible Contracts to be funded on such date.

                "Advance Rate" means, as of any date of determination, the percentage equal to the difference of (a) one hundred percent (100%) and (b) the sum of (i) the Required Credit Support Amount as of such date of determination, and (ii) the Required Reserve Account Percentage.

                "Affected Contract" means a Contract as to which a Specified Event has occurred.

                "Affected Property" shall have the meaning set forth in Section 6 of the Custodial Agreement.

                "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities or interests (on a fully diluted basis) having ordinary voting power for the directors, managers, or managing partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or interests, by contract, or otherwise.

                "Aggregate Implicit Principal Balance" means, with respect to any date of determination and either the Contracts or the Eligible Contracts (as applicable, depending on the context in which such term is used), the sum of the Implicit Principal Balances for all Contracts or all Eligible Contracts, as the case may be, as of the related Accounting Date.

                "Annualized Default Ratio" means, with respect to any Collection Period, the fraction, expressed as a percentage, equal to twelve (12) times
(a) the sum of the Implicit Principal Balances (in each case, as of the date on which the Contract became a Defaulted Contract) of all Contracts that became Defaulted Contracts during such Collection Period (including any Defaulted Contracts that were removed from the pool of Contracts pursuant to Section 11.01 during such Collection Period), to (b) the Aggregate Implicit Principal Balance of all Eligible Contracts as of the close of business on the last day of such Collection Period.

                "Applicable Margin" means, for each Advance and (i) any date prior to the Facility Termination Date, 1.10% or (ii) any date that occurs on or after the Facility Termination Date, 1.85%.

                "Approved Originator" means (x) LEAF Funding, Inc. and (y) any third-party Originator approved by LEAF, in accordance with the Underwriting Guidelines, for the origination of Contracts to be purchased by LEAF.

                "Assignment" means an Assignment executed by the Seller, substantially in the form of Exhibit A attached to the Acquisition Agreement.

                "Authorized Representative" shall have the meaning set forth in
Section 16 of the Custodial Agreement.

                "Available Commitment" means, as of any date of determination, the amount by which the Maximum Facility Amount exceeds the Total Outstanding Advances.

                "Available Funds" means, with respect to any Determination Date, the sum of (i) the Receivables received or collected with respect to each Contract during the related Collection Period and payable during such Collection Period or a prior Collection Period, (ii) all amounts in respect of payments of Release Prices deposited in the Collection Account during the related Collection Period or the related Business Day, as applicable, (iii) Investment Earnings with respect to the Collection Account as of the related Payment Date,
(iv) following the
acceleration of the Total Outstanding Advances pursuant to Section 9.01 of this Loan Agreement, the amount of money or property collected pursuant to Section
9.01 of this Loan Agreement since the preceding Determination Date by the Lender or the Collateral Agent for distribution pursuant to Section 3.03(b) of this Loan Agreement, (v) any Prepayment Amount for the related Payment Date, (vi) any Swap Payments for the related Payment Date, plus (vii) the aggregate of any Servicer Advances made by the Servicer for the related Payment Date.

                "Backup Servicer" means Lyons Financial Services Inc., d/b/a U.S. Bank Portfolio Services Corp., a Minnesota corporation, or any successor backup servicer appointed as herein provided.

                "Backup Servicer Fee" means, with respect to any Payment Date, the fee payable to the Backup Servicer, in an amount equal to the greater of
(a) the product of (i) one-twelfth (1/12th), (ii) 0.034% and (iii) the Aggregate Implicit Principal Balance of Eligible Contracts as of the first day of the related Collection Period and (b) $1,500 per Collection Period.

                "Bankruptcy Code" means the law codified and enacted as Title 11 of the United States Code, entitled "Bankruptcy" and any successor statute thereto, in either case, as now or hereafter in effect.

                "Base Rate" means the prime rate publicly announced by WestLB from time to time.

                "Borrower" means LEAF Fund I, LLC, a Delaware limited liability company.

                "Borrowing Base" means, as of any date of determination, the product of (i) the Aggregate Implicit Principal Balance of Eligible Contracts as of such date, multiplied by (ii) the then applicable Advance Rate.

                "Borrowing Base Certificate" has the meaning assigned to such term in Section 2.03(a) of this Loan Agreement.

                "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.07 hereof.

                "Borrowing Base Deficiency Notice" means a written notice from the Borrower to the Lender substantially in the form of Exhibit M to this Loan Agreement.

                "Business Acquisition Loan" means a Contract under which a loan is made by the lender under the Contract to the Customer where the Customer uses the proceeds of such loan to acquire all of the assets of a business (including, without limitation, if so specified in the related Contract, any intangible assets of such business), the assets of which are collateral for such loan.

                "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Lender, the Servicer or the Collateral Agent is authorized or obligated by law or executive order to be closed. Any action required to be taken on a day which falls on a day other than a Business Day shall be taken on the next Business Day.

                "Certification" shall have the meaning set forth in Section 3(a) of the Custodial Agreement.

                "Certification Date" means (i) with respect to the Funding Date for a Contract (as described in the related Contract Schedule), such Funding Date, (ii) with respect to a Borrowing Base Deficiency Notice, the second (2nd) Business Day immediately succeeding the delivery of such Borrowing Base Deficiency Notice by the Borrower pursuant to Section 7.01(m) of this Loan Agreement, and (iii) with respect to the addition of a Substitute Contract to the pool of Eligible Contracts as a replacement for a Replaceable Contract, the Business Day on which such Substitute Contract is added to the pool of Eligible Contracts.

                "Change of Control" means any event or circumstance as a result of which (i) LEAF no longer owns 100% of the beneficial ownership of the Borrower, (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person or group that owns a majority of the beneficial ownership of a LEAF Party on the date of this Loan Agreement: (A) acquires beneficial ownership of 50% or more of any outstanding class of beneficial ownership of such LEAF Party having ordinary voting power in the election of directors or managers, as applicable, of such LEAF Party or (B) obtains the power (regardless of whether exercised) to elect a majority of such LEAF Party's directors or managers, as applicable, (iii) either LEAF or the Borrower merges or consolidates with, or sells all or substantially all of its assets to, any other Person, or (iv) any two of the following four Persons shall cease to be employed by any LEAF Party in either (A) the position in which such Person was so employed as of the Closing Date or (B) a more senior position: Crit DeMent, Miles Herman, David H. English, and Nicholas Capparelli.

                "Closing Date" means December 31, 2004.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                "Collateral" shall have the meaning provided in Section 4.01(b) of this Loan Agreement.

                "Collateral Agent" means U.S. Bank National Association, as collateral agent under this Loan Agreement, the Custodial Agreement and the Servicing Agreement, and its successors and permitted assigns thereunder consented to by Lender.

                "Collection Account" means the account designated as such, established and maintained pursuant to Section 12.01(a) of this Loan Agreement.

                "Collection Account Property" means the Collection Account, all amounts and investments held from time to time in the Collection Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all Proceeds of the foregoing.

                "Collection Period" means, with respect to any Contract and the first Payment Date after the Funding Date of such Contract, the period beginning on the Cut-Off Date with respect to such Contract and ending on the close of business on the last day of the calendar month immediately preceding the month of such first Payment Date. With respect to any such

Contract and each subsequent Payment Date, the calendar month immediately preceding such Payment Date. Unless otherwise specified, any amount stated "as of the close of business on the last day of a Collection Period" shall be determined after giving effect to any Receivables received in respect of any Contract during such Collection Period and any charge-offs or any other account activity with respect to such Contract during such Collection Period (in each case, as of the end of the day on such last day) and the application of such Receivables to, and the effect of any such charge-offs or other account activity on, the due and unpaid Scheduled Payments on such Contract, the Implicit Principal Balance of such Contract and any fees, penalties or other amounts owed by the related Customer.

                "Commonly Controlled Entity" means, as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

                "Commitment Period" means the period commencing on the Effective Date and ending on the Business Day immediately preceding the Facility Termination Date.

                "Computer Tape" shall have the meaning provided in
Section 2.01(k) of the Servicing Agreement.

                "Contract" means any contract for the lease or financing of Equipment executed by a Customer, and (i) identified on a Contract Schedule delivered to Lender (in electronic format substantially in the form of such Contract Schedule delivered on the Closing Date), (ii) which is subject to the security interest of the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, under this Loan Agreement and (iii) which has not been released from the Lien of the Collateral Agent as provided in Section 4.11 of this Loan Agreement.

                "Contract Documents" means, with respect to any Contract,
(i) each Required Document (regardless of whether such document has been delivered to the Collateral Agent under the Custodial Agreement), and (ii) the Servicing Documents.

                "Contract Exception Report" shall have the meaning set forth in
Section 3 of the Custodial Agreement.

                "Contract File" means, with respect to any Contract, all Required Documents related to such Contract.

                "Contract Schedule" means, with respect to any Certification Date, the schedule of Eligible Contracts (x) in respect of which an Advance is to be made on the related Funding Date, (y) which are to be pledged as additional Collateral in connection with the cure of a Borrowing Base Deficiency in accordance with Section 2.07(a)(ii), or (z) which are to be pledged as Substitute Contracts in connection with the removal of Replaceable Contracts in accordance with Sections 2.07(d) and 11.01(b), in electronic format acceptable to the Collateral Agent, to be annexed to the Custodial Agreement as Exhibit 5, setting forth the following information with respect to each such Contract:
(a) a number identifying the Contract, (b) the type of Contract, (c) the number identifying the Customer, (d) the name of the Customer, (e) the vendor's name,
(f) the state of the Customer's billing address, (g) the zip code of the Customer's billing address, (h) the Implicit Principal Balance, (i) the Delinquency status,
(j) the remaining term, (k) the Scheduled Payment, (l) the aggregate amount of remaining Scheduled Payments, (m) the Equipment type, including a notation as to whether the Equipment is a titled vehicle, (n) the original cost of the Equipment and (o) a notation specifying which Contracts are Previously Financed Contracts, as such schedule may be amended upon any purchase of Contracts made in accordance with the terms of this Loan Agreement.

                "Contractual Obligation" means as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any provision of any security issued by such Person.

                "Credit and Collection Policies of LEAF" means the credit and collections policies pursuant to which the Servicer services Contracts, a copy of which is annexed to the Servicing Agreement as Exhibit B, as amended from time to time in accordance with Section 7.02(c) of this Loan Agreement.

                "Cumulative Net Loss" means, with respect to the last day of any Collection Period, the ratio of (a) the sum of (i) all credit losses or reserves recognized by the Borrower in accordance with GAAP and (ii) the Implicit Principal Balances (in each case, as of the date on which the Contract became a Defaulted Contract) of all Contracts that became Defaulted Contracts during the period between the Closing Date and the last day of such Collection Period, for which no loss or reserve has been recognized, to (b) the Aggregate Implicit Principal Balance of all Eligible Contracts as of their respective Funding Dates.

                "Custodial Agreement" means the Custodial Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent, the Servicer and the Lender, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                "Customer" means, with respect to each Contract, the lessee under such Contract, including any guarantor of such lessee and its successors and assigns.

                "Cut-Off Date" means with respect to any Contract, the date specified in the Notice of Borrowing and Pledge with respect to the Advance to which such Contract relates.

                "Damages" shall have the meaning provided in Section 5.01(a) of the Servicing Agreement.

                "Default" means an Event of Default or any condition, act or event that with notice or lapse of time or both would constitute an Event of Default.

                "Defaulted Contract" means any Contract as of the earliest of
(i) the Accounting Date as of which any one Scheduled Payment with respect to such Contract (aggregating together, for purposes of determining such amount, all due and unpaid Scheduled Payments, or due and unpaid portions of one or more Scheduled Payments) has not been received by the Servicer and remains unpaid for a period of 181 or more days as of such Accounting Date (determined without giving effect to any Servicer Advances) and (ii) the date on which the Servicer determines in accordance with its customary practice that the remaining scheduled payments under the related Contract are deemed to be fully or partially uncollectible; provided, however, that no extension of a Contract in accordance with Section 3.01(c)(v) of the Servicing Agreement shall be taken into account in the determination as to whether a Contract shall be a Defaulted Contract with respect to any date of determination during the calendar month in which such extension shall have been granted.

                "Deficiency" means a failure of a document to correspond to the information on the Contract Schedule or the absence of a Required Document from a Contract File pursuant to Section 2 of the Custodial Agreement.

                "Deficiency Claim Amount" has the meaning assigned to such term in Section 12.02(f) of this Loan Agreement.

                "Deficiency Notice" has the meaning assigned to such term in
Section 12.02(f) of this Loan Agreement.

                "Delinquent Contract" means a Contract which is not a Defaulted Contract and for which the related Customer is more than 31 days contractually delinquent with respect to more than 10% of a Scheduled Payment (without giving effect to any applicable grace periods); provided, however, that no extension of a Contract in accordance with Section 3.01(c)(v) of the Servicing Agreement shall be taken into account in the determination as to whether a Contract shall be a Delinquent Contract with respect to any date of determination during the calendar month in which such extension shall have been granted.

                "Delivery" means with respect to assets held in the Collection Account or the Reserve Account, as the case may be:

                (1)     (a)     with respect to bankers' acceptances, commercial
        paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC, transfer thereof:

                        (i) by physical delivery to the Securities Intermediary, indorsed to, or registered in the name of, the Securities Intermediary or the Collateral Agent or either of their nominees or indorsed in blank;

                        (ii) by the Securities Intermediary continuously maintaining possession of such instrument in the State of New York; and

                        (iii) by the Securities Intermediary continuously indicating by book-entry that such instrument is credited to the Collection Account or the Reserve Account, as the case may be;

                        (b) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                        (i) by physical delivery of such certificated security to the Securities Intermediary, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Securities Intermediary or the Collateral Agent or indorsed in blank;

                        (ii) by the Securities Intermediary continuously maintaining possession of such certificated security in the State of New York; and

                        (iii) by the Securities Intermediary continuously indicating by book-entry that such certificated security is credited to the Collection Account or the Reserve Account, as the case may be;

                        (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

                        (i) by (x) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a security intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Securities Intermediary of the purchase by the securities intermediary on behalf of the Securities Intermediary of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Securities Intermediary and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Securities Intermediary or (y) continuous book-entry registration of such property to a book-entry account maintained by the Securities Intermediary with a Federal Reserve Bank; and

                        (ii) by the Securities Intermediary continuously indicating by book-entry that property is credited to the Collection Account or the Reserve Account, as the case may be;

                        (d) with respect to any asset in the Collection Account or the Reserve Account, as the case may be, that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above or clause (e) below:

                        (i)     transfer thereof:

                        (A) by registration to the Securities Intermediary or the Collateral Agent as the registered owner thereof, on the books and records of the issuer thereof; or

                        (B)     by another Person (not a securities
                intermediary) who either becomes the registered owner of the uncertificated security on behalf of the

                Securities Intermediary, or having become the registered owner, acknowledges in writing that it holds for the Securities Intermediary; or

                        (ii) the issuer thereof has agreed that it will comply with instructions originated by the Securities Intermediary with respect to such uncertificated security without further consent of the registered owner thereof; or

                        (e) in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Section 8-102(a)(5)) or its nominee, by causing:

                        (i) the relevant clearing corporation to credit such security to a securities account of the Securities Intermediary at such clearing corporation; and

                        (ii) the Securities Intermediary to continuously indicate by book-entry that such security is credited to the Collection Account or the Reserve Account, as the case may be;

                        (f) with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC) to be transferred to or for the benefit of the Securities Intermediary and not governed by clauses
        (c) or (e) above: if a securities intermediary (A) indicates by book-entry that the underlying "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Securities Intermediary's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset from the Securities Intermediary or acquires the underlying financial asset for the Securities Intermediary, and in either case, accepts it for credit to the Securities Intermediary's securities account or (C) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Securities Intermediary's securities account, the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Securities Intermediary and continuously indicating by book-entry that such securities entitlement is credited to the Securities Intermediary's securities account; and by the Securities Intermediary continuously indicating by book-entry that such security entitlement (or all rights and property of the Securities Intermediary representing such securities entitlement) is credited to the Collection Account or the Reserve Account, as the case may be; and

                        (g)     with respect to cash or money, by:

                        (i) the delivery of such cash or money to the Securities Intermediary,

                        (ii) the Securities Intermediary treating such cash or money as a financial asset maintained by such Securities Intermediary for credit to the Collection Account or the Reserve Account, as the case may be, in accordance with the provisions of Article 8 of the UCC, and

                        (iii) the Securities Intermediary continuously indicating by book-entry that such cash or money is credited to the Collection Account or the Reserve Account; and

                (2) In the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such assets in the Collection Account or the Reserve Account, as the case may be, to the Securities Intermediary free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof.

        In each case of delivery contemplated herein, the Securities Intermediary shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

                "Determination Date" means, with respect to any Collection Period, the fourth Business Day preceding the Payment Date in the next calendar month.

                "Discount Rate" means, with respect to each Contract and any date of determination, a rate equal to the sum of (x) as applicable, either
(i) the related Fixed Swap Rate or (ii) the lowest strike rate price related to any outstanding interest rate cap, (y) the Applicable Margin and (z) 1.10%.

                "Dollars" and "$" means lawful money of the United States of America.

                "Effective Date" means the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                "Electronic Ledger" means the electronic master record of the Contracts.

                "Eligible Account" means either (a) a segregated trust account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank), provided that such institution also must have a rating of P-1 or higher from Moody's and of A-1+ or higher from Standard & Poor's with respect to long-term deposit obligations and must be acceptable to the Lender and the Borrower. Such Eligible Bank or depository institution (other than the Collateral Agent) shall have been approved in writing by the Lender and the Borrower.

                "Eligible Bank" means any depository institution (which shall initially be the Collateral Agent) acceptable to the Lender and the Borrower, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $100,000,000 and (b) has either (i) a rating of P-1 or higher from Moody's and of A-1+ or higher from Standard & Poor's with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of Aa2 or higher from

Moody's and of AA or higher from Standard & Poor's with respect to long-term unsecured debt obligations. Such depository institution (other than the Collateral Agent) shall have been approved in writing by the Lender.

                "Eligible Contract" means a Contract which satisfies the eligibility characteristics set forth on Exhibit D hereto on and as of the applicable Certification Date and which continues to satisfy such eligibility characteristics at all times thereafter while such Eligible Contract is included in the Borrowing Base.

                "Engagement Letter" means the Engagement Letter dated as of November 23, 2004, between WestLB and LEAF.

                "Equipment" means the equipment financed or leased to Customers pursuant to the Contracts, together with any replacement parts, additions and repairs thereof, and any accessories incorporated therein and/or affixed thereto.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Event of Default" shall have the meaning provided in
Section 8.01 of this Loan Agreement.

                "Expected Facility Termination Date" means the first anniversary of the Closing Date; provided, however, that, until the first anniversary of the Closing Date, the "Expected Facility Termination Date" shall be deemed to be the first anniversary of the Closing Date subject to extension in accordance with
Section 2.11; and, if then extended, during the period beginning on the first and ending on the second anniversary of the Closing Date, the "Expected Facility Termination Date" shall be deemed to be the second anniversary of the Closing Date subject to extension in accordance with Section 2.11; and, if further extended, during the period beginning on the second and ending on the third anniversary of the Closing Date, the "Expected Facility Termination Date" shall be deemed to be the third anniversary of the Closing Date subject to extension in accordance with Section 2.11.

                "Facility Account Property" means the Collection Account Property and/or the Reserve Account Property, as the case may be.

                "Facility Termination Date" means the earlier to occur of
(a) the Expected Facility Termination Date, (b) the date on which an Event of Default occurs and is not cured or waived and (c) the date on which a Facility Termination Event occurs.

                "Facility Termination Event" means the occurrence of any of the following: (i) an Event of Default, (ii) the average of the Annualized Default Ratios on the Serviced Portfolio for the three most recently ended Collection Periods exceeds 2.5%, (iii) the average of the NPA Ratios for the Serviced Portfolio for the three most recently ended Collection Periods equals or exceeds 2.0%, (iv) the average of the NPA Ratios for the Securitized Portfolio for the three most recently ended Collection Periods equals or exceeds 1.5% or (v) the Cumulative Net Loss exceeds the percentages found in the column titled "Facility Termination Event" in the definition of "Static Pool Test"; provided, however, that any such Facility Termination Event (other than clause (ii)) may be waived by the Lender.

                "FDIC" means the Federal Deposit Insurance Corporation.

                "Final Due Date" means, with respect to each Contract, the final date on which payment is due thereunder.

                "Final Payment Date" shall mean December 20, 2015.

                "Fixed Swap Rate" means, with respect to each Contract and any date of determination, the fixed rate payable by the Borrower under the Interest Rate Hedging Transaction entered into with respect to the related Funding Date.

                "Forms of Contract" means the forms of Contract attached hereto as Exhibit E, as such forms may be amended or supplemented from time to time in accordance with Section 7.02(c) of this Loan Agreement; provided that Contracts acquired from a Person other than a LEAF Party may not be in the form of any form attached to Exhibit E.

                "Funding Date" means the date on which an Advance is made; provided, however, that, with respect to a Substitute Contract, the representations and warranties set forth in Section 3.01(a) of the Acquisition Agreement and each of the Eligibility Criteria set forth in Exhibit D to this Loan Agreement, "Funding Date" shall mean the Business Day on which such Substitute Contract is added to the pool of Eligible Contracts.

                "Funding Date Documentation" means, with respect to any
Contract:

                        (A) the one and only executed original counterpart of such Contract in LEAF's possession, or a machine copy thereof certified by an officer of LEAF that such copy is a true and complete copy thereof;

                        (B) copies of an insurance policy, if any, evidence of insurance, if any, and any other copies of documents evidencing or related to any insurance policy with respect to such Contract;

                        (C) copies of all UCC financing statements required to be filed to perfect the security interest in the related Equipment and all other Collateral related thereto, including
                (1) file-stamped copies of all UCC-1 financing statements required to be filed to perfect LEAF's security interest in such Contract and all other Collateral related thereto, or (2) to the extent any such financing statements are not available at the time of the related Advance, evidence that the originator has, in a timely manner, directed a nationally recognized search company to file such financing statements, file stamped copies of which shall be provided to the Collateral Agent promptly upon receipt from such search company;

                        (D) copies of evidence of a guaranty, if any, and any other copies of documents evidencing or relating to any guaranty with respect to such Contract; and

                        (E) copies of any additional documents-other than Servicing Documents-that LEAF keeps on file with respect to such Contract.

                "Funding Date Reserve Account Deposit" means, with respect to each Advance, an amount equal to the lesser of (a) the amount of such Advance or
(b) the excess, if any, of (i) the Required Reserve Account Amount (after giving effect to such Advance) over (ii) the Reserve Account Available Amount on the Funding Date (prior to giving effect to such Advance).

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any LEAF Party or any of its properties.

                "Guarantee" means, as to any Person (the "Guaranteeing person"), any obligation of the Guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include the endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any guarantee of any Guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such Guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such Guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing person in good faith.

                "Guaranty Amounts" means, with respect to any Contract, any and all amounts paid by any guarantor indicated on such Contract.

                "Hedge Counterparty" means WestLB AG, New York Branch or any successor to or assignee of WestLB AG, New York Branch under the Interest Rate Hedging Agreement acceptable to the Borrower.

                "Hedging Strategy" means an interest rate hedging strategy entered into by the Borrower for the purpose of providing protection against fluctuations in interest rates, pursuant to which strategy, with respect to each Payment Date and all Advances made since the immediately preceding Payment Date, the Borrower will enter into an Interest Rate Hedging Transaction with the Hedge Counterparty whereby the Borrower will make payments to the Hedge Counterparty based on a certain fixed rate and will receive from the Hedge Counterparty Swap Payments based on the LIBOR Rate, all with respect to a notional amount equal to the Total Outstanding Advances as of the date of such Interest Rate Hedging Transaction (including, without limitation, the aggregate sum of the Advances made since the immediately preceding Payment Date).

                "Implicit Principal Balance" means, with respect to any Contract, as of any date of determination, the present value of the remaining stream of Scheduled Payments due with respect to such Contract as of the applicable Accounting Date, and calculated by discounting such Scheduled Payments (assuming each Scheduled Payment is received on the last day of its related Collection Period) to such Accounting Date at an annual rate equal to the Discount Rate, compounded monthly; provided, however, that immediately after the payment to the Lender of the Release Price in respect of any Contract, the Implicit Principal Balance of such Contract shall be zero; provided further that with respect to any Contract that has become a Defaulted Contract, the Implicit Principal Balance shall be zero (except when used in the definition of "Release Price"); provided further that such deemed reduction to zero of the Implicit Principal Balance of such Defaulted Contract (pursuant to the immediately preceding proviso) shall not constitute a release by the Collateral Agent of its security interest in such Defaulted Contract.

                "Indebtedness" means with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (only to the extent of the fair market value of such asset if such indebtedness has not been assumed by such Person), (d) all Guarantees of such Person, (e) all capitalized lease obligations of such Person, and (f) all obligations of such Person as an account party in respect of letters of credit and similar instruments issued for the account of such Person.

                "Indemnified Party" has, when used herein, the meaning assigned to such term in Section 14.03(a) of this Loan Agreement, and, when used in the Servicing Agreement, has the meaning assigned to such term in Section 5.01 of the Servicing Agreement.

                "Independent Accountants" means any firm of independent certified public accountants of recognized national standing and reasonably acceptable to the Lender.

                "Insurance Proceeds" means, with respect to any Contract, any item of Equipment subject to such Contract and any Collection Period, any casualty amount received during such Collection Period pursuant to an insurance policy issued with respect to such Equipment and the related Contract, net of any costs of collecting such amounts not otherwise reimbursed.

                "Intercreditor Agreement" means the Intercreditor Agreement to be entered into on or about January 7, 2005 among Merrill Lynch Commercial Finance Corp., LEAF Funding, Inc., LEAF Institutional Direct Management, LLC, Merrill Lynch Equipment Finance LLC, Sovereign Bank, OFC Capital, Information Leasing Corporation, LEAF, the Servicer, the Borrower, the Lender, U.S. Bank National Association, as Collateral Agent and Lockbox Bank and such other Persons who may be parties thereto.

                "Interest Carryover Shortfall" means, with respect to any Advance and any Payment Date, the excess of the Interest Payment Amount for such Advance for the immediately preceding Payment Date over the amount in respect of interest on such Advance that was actually paid to Lender on such preceding Payment Date, plus interest (calculated on the basis of the actual number of days elapsed in the Accrual Period for such Advance and a 360-day year) on the amount of interest due but not paid to Lender on the preceding Payment Date, to the extent permitted by applicable law, at a per annum rate equal to the sum of the LIBOR Rate for such Advance plus the Applicable Margin.

                "Interest Coverage Ratio" means, on a quarterly basis, earnings before gross interest expense, taxes, depreciation and amortization, divided by gross interest expense.

                "Interest Payment Amount" means, with respect to any Advance and any Payment Date, interest (calculated on the basis of the actual number of days elapsed in the Accrual Period for such Advance and a 360-day year) accrued on such Advance during the applicable Accrual Period for such Advance equal to the sum of the LIBOR Rate for a period of one month plus the Applicable Margin.

                "Interest Rate Hedging Agreement" means an ISDA Master Agreement and Schedule thereto entered into between the Borrower and the Hedge Counterparty, substantially in the form of Exhibit C to this Loan Agreement.

                "Interest Rate Hedging Transaction" means a transaction that is entered into under an Interest Rate Hedging Agreement, the terms of which are reflected on a confirmation that is executed by the Borrower and the Hedge Counterparty.

                "Interim Certification" means a lease schedule and exception report in form and substance reasonably satisfactory to Lender.

                "Investment Company Act" means the Investment Company Act of 1940, as amended.

                "Investment Earnings" means, with respect to each of the Collection Account and the Reserve Account, the investment earnings on amounts on deposit in the applicable account.

                "LEAF" means Lease Equity Appreciation Fund I, L.P., a Delaware limited partnership.

                "LEAF Originator" means LEAF Funding, Inc.

                "LEAF Parties" means the Borrower, the Servicer, LEAF Originator and LEAF.

                "Lender" means WestLB AG, New York Branch and its successors and assigns under the Loan Agreement.

                "Lender Authorization Date" means the second Business Day immediately preceding each Payment Date.

                "LIBOR Rate" means that the rate for a Reset Date will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date; provided, however, that, if such rate does not appear on the Telerate Page 3750, the LIBOR Rate for that Reset Date shall be determined pursuant to the Reference Banks LIBOR Determination Method; provided further that if such rate cannot be calculated by the above methods, the LIBOR Rate will be the Base Rate.

                "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

                "Lien Certificate" means, with respect to any item of Equipment with respect to which a Lien Certificate is necessary to perfect a security interest in such Equipment, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on such Equipment is recorded on the original certificate of title.

                "Loan Agreement" means the Secured Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                "Loan Documents" means, collectively, this Loan Agreement, the Note, the Custodial Agreement, the Servicing Agreement, the Acquisition Agreement, the Interest Rate Hedging Agreement, the Intercreditor Agreement and all other documents and instruments executed and delivered in connection herewith or therewith.

                "Lockbox Account" means, prior to the entry into the Intercreditor Agreement, the account established at the Lockbox Bank on behalf of certain entities with interests in the amounts deposited therein, and, subsequent to the entry into the Intercreditor Agreement, the account maintained in the name of the Securities Intermediary as agent for certain parties to the Intercreditor Agreement, including the Collateral Agent on behalf of the Lender and the Hedge Counterparty, into which account shall be deposited all Receivables that constitute remittances of payments (including, without limitation, Scheduled Payments and prepayments) in respect of Contracts by Customers, and as to which solely U.S. Bank National Association, as collateral agent, custodian or paying agent for the various certain entities with interests in such account, shall have the ability to withdraw funds.

                "Lockbox Agreement" means the Treasury Management Services Terms and Conditions of the Lockbox Bank, together with all amendments and supplements thereto.

                "Lockbox Bank" means, initially, U.S. Bank National Association, in its capacity as securities intermediary on behalf of the parties to the Intercreditor Agreement, and any successor thereto.

                "London Banking Day" means a Business Day on which trading in Dollars is conducted by and between banks in the London interbank market.

                "Material Adverse Change" means a material adverse change in, or the disclosure or discovery of any information not previously disclosed to Lender which Lender deem material and adverse relating to, the business, operations, properties, condition (financial or otherwise) or prospects of any LEAF Party, in each case, individually, or with its respective Subsidiaries, taken as a whole. Any determination as to whether any change, effect, event, occurrence or circumstance constitutes a Material Adverse Change shall be made in accordance with a standard of good faith and commercial reasonableness with respect to the facts and circumstances then prevailing.

                "Material Adverse Effect" means a material adverse effect on
(a) the Contracts, (b) the property, business or financial condition of any LEAF Party (c) the ability of any LEAF Party to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of the Lender under any of the Loan Documents, (f) solely with respect to any determination related to the obligations of the Borrower, the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith,
(g) the enforceability or collectibility of a material portion of the Contracts or (h) the Collateral.

                "Maximum Advance Amount" means, as of any date of determination, the largest amount of Total Outstanding Advances that have been outstanding at any one time during the period from the Closing Date up to and including such date of determination, which amount shall not be in excess of Maximum Facility Amount.

                "Maximum Facility Amount" means $75,000,000.

                "Minimum Advance Amount" means $1,000,000.

                "Monthly Interest Payment Amount" means, with respect to any Payment Date, the aggregate of the Interest Payment Amounts with respect to each Advance for such Payment Date, in each case together with any related Interest Carryover Shortfall for such Payment Date and such Advance.

                "Monthly Principal Payment Amount" means, with respect to any Payment Date, the amount necessary to reduce the Total Outstanding Advances to an amount equal to the Borrowing Base, in each case calculated as of the opening of business on such Payment Date.

                "Monthly Servicer's Report" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.01 of the Servicing Agreement, substantially in the form of Exhibit A of the Servicing Agreement.

                "Moody's" means Moody's Investors Service, Inc., or its successor.

                "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                "Non-Excluded Taxes" shall have the meaning provided in
Section 2.12 of this Loan Agreement.

                "Non Performing Asset" means a Contract which is not a Defaulted Contract and for which a related Customer is more than 121 days contractually delinquent.

                "Non-Use Fee" means, with respect to any Payment Date on or prior to the Facility Termination Date but occurring after April 20, 2005, a fee in an amount equal to the product of (a) one-twelfth (1/12th), (b) 0.35%, and
(c) the Maximum Facility Amount minus the daily average Total Outstanding Advances during the preceding calendar month.

                "Nonrecoverable Advance" means a Servicer Advance that the Servicer determines in good faith, and in accordance with its customary servicing practices, is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer in accordance with Section 3.04 of the Servicing Agreement.

                "Note" shall have the meaning assigned to such term in
Section 2.02(a) of this Loan Agreement.

                "Notice of Borrowing and Pledge" shall have the meaning provided in Section 2.03(a) of this Loan Agreement.

                "NPA Ratio" means, with respect to any Collection Period, the fraction, expressed as a percentage, equal to (a) the sum of the Implicit Principal Balances (in each case, as of the date on which the Contract became a Non Performing Asset) of all Contracts that became Non Performing Assets during the related Collection Period, to (b) the Aggregate Implicit Principal Balance of all Eligible Contracts as of the close of business on the last day of such Collection Period.

                "Officers' Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, any treasurer or secretary of the Borrower or the Servicer, as appropriate.

                "Opinion of Counsel" means an opinion of counsel acceptable to the Lender, in form and substance acceptable to the Lender.

                "Originator" means (a) a leasing company (including, without limitation, LEAF Funding, Inc.) that leased an item of Equipment to a Customer and that originated and assigned the respective Contract to LEAF Funding, Inc. or (b) a third party (which in no event shall be an Affiliate of LEAF) who purchased a Contract from the originator of such Contract and who sold such Contract to LEAF.

                "Other Financing Facility" means one or more financing facilities, including repurchase facilities and warehouse lines of credit, entered into by LEAF or any of its Affiliates pursuant to which one or more lenders provide funding to LEAF or any of its Affiliates (or any trust or similar limited purpose entity formed to facilitate such financing) for the purpose of financing the origination or purchase of leases.

                "Other Lenders" means any Person who provides financing to, or is entitled to receive payments from, LEAF or any of its Affiliates pursuant to any Other Financing Facility.

                "Overdue Payment" means, with respect to any Defaulted Contract and any given Collection Period, all payments due in a prior Collection Period that the Servicer receives from or on behalf of a Customer during such given Collection Period on such Defaulted Contract, including any Servicing Charges.

                "Payment Date" means (i) the 20th day of each month (or if such day is not a Business Day, the next succeeding Business Day) beginning on February 22, 2005, (ii) each other Business Day on which a prepayment of the Advances is required under Section 2.07 of this Loan Agreement, (iii) each Prepayment Date, (iv) the Facility Termination Date, (v) each day on which the Borrower is required to make a payment to the Hedge Counterparty under an Interest Rate Hedging Agreement and (vi) each Business Day after the occurrence of an Event of Default and following the acceleration of the Total Outstanding Advances pursuant to Section 9.01 of this Loan Agreement that is designated by the Lender as a Payment Date.

                "Payoff Letter" means a letter that (i) is addressed to the Borrower or LEAF, (ii) is signed by a Prior Lender, (iii) identifies particular Previously Financed Contracts, (iv) specifies that, upon receipt of a specified dollar amount by such Prior Lender, all Liens and other interests of such Prior Lender in such Contracts shall automatically be released and, if applicable, transferred to the LEAF or Borrower, without any further action by any Person and (v) delivers to the Lender (or its agent) and the Collateral Agent executed original partial or full releases, as applicable, with respect to such Contracts for filing in appropriate UCC recording offices, and authorizes the Lender (or the Collateral Agent at the direction of the Lender) to file such releases upon the receipt of such specified dollar amount.

                "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Permitted Advance Date" means, during the Commitment Period, but in no event more often than once per week, the date which occurs three
(3) Business Days following the Borrower's delivery of a Notice of Borrowing and Pledge to the Lender, with a copy to the Collateral Agent.

                "Permitted Encumbrances" means (i) the interests of the Customer under the Contract; (ii) any Liens for taxes, assessments, levies, fees and other governmental and similar charges not due and payable; (iii) any Liens with respect to any mechanics, suppliers, material, men, laborers, employees, repairmen and other like Liens arising in the ordinary course of a servicer's, lessor's/lender's or lessee's/borrower's business securing obligations which are not due and payable; (iv) the Lien and security interest granted to the Collateral Agent under and pursuant to the Loan Agreement, and the respective rights of the Lender, the Collateral Agent, Custodian, the Backup Servicer and the Servicer under the Loan Documents; (v) salvage rights of insurers with respect to the equipment subject to a Contract under insurance policies maintained pursuant to the Loan Documents or a Contract; and (vi) the Lien and security interest in the rights of a Customer under the Contract granted by the Customer to the lessor/lender under the Contract.

                "Permitted Investments" means:

                (i) Direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                (ii) Demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a short-term credit rating of A-1+ or better by S&P and P-1 or better from Moody's;

                (iii) Commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's of P-1 or better and a rating of A-1+ or better from S & P;

                (iv) Investments in money market funds having a rating from Moody's of P-1 or better and a rating of A-1+ or better from S&P (which may be managed by the Collateral Agent or its Affiliates);

                (v) Demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC;

                (vi) Bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

                (vii) Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above; and

                (viii)  Any other investments approved in writing by Lender;

provided that Permitted Investments may be purchased by or through the Collateral Agent or any of its Affiliates.

                "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

                "Plan" means any Person that is (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (iii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity or otherwise.

                "Prepaid Contract" means any Contract with respect to which the Customer shall have (a) exercised its contractual right, or has otherwise arranged, to prepay or otherwise terminate the Contract prior to the Final Due Date thereunder and (b) paid to the Servicer the full amount of the termination payment required by such Contract.

                "Prepayment Amount" means the amount deposited by the Borrower in the Collection Account in connection with any optional prepayment of the Total Outstanding Advances and other Secured Obligations pursuant to
Section 2.08 of this Loan Agreement.

                "Prepayment Date" means any date on which an optional prepayment of Advances is made by the Borrower pursuant to Section 2.08(a) hereof.

                "Prepayment Premium" means, (a) if such prepayment is made by Borrower using funds other than proceeds of a financing arranged by WestLB or any of its Affiliates, (i) with respect to any Prepayment Date that occurs on or prior to the last day of the eighteenth calendar month following the month of the Closing Date, the product of 1.0% and the Maximum Facility Amount, and
(ii) with respect to any Prepayment Date that occurs after the last day of the eighteenth calendar month following the month of the Closing Date, the product of 0.5% and the Maximum Facility Amount or (b) if such prepayment is made by Borrower using the proceeds of a financing arranged by WestLB or any of its Affiliates, zero.

                "Previously Financed Contract" means any Contract that at any time was subject to a Lien in favor of a Prior Lender (other than the Lien arising hereunder).

                "Prior Lender" means any Person (other than the Lender) that has held a Lien on a Contract to be included in the Borrowing Base.

                "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable under or in connection with any of the Collateral, any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

                "Purchase Date" has the meaning assigned to such term in Section 2.02(c) of the Acquisition Agreement.

                "Purchase Price" means the price paid by the Borrower to LEAF under the Acquisition Agreement for sold Contracts and other Collateral related thereto.

                "PUT Payment" means, with respect to any Contract, the payment made pursuant to a provision in such Contract obligating the Customer to purchase the related Equipment upon termination.

                "Receivables" means, with respect to any Contract and any Determination Date, all of, and the right to receive all of (a) the Scheduled Payments, (b) any prepayments made with respect of such Contract, (c) any Guaranty Amounts, (d) any Insurance Proceeds, (e) any Residual Proceeds, (f) any Recoveries, and (g) any other collections on or amounts payable under such Contract (excluding any amounts in respect of payments of Release Prices deposited in the Collection Account); provided, however, that Scheduled Payments on Contracts deposited to the Collection Account during such Collection Period (or any earlier Collection Period) that are remitted by the related Customer as a partial prepayment and that are required to be deposited to the Collection Account during the next succeeding Collection Period or any other subsequent Collection Period shall be treated hereunder as "Collections" with respect to such next succeeding Collection Period or any other subsequent Collection Period and not as "Collections" for the Collection Period relating to such Determination Date.

                "Recoveries" means, with respect to any Collection Period occurring during or after the date on which any Contract becomes a Defaulted Contract and with respect to such Defaulted Contract, all payments that the Servicer received from or on behalf of a Customer during such Collection Period in respect of such Defaulted Contract or from liquidation or releasing of the related Equipment, including but not limited to Scheduled Payments, Overdue Payments, Guaranty Amounts and Insurance Proceeds, as reduced by any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Defaulted Contract.

                "Reference Banks" means three major banks that are engaged in transactions in the London interbank market, selected by the Hedge Counterparty.

                "Reference Banks LIBOR Determination Method" means that the LIBOR Rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time on the day that is two London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of one month commencing on that Reset Date. The Hedge Counterparty will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Hedge Counterparty, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on that Reset Date.

                "Registrar of Titles" means, with respect to any state and any item of Equipment with respect to which a Lien Certificate is necessary to perfect a security interest in such Equipment, the Governmental Authority responsible for the registration of, and the issuance of certificates of title relating to, such Equipment and liens thereon.

                "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended, modified or supplemented and in effect from time to time.

                "Release Price" means, with respect to any Contract that (x) is repurchased from the Borrower pursuant to Section 3.03 of the Acquisition Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(b) of this Loan Agreement, (y) is purchased from the Borrower pursuant to Section 3.09 of the Servicing Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(c) of this Loan Agreement, or (z) is repurchased from the Borrower pursuant to Section
3.04 of the Acquisition Agreement and the Collateral Agent's security interest in which is released pursuant to Section 2.07(d) of this Loan Agreement, an amount equal to (i) the Implicit Principal Balance of such Contract as of the date of such purchase or repurchase, as applicable, plus (ii) all Scheduled Payments with respect to such Contract due on or prior to such date of purchase or repurchase, as applicable, but not received through such date, minus
(iii) any Servicer Advances made in respect thereof which have not been reimbursed.

                "Release Schedule" means a schedule of Contracts to be released to the Borrower in accordance with Section 5(c) or (6) of the Custodial Agreement, in electronic format acceptable to the Collateral Agent, which schedule shall set forth the following information with respect to each
Contract: (i) the name and address of each Customer under such Contract, and
(ii) the contract number of such Contract.

                "Replaceable Contract" means a Non Performing Asset, a Defaulted Contract or a Prepaid Contract that is removed from the pool of Contracts by the Borrower in accordance with Section 11.01 of this Loan Agreement.

                "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. Section 4043.

                "Reported Companies" means LEAF, if the Servicer is LEAF, the Backup Servicer, if the Backup Servicer is appointed as successor Servicer under the Servicing Agreement and, if applicable, any other successor Servicer appointed under the Servicing Agreement; together, in each case, with the Affiliates of such Person on a consolidated basis.

                "Reported Companies' Financial Statements" means the Reported Companies' audited, consolidated financial statements including all notes to the audited financial statements and auditors opinion regarding the audited financial statements.

                "Request for Release and Receipt of Document" shall have the meaning set forth in Section 6(b) of the Custodial Agreement.

                "Request Notice" has the meaning assigned to such term in
Section 2.02(c) of the Acquisition Agreement.

                "Required Audit Report" means any report required to be delivered pursuant to Section 4.04 of the Servicing Agreement.

                "Required Credit Support Amount" means, as of any date of determination, the greater of (a) the product of (i) the Weighted Average Life of the Eligible Contracts as of such date of determination multiplied by
(ii) 2.5 multiplied by (iii) the Annualized Default Ratio for the Securitized Portfolio as of the most recent Determination Date, and (b) 9.0%.

                "Required Documents" shall mean, with respect to a Contract, each instrument, agreement, document, certificate or other writing, now or hereafter executed or delivered in respect of such Contract which is required to be included in the Contract File pursuant to Section 2 of the Custodial Agreement, which shall include (i) any document with respect to such Contract delivered pursuant to Section 2.03(a) of the Loan Agreement or Sections 2 and 3 of the Custodial Agreement, (ii) the Contract Schedule for such Contract (which shall be annexed to Exhibit 5 to the Custodial Agreement), and (iii) the Funding Date Documentation for such Contract. For clarity, the Required Documents with respect to any Contract shall not include the Servicing Documents with respect to such Contract.

                "Required Reserve Account Amount" means as of any date of determination, the greater of (i) the product of the Required Reserve Account Percentage and the Aggregate Implicit Principal Balance of Eligible Contracts (including without limitation the Aggregate Implicit Principal Balance of Eligible Contracts to be funded on such date of determination, if any) and
(ii) the Required Reserve Account Floor Amount as of such date of determination.

                "Required Reserve Account Floor Amount" means $250,000.

                "Required Reserve Account Percentage" means 1.0%.

                "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Reserve Account" means the account designated as such, established and maintained pursuant to Section 12.01(b) of this Loan Agreement.

                "Reserve Account Available Amount" means, as of any date, all amounts then on deposit in the Reserve Account (including, without limitation, all Investment Earnings with respect to the Reserve Account).

                "Reserve Account Limitation Event" means any deposit into the Reserve Account which would, if made, cause the cumulative amount of all Funding Date Reserve Account Deposits and deposits to the Reserve Account pursuant to clause eighth of Section 3.03(b) made since the Closing Date to exceed 5% of the Maximum Advance Amount as of the date of such deposit.

                "Reserve Account Property" means the Reserve Account, all amounts and investments held from time to time in the Reserve Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all the Proceeds of the foregoing.

                "Reset Date" means, with respect to each Advance, the first day of the Accrual Period for such Advance.

                "Residual Proceeds" means, with respect to any Contract that is not a Defaulted Contract and the related Equipment, the net proceeds (including Insurance Proceeds) of any sale, present value of rent streams to be received for a release (including any lease renewal) or other disposition of such Equipment.

                "Responsible Officer" means, as to any Person other than the Collateral Agent, the managing member, chief executive officer, president, chief operating officer, chief investment officer or the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to the Lender to its satisfaction; with respect to the Collateral Agent, "Responsible Officer" means any officer of the Corporate Trust Department of the Collateral Agent, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Collateral Agent, in each case, with direct responsibility for the administration of this Agreement.

                "Resulting Entity Eligibility Criteria" means, with respect to any Person described in Section 5.02(b) of the Servicing Agreement, the following criteria: that such Person shall be acceptable to the Lender or the Borrower.

                "Scheduled Payment" means, with respect to each Contract and any Payment Date, the periodic payment (exclusive of any amounts in respect of taxes) and any PUT Payments or other balloon payments originally set forth in such Contract due from the related Customer in the related Collection Period.

                "Secured Obligations" means the unpaid principal amount of, and interest on the Advances, any Swap Obligations and all other obligations and liabilities of the Borrower to the Lender or the Hedge Counterparty (for whose benefit the Collateral Agent holds its security interest in the Collateral pursuant to Section 4.01(c)) or any Indemnified Party (including, but not limited to, fees, expenses and indemnification payments owed to the Collateral Agent under

Sections 7 and 13 of the Custodial Agreement or to the Backup Servicer under the Servicing Agreement) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender, the Hedge Counterparty or otherwise). For purposes hereof, "interest" shall include, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

                "Securities Intermediary" has the meaning assigned to such term in Section 12.04 of this Loan Agreement.

                "Securitized Portfolio" means the Contracts sold by the Seller to the Borrower pursuant to the Acquisition Agreement.

                "Seller" means Lease Equity Appreciation Fund I, L.P., a Delaware limited partnership.

                "Senior Leverage Ratio" means, with respect to LEAF, the result obtained by dividing LEAF's Combined Recourse Debt by LEAF's Adjusted Partner's Capital. For such determination, "Combined Recourse Debt" means all of LEAF's debts and liabilities, but excluding third party accounts payable, accrued expenses, non-recourse debt and intercompany obligations, and "Adjusted Partner's Capital" means partner's capital plus subordinated debt, if any.

                "Senior Managers" means, with respect to each LEAF Party, its Chairman, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Investment Officer and Senior Vice President of Sales and Marketing.

                "Serviced Portfolio" means the aggregate amount of Contracts serviced by the Servicer.

                "Servicer" means LEAF Financial Corporation or any successor servicer appointed as provided in this Loan Agreement and the Servicing Agreement.

                "Servicer Advance" means, with respect to any Determination Date, an amount equal to the Scheduled Payments or portion thereof for each Contract, other than a Defaulted Contract or a Non-Performing Asset or any other Contract for which an advance would otherwise constitute a Nonrecoverable Advance, which were due in the immediately preceding Collection Period but not received prior to the last day of such Collection Period.

                "Servicer Advance Reimbursement Amount" means, with respect to any Contract and any Payment Date, an amount equal to the amount, if any, of the Servicer Advance made by the Servicer with respect to such Contract on the immediately preceding Payment Date.

                "Servicer Termination Event" has the meaning assigned to such term in Section 6.01 of the Servicing Agreement.

                "Servicing Agreement" means the Servicing Agreement, dated as of December 31, 2004, among the Borrower, the Lender, the Backup Servicer, the Collateral Agent and the Servicer for the servicing of Contracts, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                "Servicing Charges" means, with respect to any given Collection Period, the sum of (a) all late payment charges paid by Customers on Delinquent Contracts after payment in full of any Scheduled Payments due at the time of receipt of such payments relating to such Delinquent Contracts and (b) any other incidental charges or fees received from a Customer, including but not limited to, late fees, collection fees and bounced check charges.

                "Servicing Documents" means all Servicing Records, servicing agreements (including, without limitation, the Servicing Agreement), servicing rights, pledge agreements (including, without limitation, the Custodial Agreement), and any other collateral pledged or otherwise relating to the Contracts, together with all files, documents, instruments, certificates, correspondence, accounting books and records relating thereto or to the Contract Documents.

                "Servicing Fee" means, with respect to any Payment Date, the fee payable to the Servicer in accordance with Section 3.03(b) in an amount equal to the product of (i) one-twelfth of 1.00% and (ii) the Implicit Principal Balance of all Contracts as of the related Determination Date; provided, that, if the Backup Servicer is acting as Servicer, the Servicing Fee shall in no event be less than $5,000 per Collection Period.

                "Servicing Officer" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, whose name appears on a list of servicing officers contained in an Officers' Certificate delivered by the Servicer to the Lender, the Collateral Agent and the Backup Servicer, as such list may be amended from time to time.

                "Servicing Records" shall have the meaning provided in Section 14.15(b) of this Loan Agreement.

                "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                "Specified Event" means, with respect to any Contract, the occurrence of any of the following:

                (a) the payment and performance in full of all obligations of the Customer under such Contract;

                (b) such Contract becoming a Defaulted Contract and the acquisition and sale of the related Equipment or other related Collateral in connection with the enforcement of such Contract pursuant to Section 3.01(c)(vii) of the Servicing Agreement, or the receipt or collection of any other Recoveries in respect of such Contract;

                (c)     such Contract becoming a Delinquent Contract;

                (d)     such Contract becoming a Non Performing Asset;

                (e) the collection of Insurance Proceeds payable against the Customer's balance in respect of the related Equipment; or

                (f) such Contract becoming a Replaceable Contract that is removed from the pool of Contracts pursuant to Article XI of this Loan Agreement.

                "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

                "Static Pool Test" means, for all Contracts purchased by the Borrower, the Cumulative Net Loss shall not exceed the percentages specified below, otherwise either a Facility Termination Event or an Event of Default, will be deemed to have occurred.

                              CUMULATIVE NET LOSSES

   TIME SINCE CONTRACT
       ORIGINATION            FACILITY TERMINATION EVENT     EVENT OF DEFAULT
   -------------------        --------------------------     ----------------
      0 - 12 months                      2.25%                     2.50%
     13 - 18 months                      3.25%                     3.50%
     19 - 24 months                      3.75%                     4.00%
     25 - 30 months                      4.00%                     4.25%
     31 - 36 months                      4.25%                     4.50%
     37 - 42 months                      4.50%                     4.75%
     43 - 48 months                      5.00%                     5.25%
     49 - 60 months                      5.25%                     5.50%
     61 + months                         5.50%                     5.75%

                "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                "Substitute Contract" means an Eligible Contract that is added to the pool of Eligible Contracts by the Borrower as a substitute for a Replaceable Contract, in accordance with Sections 11.01(b) and (c) of this Loan Agreement.

                "Swap Obligations" means any amounts due and payable to the Hedge Counterparty pursuant to the terms of any Interest Rate Hedging Agreement, including, without limitation, any amounts set forth in the confirmation of any Interest Rate Hedging Agreement.

                "Swap Payment" means any payment by the Hedge Counterparty to the Borrower pursuant to an Interest Rate Hedging Agreement.

                "Termination Value" means, with respect to any Contract, the "Termination Value" (if any) payable by a Customer pursuant to such Contract.

                "Total Outstanding Advances" means, as of any date of determination, the unpaid principal amount of all Advances outstanding hereunder.

                "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

                "Underwriting Guidelines" means the credit approval guidelines used by LEAF in the purchase of Contracts, a copy of which is annexed to this Loan Agreement as Exhibit G, as amended from time to time in accordance with
Section 7.02(c).

                "Weighted Average Life" means, with respect to any date of determination, the weighted average life of the Eligible Contracts as of such date of determination (after giving effect to the Eligible Contracts to be financed on such date of determination, if any). The Weighted Average Life shall be expressed as a number of years (with any portion of a year being expressed as a decimal).

                "WestLB" means WestLB AG, New York Branch.

                                                                       EXHIBIT A

                             [INTENTIONALLY OMITTED]

                                                                       EXHIBIT B

                           FORM OF CUSTODIAL AGREEMENT

                                                                       EXHIBIT C

                     FORM OF INTEREST RATE HEDGING AGREEMENT

                                                                       EXHIBIT D

                              ELIGIBILITY CRITERIA

        To be an Eligible Contract, a Contract (and the related Contract Documents, Equipment and other Collateral) must satisfy, and maintain at all times, the following eligibility characteristics, subject to any exceptions thereto approved in writing by the Lender in its sole discretion:

                (i) The information set forth in the Contract Schedule was produced from the Electronic Ledger and was true and correct in all material respects, with respect to such Contract, as of the close of business on the Cut-Off Date of such Contract.

                (ii) The Contract is, pursuant to its terms, an absolute and unconditional obligation of the Customer, non-cancelable prior to the expiration of the initial term of such Contract (without regard to any event affecting the Equipment, the obsolescence of any Equipment, any claim of such Customer against the Originator, any the Leaf Party, the Servicer or any other Person, any change in circumstance of such Customer or any other circumstance whatsoever). Such Contract, if prepayable, provides that any prepayment shall be in an amount sufficient to pay the Release Price of such Contract. Such Contract does not provide for the substitution, exchange or addition of any other items of Equipment pursuant to such Contract; and the rights with respect to such Contract are assignable by the lessor thereunder without the consent of any Person. Such Contract is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the Customer to assume all risk of loss or malfunction of the related Equipment.

                (iii) The Seller has delivered (or caused to be delivered) to the Collateral Agent, no later than 12:00 p.m., New York City time, two (2) Business Days prior to the applicable Funding Date, the Funding Date Documentation pertaining to such Contract, including, without limitation, the sole original counterpart of the Contract, as amended.

                (iv) As of the applicable Funding Date, the Contract has not been amended, waived, altered or modified in any material respect except in writing, and copies of all such writings are attached to such Contract. On or after the applicable Funding Date, such Contract will not be amended, waived, altered or modified in any respect except to the extent otherwise permissible under the Loan Documents.

                (v) The Contract constitutes tangible chattel paper within the meaning of the UCC as in effect in the States of New York and Delaware.

                (vi) There is only one executed counterpart of the Contract in LEAF's possession which constitutes "tangible chattel paper" under the UCC as in effect in the State of New York.

                (vii) By the Funding Date with respect to such Contract, the Seller will have caused the portions of the Electronic Ledger relating to such Contract to be clearly and unambiguously identified to show that such Contract has been sold or contributed to the

        Borrower by the Seller pursuant to the Acquisition Agreement and pledged by the Borrower to the Collateral Agent in accordance with the terms of the Loan Agreement.

                (viii) The Contract was not originated in, nor is it subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable any sale, transfer and assignment of such Contract under the Acquisition Agreement (including, without limitation, any repurchase thereunder) or the pledge thereof pursuant to the Loan Agreement or pursuant to transfers of the Note. Neither the Seller nor the Borrower has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of such Contract.

                (ix) The Contract is in full force and effect in accordance with its respective terms and none of the Seller, the Borrower, the Servicer or any Customer has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Contract.

                (x) As of the applicable Cut-Off Date, no Scheduled Payment with respect to such Contract has not been received and remained unpaid for a period of 30 or more days (without regard to advances, if any, made by the Servicer).

                (xi) With respect to each Contract, as of the applicable Cut-Off Date, (a) the related Customer was not the subject of any insolvency or bankruptcy proceeding, (b) there has been no default, breach or violation and no event permitting acceleration under such Contract, (c) there are no proceedings pending or threatened in connection with which such Customer and (d) no Governmental Authority has alleged that such Contract is illegal or unenforceable, and none of the related Scheduled Payments are subject to any set-off, rescission, reduction or credit of any kind.

                (xii) As of the applicable Funding Date, the Contract is not a Defaulted Contract.

                (xiii) The Contract is the valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                (xiv) All parties to the Contract had authority and capacity to execute such Contract.

                (xv)      [Reserved].

                (xvi)     [Reserved].

                (xvii)    The Contract is not a consumer lease.

                (xviii)   The Contract is not subject to any Guarantee by the
        Seller or any of its Affiliates.

                (xix) All actions, filings (including UCC filings) and recordings as are required by any Loan Document or that may be necessary to perfect a first priority security interest of the Borrower or the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, in, or the contribution or sale by the Seller to the Borrower of, the Contract and the related Collateral being acquired hereunder have been accomplished and are in full force and effect. All such filings and recordings required to assign the security interest of the Seller to the Borrower and the interest of the Borrower in such security interest to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, in the Equipment underlying such Contract have been filed in accordance with the Loan Documents and are in full force and effect.

                (xx) The Contract is substantially in the form of the Forms of Contract attached to the Loan Agreement as Exhibit E, except for any Contract acquired from a Person other than a LEAF party or any immaterial modifications or deviations from such Form of Contract that do not and will not adversely affect the interests of the Lender or the Hedge Counterparty.

                (xxi) The Contract was originated by the LEAF Originator or was purchased from a third-party Approved Originator in the LEAF Originator's ordinary course of business. The Contract meets the Seller's Underwriting Guidelines, which are attached to the Loan Agreement as Exhibit G and which shall not be amended except in accordance with Section 7.02(c) of the Loan Agreement. The origination and collection practices used by the Seller and any third-party Originator with respect to such Contract are in all respects legal, proper, prudent and customary in the equipment financing and servicing business. If the Contract was originated by a third-party Originator, such Person originated such Contract in the ordinary course of its business.

                (xxii) No selection procedures adverse to the Lender or the Hedge Counterparty were utilized in selecting the Contract from those lease contracts owned by the Seller or the Borrower.

                (xxiii)   The Equipment subject to the Contract was properly
        delivered to the Customer in good repair, without defects and in satisfactory order and is in proper working order. The related Customer has accepted the Equipment leased to it. Such Equipment has not suffered any loss or damage that has not been repaired. No the Lease Party has any notice or other knowledge of any defects in such Equipment.

                (xxiv) The Contract obligates the related Customer to make all Scheduled Payments thereunder in full, notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the Implicit Principal Balance of the related Receivable does not include any security deposits or advance payments collected by or on behalf of the lessor which are applied to Scheduled Payments.

                (xxv) With respect to each Contract, the related Customer has not been released, in whole or in part, from any of its obligations in respect of such Contract; such Contract has not been satisfied, cancelled or subordinated, in whole, or in part, or rescinded, and no Equipment subject to such Contract has been released from such Contract, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

                (xxvi) The Customer is not a merchant with respect to the Equipment leased under the Contract unless such Customer utilizes the related Equipment in its operations and does not lease such Equipment to a third party.

                (xxvii)   All requirements of applicable federal, state and
        local laws, and regulations thereunder, including, without limitation, usury laws, truth-in-lending laws and equal credit opportunity laws, in respect of the Contract have been complied with in all material respects, and such Contract complied in all material respects from and after the time it was originated or with all legal requirements of the jurisdiction in which it was originated, the jurisdiction in which the related Equipment is located, and each other jurisdiction, if any, applicable to such Contract and/or the other Collateral related thereto.

                (xxviii) The Contract is not and will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Contract or otherwise, and the operation of any of the terms of such Contract or the exercise by the Seller or the Customer of any right under such Contract will not render such Contract unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense, including a defense arising out of a breach of the Customer's right of quiet enjoyment of the related Equipment, has been asserted with respect thereto.

                (xxix) Each of the Seller, the LEAF Originator and any third-party Originator has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with the Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Collateral by the Borrower and the pledge of the Collateral by the Borrower to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, and has done nothing to impair the rights of the Borrower, the Lender, the Hedge Counterparty, or the Collateral Agent in such Contract or payments with respect thereto.

                (xxx) The Contract and the Seller's interest in the related Equipment and the other related Collateral have not been sold, transferred, assigned or pledged by the Seller to any Person other than the Borrower (except for such interests in the Collateral which shall be terminated on or prior to the Closing Date or the related Funding Date). Immediately prior to the conveyance of the Contract to the Borrower pursuant to the Acquisition Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien. Upon execution and delivery of the applicable Assignment by the Seller, the Borrower will have good and indefeasible title to and will be sole owner of the Contract, the related Receivables and the Seller's interest in the related Equipment and other Collateral free of any Lien (other than the Lien of the Collateral Agent for the benefit of the Lender and the Hedge Counterparty).

                (xxxi) The Contract requires that the Customer maintain the related Equipment in working condition, reasonable wear and tear excepted, in accordance with the manufacturers' specifications and that the Customer obtain and maintain physical damage insurance covering such Equipment in an amount sufficient to insure completely such Equipment. If the Contract had an initial book value in excess of $100,000, such Contract requires that the Customer provide written proof of insurance coverage and maintain such insurance coverage under such Contract that is of a type customary for the equipment covered thereby and consistent with industry practice for monitoring compliance thereof. Such insurance coverage is in full force and effect; provided, however, that the Servicer may provide insurance coverage through its errors and omissions insurance policy, which covers failure of the Customer to maintain physical damage insurance to the Equipment in an amount sufficient to insure completely the Equipment and which is in full force and effect.

                (xxxii)   The Seller has no knowledge that the Contract will not
        be fully performed in accordance with its terms.

                (xxxiii) No Customer under the Contract is the United States of America, any state or local government thereof, any agency, department or instrumentality of the United States of America, any state or local government thereof or any other government or governmental body. No Customer or vendor under the Contract is an Affiliate of any LEAF Party or is affiliated with any Senior Manager. For these purposes a Customer or vendor is "affiliated" with a Senior Manager, if such Senior Manager or any member of such Senior Manager's family is a material investor, director, manager, consultant or employee of, or performs any analogous role with respect to, such Customer or vendor.

                (xxxiv)   The Contract does not include an unsecured lease for
        the payment of franchise fees by the Customer.

                (xxxv) If the Equipment or other Collateral relating to the Contract is the subject of any cross collateralization or other security arrangement, (a) the Seller has obtained a waiver from all third parties with any right or claim against any Contract, Equipment or other Collateral of such party's rights to the Contract conveyed to the Borrower and the Equipment subject to such Contract and (b) the Seller waives any rights it has or may have with respect to the Contract or other Collateral due to the cross-collateralization.

                (xxxvi)   The Contract was originated in the United States of
        America. The related Equipment and the related Customer are located in the United States of America, and the related Scheduled Payments are payable in U.S. dollars. The references in this clause (xxxvi) to the "United States of America" include each state thereof and the District of Columbia but exclude all of its territories, possessions or other dependent areas other than the Commonwealth of Puerto Rico.

                (xxxvii) The Contract provides for Scheduled Payments thereunder. Such Scheduled Payments were established at the time such Contract was originated. Unless the Contract provides for a deferred first Scheduled Payment, the Customer has made at least one payment with respect to such Contract, which may be a security deposit or advance payment, on or before the related Funding Date.

                (xxxviii) If the Contract does not provide for level Scheduled Payments, such Contract nevertheless (x) requires at least one Scheduled Payment during the first 90 days after its origination and (y) the Scheduled Payments due on such Contract during the first half of the original term of the Contract discounted in the manner set forth under the definition of "Implied Principal Balance" equal at least 33% of the Implied Principal Balance of such Contract calculated in each case as of its date of origination.

                (xxxix)   No Customer is an individual person; provided,
        however, that a Customer may be a sole proprietorship.

                (xl) The Equipment subject to the Contract is not located at any location different from the location of such Equipment specified in such Contract.

                (xli)     The Customer has not subleased any of the related
        Equipment.

                (xlii) There are no unpaid brokerage or other fees owed to third parties relating to the origination of the Contract.

                (xliii)   With respect to each Contract, the Leaf Originator had
        valid title to, or a first priority perfected security interest in, each related item of Equipment in accordance with the Seller's Underwriting Guidelines, all right title and interest in which has been transferred to the Seller; provided that the Seller shall not be required to file UCC financing statements to perfect the security interest in the Equipment relating to any Contract that had an original equipment cost at origination of less than $25,000, or if such Contract provides for a "fair market value" purchase option, of less than $50,000. Neither the sale to the Borrower of the Collateral nor the pledge of a security interest in such Collateral by the Borrower to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty violates the terms of or provisions of such Contract or of any lease or any other agreement to which either the Lease Party is a party or by which it is bound.

                (xliv) The transfer, assignment and conveyance of the Contracts and other related Collateral by the Seller pursuant to the Acquisition Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have or will be paid by the Seller as due. In the event that the Borrower receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Contracts and other related Collateral, on written demand by the Borrower, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Borrower, the Lender, the Hedge Counterparty and the Collateral Agent harmless, on an after-tax basis, from and against any and all such Transfer Taxes. None of the Lender, the Hedge Counterparty or the Collateral Agent shall have any obligation to pay any such Transfer Taxes.

                (xlv) Each Contract that is in the form of a "master agreement" with one or more equipment schedules attached thereto provides that each such schedule constitutes a separate contract from any other schedule.

                (xlvi)    [Reserved].

                (xlvii)   [Reserved].

                (xlviii) As of the applicable Funding Date, the Implicit Principal Balance of the Contract is not greater than $1,500,000.

                (xlix) As of the Cut-off Date, the remaining term of the Contract is not more than 85 months.

                (l) The Contract (A) was (1) originated by the LEAF Originator or (2) originated by a third-party Approved Originator and sold by such Originator to the LEAF Originator and in each case, the origination or purchase of such Contract by the Originator was funded by the Seller pursuant to the agreement between the Seller and the Originator and all right, title and interest of the Originator in such Contract was, upon such funding, acquired by the Seller, (B) was sold or contributed by the Seller to the Borrower and (C) was pledged by the Borrower to the Collateral Agent (for the benefit of the Lender and the Hedge Counterparty) without any fraud or misrepresentation in any case.

                (li) There exists a Contract File pertaining to the Contract and such Contract File contains the related Contract Documents including, without limitation, a fully executed original of the Contract. Each of such documents which is required to be signed by the lessee has been signed by the lessee in the appropriate spaces. All blanks on any form described above have been properly filled in and each form has otherwise been correctly prepared. Notwithstanding the above, a copy of the complete Contract File for each Contract, which fulfils in all material respects the documentation requirements of the Seller's Underwriting Guidelines as in effect at the time of purchase has been delivered to the Collateral Agent by the Seller, on behalf of the Borrower by the related Funding Date.

                (lii) If the Contract is a Contract with respect to which a Lien Certificate is necessary to perfect a security interest in the related Equipment, the Lien Certificate for such item of Equipment shows, or if a new or replacement Lien Certificate is being applied for with respect to such Equipment the Lien Certificate shall have been received within 90 days of the applicable Funding Date, and will show the LEAF Originator named as the secured party under the related Contract as the holder of a first priority security interest in such Equipment. In the case of each such Contract with respect to which the Lien Certificate for the related item of Equipment has not yet been returned from the Registrar of Titles, the Seller will, within 30 days of the origination or acquisition thereof by the LEAF Originator initiate all necessary state registration or recording procedures to reflect the LEAF Originator's interest on the Lien Certificate in the manner set forth above.

                (liii) Each of the following criteria shall be satisfied with respect to each Contract as of any date of determination:

                          (A)     [reserved];

                          (B) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) that do not provide for level Scheduled Payments thereunder will not exceed 10% of the Aggregate Implicit Principal Balance of all Eligible Contracts;

                          (C) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) with respect to which the remaining term was greater than 72 months does not exceed 3.0% of the Aggregate Implicit Principal Balance of the Eligible Contracts;

                          (D) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Equipment (by Aggregate Implicit Principal Balance, as of any date of determination) with Customers located in any one state does not exceed 30% of the Aggregate Implicit Principal Balance of the Eligible Contracts;

                          (E) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) with related Equipment that is of the one type of Equipment most commonly related to the Eligible Contracts does not exceed 30%.

                          (F) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) with respect to which (1) a Lien Certificate is necessary to perfect a security interest in the related Equipment, (2) the Contract was originated in, or the related Customer and Equipment are located in, the Commonwealth of Puerto Rico or (3) the Equipment subject to the Contract constitutes a fixture within the meaning of the UCC as in effect in the States of New York or Delaware or the State jurisdiction in which such Equipment is located, does not in the aggregate exceed 3.0% of the Aggregate Implicit Principal Balance of the Eligible Contracts;

                          (G) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) having the same related vendor or any one or more related vendors each of whom are Affiliates of each other (1) does not exceed 15% of the Aggregate Implicit Principal Balance of all Eligible Contracts or (2) if the unsecured senior indebtedness of such vendor or of each such affiliated vendor rated investment grade by either Moody's or Standard & Poor's, does not exceed 20% of the Aggregate Implicit Principal Balance of all Eligible Contracts;

                          (H) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the Aggregate Implicit Principal Balance of Eligible Contracts

                (as of any date of determination) with respect to which any one Person or any Affiliate of such Person is the related Customer does not exceed (1) if the Aggregate Implicit Principal Balance of the Eligible Contracts is less than $25,000,000, 4.0% of the Aggregate Implicit Principal Balance of all Eligible Contracts,
                (2) if the Aggregate Implicit Principal Balance of the Eligible Contracts is less than $50,000,000 but is greater than $25,000,000, the greater of (x) $1,000,000 and (y) 3.0% of the
                Aggregate Implicit Principal Balance of all Eligible Contracts and (3) if the Aggregate Implicit Principal Balance of the Eligible Contracts is greater than $50,000,000, $1,500,000;

                          (I) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the Aggregate Implicit Principal Balance of Eligible Contracts (as of any date of determination) with respect to which any three Persons who are not Affiliates of each other (but including any Affiliates of each such Person) is the related Customer does not exceed (1) if the Aggregate Implicit Principal Balance of the Eligible Contracts is less than $25,000,000, 9.0% of the Aggregate Implicit Principal Balance of all Eligible Contracts and (2) if the Aggregate Implicit Principal Balance of the Eligible Contracts is greater than $25,000,000, the greater of (x) $2,250,000 and (y) 7.0% of the Aggregate Implicit Principal Balance of all Eligible Contracts;

                          (J) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the Aggregate Implicit Principal Balance of Eligible Contracts (as of any date of determination) having a deferred first Scheduled Payment does not exceed 10.0% of the Aggregate Implicit Principal Balance of all Eligible Contracts; and

                          (K) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) that are Business Acquisition Loans is not greater than 5.0% of the Aggregate Implicit Principal Balance of the Eligible Contracts; provided, however, that the percentage of the Eligible Contracts (by Aggregate Implicit Principal Balance, as of any date of determination) that are Business Acquisition Loans that are not assigned to specific tangible assets is not greater than 2.0% of the Aggregate Implicit Principal Balance of the Eligible Contracts.

                                                                       EXHIBIT E

                                FORM OF CONTRACT

                  (on file with Sidley Austin Brown & Wood LLP)

                                                                       EXHIBIT F

          FINANCIAL STATEMENTS OF THE SERVICER AS OF SEPTEMBER 30, 2004

                  (on file with Sidley Austin Brown & Wood LLP)

                                                                       EXHIBIT G

                             UNDERWRITING GUIDELINES

                  (on file with Sidley Austin Brown & Wood LLP)

                                                                       EXHIBIT H

                           WESTLB AG, NEW YORK BRANCH

                                 PROMISSORY NOTE

December 31, 2004

Amount: U.S. $75,000,000

        FOR VALUE RECEIVED, LEAF FUND I, LLC (the "Borrower") unconditionally promises to pay on the Final Payment Date (as defined in the Loan Agreement referred to below) to the order of WESTLB AG, NEW YORK BRANCH (the "Lender") in Federal or other immediately available funds in lawful money of the United States the principal sum of SEVENTY-FIVE MILLION DOLLARS (U.S. $75,000,000) or, if less, the aggregate unpaid principal amount of the Advances made by Lender to Borrower pursuant to the Loan Agreement, and to pay interest thereon from the date hereof until this Note is repaid in like money at the rates per annum and in the manner set forth in the Loan Agreement.

        The principal of and interest on this Note shall be payable in immediately available funds without set-off or counterclaim, in the manner set forth in the Loan Agreement.

        This Note is issued pursuant to the terms of the Secured Loan Agreement dated as of December 31, 2004, among Lender, Borrower, LEAF Funding Inc, Lease Equity Appreciation Fund I, L.P., LEAF Financial Corporation and U.S. Bank National Association (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Loan Agreement"), and is subject to the terms thereof and is entitled to the benefits therein provided.

        Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, without presentment, demand, protest or notice of any kind, each of which is hereby expressly waived by Borrower.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                        LEAF FUND I, LLC

                                        By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT I

                         NOTICE OF BORROWING AND PLEDGE

         (on file with the Borrower and Sidley Austin Brown & Wood LLP)

                                                                       EXHIBIT J

                  FORMS OF OPINIONS OF COUNSEL TO LEAF PARTIES

                  (on file with Sidley Austin Brown & Wood LLP)

                                                                     EXHIBIT K-1

                      FILING JURISDICTIONS AND OFFICES

                                      LEAF

Secretary of State of the State of Delaware.

                                    Borrower

Secretary of State of the State of Delaware.

                                                                     EXHIBIT K-2

                        FILING JURISDICTIONS AND OFFICES

                                      LEAF

Secretary of State of the State of Delaware.

                                    Borrower

Secretary of State of the State of Delaware.

                                                                       EXHIBIT L

                                TRADE NAMES, ETC.

Borrower:  None

LEAF:      (on file with Sidley Austin Brown & Wood LLP)

Servicer:  (on file with Sidley Austin Brown & Wood LLP)

                                                                       EXHIBIT M

                    FORM OF BORROWING BASE DEFICIENCY NOTICE

                                     [DATE]

        WestLB AG, New York Branch            U.S. Bank National Association,
        1211 Avenue of the Americas           EP-MN-WS3D
        New York, New York  10036             60 Livingston Avenue
        Attention: Matt Tallo                 St. Paul, Minnesota 55107
        Telecopier No.: 212-597-1423          Attention: Eve Kaplan
        Telephone No.:  212-597-1372          Telecopier No.: 651-495-8090
                                              Telephone No.:  651-495-3851

Ladies/Gentlemen:

        Reference is made to the Secured Loan Agreement, dated as of December 31, 2004 (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), among LEAF Fund I, LLC, a Delaware limited liability company (the "Borrower"), LEAF Funding, Inc., a Delaware corporation ("LEAF Originator"), Lease Equity Appreciation Fund I, L.P., a Delaware limited partnership (the "Seller" or "LEAF"), LEAF Financial Corporation, a Delaware corporation (the "Servicer"), WestLB AG, New York Branch (the "Lender") and U.S. Bank National Association, a national banking association (the "Collateral Agent" and the "Securities Intermediary").

        In accordance with Section 7.01(m) of the Loan Agreement, the undersigned Borrower hereby notifies you that the certain equipment leases listed below (the "Contracts") no longer satisfy each of the eligibility criteria listed on Exhibit D of the Loan Agreement. A description of each such violation is as follows:

        (1)     Contract #:

        (2)     Date originally pledged to the Collateral Agent: ______________.

        (3)     Outstanding Implicit Principal Balance of such Contract:
        $ __________________.

        (4)     Paragraph number(s) of violated eligibility criteria:
        ________________________.

        (5)     Description of the violation of eligibility criteria: __________

        ________________________________________________________________________

        ________________________________________________________________________

        The undersigned Borrower hereby notifies you that it shall no later than [on the date hereof prepay the outstanding principal amount of Advances in part or in whole, together with accrued and unpaid interest on, and other costs relating to such prepayment under the Loan Agreement payable by the Borrower with respect to, the principal amount prepaid] [the second (2nd) Business Day after the date hereof pledge additional Eligible Contracts to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty (which shall be in all respects acceptable to the Lender)], such that after giving effect to such [prepayment] [pledge] the Total Outstanding Advances will not exceed the Borrowing Base.

                                        Very truly yours,

                                        LEAF FUND I, LLC

                                        By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT N

                          SCHEDULE OF LEAF INDEBTEDNESS

                  (on file with Sidley Austin Brown & Wood LLP)

                                                                       EXHIBIT O

                           SCHEDULE OF LEAF INSURANCE

                  (on file with Sidley Austin Brown & Wood LLP)

                                       O-1